Exhibit 10.15


                           LOAN AND SECURITY AGREEMENT

                             Dated as of May 7, 1999

                                     Between

                               TULTEX CORPORATION

                                       and

                        CERTAIN SUBSIDIARIES PARTY HERETO
                                  AS BORROWERS

                          (collectively, the Borrowers)

                                       and

                     THE SUBSIDIARY GUARANTORS PARTY HERETO

                         (collectively, the Guarantors)

                                       and

                        THE FINANCIAL INSTITUTIONS PARTY
                            HERETO FROM TIME TO TIME

                                  (the Lenders)

                                       and

                                NATIONSBANK, N.A.

                                   (the Agent)




                               TABLE OF CONTENTS(1)
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

                                                                                          PAGE

ARTICLE 1


DEFINITIONS..................................................................................2

   SECTION 1.1.  DEFINITIONS.................................................................2
   SECTION 1.2.  GENERAL....................................................................28

ARTICLE 2


REVOLVING CREDIT FACILITY...................................................................29

   SECTION 2.1.  REVOLVING CREDIT LOANS.....................................................29
                 ----------------------
   SECTION 2.2.  MANNER OF BORROWING REVOLVING CREDIT LOANS.................................30
                 ------------------------------------------
   SECTION 2.3.  REPAYMENT OF REVOLVING CREDIT LOANS........................................31
                 -----------------------------------
   SECTION 2.4.  REVOLVING CREDIT NOTE......................................................32
                 ---------------------
   SECTION 2.5.  EXTENSION OF REVOLVING CREDIT FACILITY.....................................32
                 --------------------------------------

ARTICLE 3


LETTER OF CREDIT FACILITY...................................................................32

   SECTION 3.1.  AGREEMENT TO ISSUE.........................................................32
                 ------------------
   SECTION 3.2.  AMOUNTS....................................................................32
                 -------
   SECTION 3.3.  CONDITIONS.................................................................33
                 ----------
   SECTION 3.4.  ISSUANCE OF LETTERS OF CREDIT..............................................33
                 -----------------------------
   SECTION 3.5.  DUTIES OF THE ISSUING BANK.................................................34
                 --------------------------
   SECTION 3.6.  PAYMENT OF REIMBURSEMENT OBLIGATIONS.......................................34
                 ------------------------------------
   SECTION 3.7.  PARTICIPATIONS.............................................................34
                 --------------
   SECTION 3.8.  INDEMNIFICATION, EXONERATION...............................................35
                 ----------------------------
   SECTION 3.9.  SUPPORTING LETTER OF CREDIT; CASH COLLATERAL...............................36
                 --------------------------------------------

ARTICLE 4


GENERAL LOAN PROVISIONS.....................................................................37

   SECTION 4.1.  INTEREST...................................................................37
   SECTION 4.2.  CERTAIN FEES...............................................................38
   SECTION 4.3.  MANNER OF PAYMENT..........................................................39
   SECTION 4.4.  GENERAL....................................................................39
   SECTION 4.5.  LOAN ACCOUNTS; STATEMENTS OF ACCOUNT.......................................39
   SECTION 4.6.  TERMINATION OF AGREEMENT...................................................40
   SECTION 4.7.  MAKING OF LOANS............................................................40
   SECTION 4.8.  SETTLEMENT AMONG LENDERS...................................................42
   SECTION 4.9.  MANDATORY PREPAYMENTS......................................................46
   SECTION 4.10.  PAYMENTS NOT AT END OF INTEREST PERIOD; FAILURE TO BORROW.................47
   SECTION 4.11.  ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS.............................47
   SECTION 4.12.  NOTICE OF CONVERSION OR CONTINUATION......................................47
   SECTION 4.13.  CONVERSION OR CONTINUATION................................................47

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(1)  This Table of Contents is included for reference purposes only and does not constitute part of the Loan and Security Agreement.


                                      -i-

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

   SECTION 4.14.  DURATION OF INTEREST PERIODS; MAXIMUM NUMBER OF LIBOR LOANS; MINIMUM
   INCREMENTS...............................................................................48
   SECTION 4.15.  CHANGED CIRCUMSTANCES.....................................................48
   SECTION 4.16.  CASH COLLATERAL ACCOUNT...................................................50
   SECTION 4.17.  BORROWERS'AGENT...........................................................50
   SECTION 4.18.  JOINT AND SEVERAL LIABILITY...............................................51
   SECTION 4.19.  OBLIGATIONS ABSOLUTE......................................................51
   SECTION 4.20.  WAIVER OF SURETYSHIP DEFENSES.............................................52

ARTICLE 5


CONDITIONS PRECEDENT........................................................................52

   SECTION 5.1.  CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT........................52
   SECTION 5.2.  ALL LOANS; LETTERS OF CREDIT...............................................56
   SECTION 5.3.  CONDITIONS AS COVENANTS....................................................56

ARTICLE 6


REPRESENTATIONS AND WARRANTIES..............................................................56

   SECTION 6.1.  REPRESENTATIONS AND WARRANTIES.............................................56
   SECTION 6.2.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC............................66

ARTICLE 7


SECURITY INTEREST...........................................................................67

   SECTION 7.1.  SECURITY INTEREST..........................................................67
   SECTION 7.2.  CONTINUED PRIORITY OF SECURITY INTEREST....................................67

ARTICLE 8


COLLATERAL COVENANTS........................................................................68

   SECTION 8.1.  COLLECTION OF RECEIVABLES..................................................68
   SECTION 8.2.  VERIFICATION AND NOTIFICATION..............................................69
   SECTION 8.3.  DISPUTES, RETURNS AND ADJUSTMENTS..........................................70
   SECTION 8.4.  INVOICES...................................................................70
   SECTION 8.5.  DELIVERY OF INSTRUMENTS....................................................70
   SECTION 8.6.  SALES OF INVENTORY.........................................................70
   SECTION 8.7.  OWNERSHIP AND DEFENSE OF TITLE.............................................70
   SECTION 8.8.  INSURANCE..................................................................71
   SECTION 8.9.  LOCATION OF OFFICES AND COLLATERAL.........................................71
   SECTION 8.10.  RECORDS RELATING TO COLLATERAL............................................72
   SECTION 8.11.  INSPECTION................................................................72
   SECTION 8.12.  INFORMATION AND REPORTS...................................................72
   SECTION 8.13.  POWER OF ATTORNEY.........................................................73
   SECTION 8.14.  ADDITIONAL REAL ESTATE AND LEASES.........................................74
   SECTION 8.15.  ASSIGNMENT OF CLAIMS ACT..................................................74

ARTICLE 9


AFFIRMATIVE COVENANTS.......................................................................74

   SECTION 9.1.  PRESERVATION OF CORPORATE EXISTENCE AND SIMILAR MATTERS....................74
   SECTION 9.2.  COMPLIANCE WITH APPLICABLE LAW.............................................74
   SECTION 9.3.  MAINTENANCE OF PROPERTY....................................................74
   SECTION 9.4.  CONDUCT OF BUSINESS........................................................75
   SECTION 9.5.  INSURANCE..................................................................75
   SECTION 9.6.  PAYMENT OF TAXES AND CLAIMS................................................75

                                      -ii-
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
   SECTION 9.7.  ACCOUNTING METHODS AND FINANCIAL RECORDS...................................75
   SECTION 9.8.  USE OF PROCEEDS............................................................75
   SECTION 9.9.  HAZARDOUS WASTE AND SUBSTANCES; ENVIRONMENTAL REQUIREMENTS.................75
   SECTION 9.10.  YEAR 2000 COMPLIANCE......................................................76
   SECTION 9.11.  ADDITIONAL BORROWERS......................................................76
   SECTION 9.12.  ADDITIONAL GUARANTORS.....................................................76
   SECTION 9.13.  SYNDICATION...............................................................77
   SECTION9.14.  INDENTURE TRUSTEES.........................................................77
   SECTION9.15.  STANDARD INVENTORY COSTING SYSTEM..........................................77
   SECTION9.16.  PBGC AGREEMENT.............................................................77

ARTICLE 10


INFORMATION.................................................................................77

   SECTION 10.1.  FINANCIAL STATEMENTS......................................................77
                  --------------------
   SECTION 10.2.  ACCOUNTANTS'CERTIFICATE...................................................78
                  -----------------------
   SECTION 10.3.  OFFICER'S CERTIFICATE.....................................................78
                  ---------------------
   SECTION 10.4.  COPIES OF OTHER REPORTS...................................................78
                  -----------------------
   SECTION 10.5.  NOTICE OF LITIGATION AND OTHER MATTERS....................................79
                  --------------------------------------
   SECTION 10.6.  ERISA.....................................................................79
                  -----
   SECTION 10.7.  ACCURACY OF INFORMATION...................................................80
                  -----------------------
   SECTION 10.8.  REVISIONS OR UPDATES TO SCHEDULES.........................................80
                  ---------------------------------
   SECTION 10.9.  SUBORDINATED INDEBTEDNESS CERTIFICATE.....................................80
                  -------------------------------------

ARTICLE 11


NEGATIVE COVENANTS..........................................................................80

   SECTION 11.1.  FINANCIAL RATIOS..........................................................80
   SECTION 11.2.  INDEBTEDNESS FOR MONEY BORROWED...........................................81
   SECTION 11.3.  GUARANTIES................................................................81
   SECTION 11.4.  INVESTMENTS...............................................................81
   SECTION 11.5.  CAPITAL EXPENDITURES......................................................82
   SECTION 11.6.  RESTRICTED DIVIDEND PAYMENTS AND PURCHASES, ETC...........................82
   SECTION 11.7.  MERGER, CONSOLIDATION AND SALE OF ASSETS..................................82
   SECTION 11.8.  TRANSACTIONS WITH AFFILIATES..............................................82
   SECTION 11.9.  LIENS.....................................................................83
   SECTION 11.10.  CAPITALIZED LEASE OBLIGATIONS............................................83
   SECTION 11.11.  OPERATING LEASES.........................................................83
   SECTION 11.12.  LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES.......................83
   SECTION 11.13.  PLANS....................................................................83
   SECTION 11.14.  SALES AND LEASEBACKS.....................................................83
   SECTION 11.15.  AMENDMENTS OF OTHER AGREEMENTS...........................................83
   SECTION 11.16.  MINIMUM AVAILABILITY.....................................................83
   SECTION 11.17.  FISCAL YEAR..............................................................84

ARTICLE 12


DEFAULT.....................................................................................84

   SECTION 12.1.  EVENTS OF DEFAULT.........................................................84
                  -----------------
   SECTION 12.2.  REMEDIES..................................................................87
                  --------
   SECTION 12.3.  APPLICATION OF PROCEEDS...................................................89
                  -----------------------
   SECTION 12.4.  POWER OF ATTORNEY.........................................................89
                  -----------------
   SECTION 12.5.  MISCELLANEOUS PROVISIONS CONCERNING REMEDIES..............................90
                  --------------------------------------------

ARTICLE 13
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                                     -iii-
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


ASSIGNMENTS.................................................................................91

   SECTION 13.1.  SUCCESSORS AND ASSIGNS; PARTICIPATIONS....................................91
   SECTION 13.2.  REPRESENTATION OF LENDERS.................................................93

ARTICLE 14


AGENT.......................................................................................93

   SECTION 14.1.  APPOINTMENT OF AGENT......................................................93
   SECTION 14.2.  DELEGATION OF DUTIES......................................................93
   SECTION 14.3.  EXCULPATORY PROVISIONS....................................................94
   SECTION 14.4.  RELIANCE BY AGENT.........................................................94
   SECTION 14.5.  NOTICE OF DEFAULT.........................................................94
   SECTION 14.6.  NON-RELIANCE ON AGENT AND OTHER LENDERS...................................95
   SECTION 14.7.  INDEMNIFICATION...........................................................95
   SECTION 14.8.  AGENT IN ITS INDIVIDUAL CAPACITY..........................................95
   SECTION 14.9.  SUCCESSOR AGENT...........................................................96
   SECTION 14.10.  NOTICES FROM AGENT TO LENDERS............................................96
   SECTION 14.11.  FIELD EXAMINATION REPORTS; DISCLAIMER BY LENDERS.........................96

ARTICLE 15


GUARANTEE...................................................................................97

   SECTION 15.1.  GUARANTEE.................................................................97
                  ---------
   SECTION 15.2.  OBLIGATIONS UNCONDITIONAL.................................................97
                  -------------------------
   SECTION 15.3.  WAIVER OF SURETYSHIP DEFENSES.............................................97
                  -----------------------------
   SECTION 15.4.  REINSTATEMENT.............................................................98
                  -------------
   SECTION 15.5.  REMEDIES..................................................................98
                  --------
   SECTION 15.6.  CONTINUING GUARANTY.......................................................98
                  -------------------

ARTICLE 16


MISCELLANEOUS...............................................................................99

   SECTION 16.1.  NOTICES...................................................................99
   SECTION 16.2.  EXPENSES.................................................................100
   SECTION 16.3.  STAMP AND OTHER TAXES....................................................101
   SECTION 16.4.  SETOFF...................................................................101
   SECTION 16.5.  LITIGATION...............................................................101
   SECTION 16.6.  WAIVER OF RIGHTS.........................................................102
   SECTION 16.7.  CONSENT TO ADVERTISING AND PUBLICITY.....................................102
   SECTION 16.8.  REVERSAL OF PAYMENTS.....................................................102
   SECTION 16.9.  INJUNCTIVE RELIEF........................................................103
   SECTION 16.10.  ACCOUNTING MATTERS......................................................103
   SECTION 16.11.  AMENDMENTS..............................................................103
   SECTION 16.12.  ASSIGNMENT..............................................................104
   SECTION 16.13.  PERFORMANCE OF OBLIGORS'DUTIES..........................................104
   SECTION 16.14.  INDEMNIFICATION.........................................................104
   SECTION 16.15.  ALL POWERS COUPLED WITH INTEREST........................................105
   SECTION 16.16.  SURVIVAL................................................................105
   SECTION 16.17.  TITLES AND CAPTIONS.....................................................105
   SECTION 16.18.  SEVERABILITY OF PROVISIONS..............................................105
   SECTION 16.19.  GOVERNING LAW...........................................................105
   SECTION 16.20.  COUNTERPARTS............................................................105
   SECTION 16.21.  REPRODUCTION OF DOCUMENTS...............................................106
   SECTION 16.22.  TERM OF AGREEMENT.......................................................106

                                      -iv-
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
   SECTION 16.23.  CONTRIBUTION AND INDEMNIFICATION AMONG THE OBLIGORS.....................106
   SECTION 16.24.  RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.................106
   SECTION 16.25.  AGENCY FOR PERFECTION...................................................107
   SECTION 16.26.  TAXES...................................................................107
   SECTION 16.27.  FINAL AGREEMENT.........................................................108
   SECTION 16.28.  WAIVER OF CONSEQUENTIAL DAMAGES, ETC....................................108


                                      -v-
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



                         ANNEXES, EXHIBITS AND SCHEDULES



ANNEX I                      COMMITMENTS
ANNEX II                     PERFORMANCE PRICING MATRIX

EXHIBIT A                    FORM OF REVOLVING CREDIT NOTE
EXHIBIT B                    FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C                    FORM OF OPINION OF COUNSEL
EXHIBIT D                    FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT E                    FORM OF SETTLEMENT REPORT
EXHIBIT F                    FORM OF JOINDER AGREEMENT
EXHIBIT G                    FORM OF COMPLIANCE CERTIFICATE


Schedule 1.1A                Mortgaged Real Estate
Schedule 6.1(a)              Organization
Schedule 6.1(b)              Capitalization
Schedule 6.1(c)              Subsidiaries
Schedule 6.1(e)              Compliance with Laws
Schedule 6.1(f)              Principal Business
Schedule 6.1(g)              Governmental Approvals
Schedule 6.1(h)              Title to Properties
Schedule 6.1(i)              Liens
Schedule 6.1(j)              Indebtedness and Guaranties
Schedule 6.1(k)              Litigation
Schedule 6.1(l)              Tax Matters
Schedule 6.1(p)              ERISA
Schedule 6.1(t)              Location of Offices and Receivables
Schedule 6.1(u)              Location of Inventory
Schedule 6.1(v)              Equipment
Schedule 6.1(w)              Real Estate
Schedule 6.1(x)              Corporate and Fictitious Names
Schedule 6.1(aa)             Employee Relations
Schedule 6.1(bb)             Proprietary Rights
Schedule 6.1(cc)             Trade Names
Schedule 6.1(ee)             Bank Accounts
Schedule 9.8                 Use of Proceeds

                           LOAN AND SECURITY AGREEMENT

                             Dated as of May 7, 1999



        Tultex Corporation, a Virginia corporation ("Tultex"), CALIFORNIA SHIRT SALES, INC., a Virginia corporation, DOMINION STORES, INC., a Virginia corporation, TULTEX/T-SHIRT CITY, INC., a Virginia corporation, and TRACK GEAR, INC., a Virginia corporation (collectively, the "Borrowers"), AKOM, LTD., a Cayman Islands, B.W.I. corporation, DOMINION DISTRIBUTION, INC., a Virginia corporation, LIGA MAYOR DE MEXICO S.A. DE C.V., a Mexican corporation, TULTEX SUBSIDIARY (VA) INC., a Virginia corporation, TULTEX SUBSIDIARY (MASS) INC., a Massachusetts corporation, TULTEX CANADA, INC., a Canadian corporation, SWEATJET INCORPORATED, a Virginia corporation, and TULTEX INTERNATIONAL, INC., a Virginia corporation (collectively, the "Guarantors"), the financial institutions party to this Agreement from time to time (the "Lenders"), and NATIONSBANK, N.A., a national banking association, as agent for the Lenders (the "Agent"), agree as follows:

                                    W I T N E S S E T H :

        WHEREAS, Tultex is the 100% owner of all of the capital stock of each other Borrower and each Guarantor; and

        WHEREAS, the Borrowers and Guarantors desire to obtain financing for their mutual and collective enterprise as marketers and manufacturers of activewear apparel; and

        WHEREAS, in order to utilize the financial powers of each Obligor (as hereinafter defined) in the most efficient and economical manner, and in order to facilitate the financing of each Obligor's working capital needs, the Lenders will, at the request of the Borrowers' Agent (as hereinafter defined), extend financial accommodations to all Borrowers on a combined basis in accordance with the provisions set forth in this Agreement; and

        WHEREAS, the Obligors' business is a mutual and collective enterprise and the Obligors believe that the consolidation of all loans and other financial accommodations under this Agreement will enhance the aggregate borrowing powers of the Obligors and facilitate the administration of their loan relationship with the Agent and the Lenders, all to the mutual advantage of the Obligors; and

        WHEREAS, each Obligor acknowledges that it will receive substantial direct and indirect benefits by reason of the making of loans and other financial accommodations to the other Obligors as provided in this Agreement, by virtue of the Obligors' various inter-relationships as joint guarantors or joint obligors and the beneficiaries thereof, as lessors and lessees, as suppliers and customers, and as joint venturers; and

        WHEREAS, the Agent's and the Lenders' willingness to extend financial accommodations to the Obligors, and to administer each Obligor's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to the Obligors and at the Obligors' request and in furtherance of the Obligors' mutual and collective enterprise.


                                    ARTICLE 1

                                   DEFINITIONS

               SECTION 1.1.  Definitions.  For the purposes of this Agreement:

               "Account Debtor" means a Person who is obligated on a Receivable.

               "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

               "Affiliate" means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than 10% of the outstanding shares of capital stock of such Person), director, employee or managing agent of such Person, (b) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise.

               "Agency Account" means an account of an Obligor maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

               "Agency Account Agreement" means an agreement among an Obligor, the Agent and a Clearing Bank, in form and substance satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Receivables or of any other Collateral.

               "Agent" means NationsBank, N.A., a national banking association, and any successor agent appointed pursuant to SECTION 14.9.

               "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of SECTION 16.1.

               "Agreement" means and includes this Agreement, including all Annexes, Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto.

               "Agreement Date" means the date as of which this Agreement is dated.

               "AKOM" means AKOM, Ltd., a Cayman Islands, B.W.I. corporation.

               "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including Environmental Laws.

               "Applicable Margin" means, as to (a) Prime Rate Loans, 0.75%, and
(b) LIBOR Loans, 2.75%, as adjusted in accordance with the performance pricing matrix set forth on ANNEX II attached hereto based upon the ratio of Consolidated Funded Indebtedness as of the date of determination to Consolidated EBITDA for the preceding four fiscal quarters. Adjustments to the Applicable Margin shall be effective as of (i) the first day of the calendar month which begins at least 10 days after the Agent's receipt of the Obligors' audited financial statements as of each fiscal year end (commencing with the financial statements for the fiscal year ending on January 1, 2000) in conformance with
SECTION 10.1(a), together with the accountant's certificate described in SECTION
10.2 setting forth the calculations necessary to determine the ratio referred to above, and (ii) the first day of the calendar month which begins at least 10 days after the Agent's receipt of the Obligors' financial statements as of the last day of each subsequent fiscal quarter in conformance with SECTION 10.1(B), together with the officer's certificate described in SECTION 10.3 setting forth the calculations necessary to determine the ratio referred to above; PROVIDED no decrease in the Applicable Margin shall be made if a Default or Event of Default exists as of the effective date of such scheduled adjustment. In the event the Obligors fail to provide in a timely manner the financial statements and certificates referred to above, and without prejudice to any additional rights under SECTIONS 4.1(D) and 12.2, the maximum Applicable Margin shall apply to all LIBOR Loans and Prime Rate Loans until the first day of the calendar month which begins at least 10 days after the Agent's receipt of such financial statements and certificates.

               "Asset Disposition" means the disposition of any asset of any Obligor or any of its Subsidiaries, other than sales of Inventory in the ordinary course of business.

               "Assignment and Acceptance" means an assignment and acceptance in the form attached hereto as EXHIBIT D assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to SECTION 13.1.

               "Availability" means at any time (a) the Borrowing Base at such time MINUS (b) the aggregate principal amount of Revolving Credit Loans outstanding at such time.

               "Bank Priority Collateral" means (a) all Receivables and Receivables Related Collateral (as defined in the Intercreditor Agreement); (b) all Inventory; (c) all Contract Rights relating to or arising out of Receivables or Inventory; (d) all General Intangibles, including all Proprietary Rights; (e) all Tax Refund Claims; (f) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Bank Priority Collateral identified in the other clauses of this definition; (g) all of the Obligors' demand, time, savings, passbook, money market or like depository accounts, and certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization; and (h) any and all products and proceeds of the foregoing (including any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of the Bank Priority Collateral, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to Bank Priority Collateral) in whatever form, including cash, negotiable instruments and other instruments for the payment of money, investment property, chattel paper, security agreements and other documents

               "Banking Relationship" means (a) checking and operating account relationships between any Obligor and any Lender (or any Affiliate of a Lender) and (b) Hedge Agreements between any Obligor and any Lender (or any Affiliate of a Lender).

               "Benefit Plan" means an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which an Obligor or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

               "Bonds" means, collectively, (a) the $110,000,000 aggregate original principal amount of 10 5/8% Senior Notes due 2005 of Tultex, and (b) the $75,000,000 aggregate original principal amount of Senior Notes due 2007 of Tultex, in each case issued pursuant to an Indenture.

               "Borrower" means each of California Shirt, Dominion Stores, Track Gear, T-Shirt City and Tultex, and each other Subsidiary of Tultex that becomes a Borrower pursuant to SECTION 9.11, and "Borrowers" means all of such entities collectively.

               "Borrowers' Agent" means Tultex, acting in its capacity as agent for the other Borrowers and Obligors, pursuant to SECTION 4.17.

               "Borrowing" means a borrowing of Revolving Credit Loans bearing interest at the same rate, made by all Lenders on the same date and, in the case of LIBOR Loans, having a single Interest Period, and the continuation or conversion of an existing Loan or Loans in whole or in part.

               "Borrowing Base" means at any time an amount equal to the lesser of:

               (a)    the Revolving Credit Facility MINUS the sum of

                      (i)    the Letter of Credit Reserve, PLUS

                      (ii) such other reserves as the Agent in its reasonable
               discretion may establish from time to time, and

               (b)    an amount equal to

                      (i) 85% (or such lesser percentage as the Agent may in its reasonable discretion determine from time to time) of the face value of Eligible Receivables due and owing at such time, PLUS

                      (ii) 60% (or such lesser percentage as the Agent may in
               its reasonable discretion determine from time to time) of the face value of Eligible Bill and Hold Receivables due and owing at such time, PLUS

                      (iii)  THE LESSER OF

                             (A) the Applicable Inventory Advance Percentage of
                      the lesser of cost (determined on a first-in-first-out accounting basis and as adjusted, until Tultex has updated its standard inventory costing systems in accordance with
                      SECTION 9.15, in the case of raw materials and finished goods, for the applicable

                      Capitalized Variance set forth below) and fair market value of Eligible Inventory, net of reserves for obsolescence, at such time, PROVIDED that no more than $4,000,000 shall be included in the Borrowing Base with respect to inventory located at retail stores, AND

                             (B) 85% of the median orderly liquidation value of
                      finished goods, greige goods and raw material Inventory of the Obligors included in the most recent Inventory Appraisal, as determined by the Inventory Appraiser pursuant to such Inventory Appraisal, AND

                             (C)    the Inventory Sublimit, MINUS


                      (iv)   the sum of

                             (A)    the Letter of Credit Reserve, PLUS

                             (B) such other reserves as the Agent in its
                      reasonable discretion may establish from time to time.

As used herein, "Applicable Inventory Advance Percentage" means (x) 50% in the case of Eligible Inventory consisting of raw materials, (y) 40% in the case of Eligible Inventory consisting of greige goods, and (z) 60% in the case of Eligible Inventory consisting of finished goods, or, in any such case, such lesser percentage as the Agent may in its reasonable discretion determine from time to time. As used herein, "Inventory Sublimit" means (i) $100,000,000 at all times prior to the first anniversary of the Agreement Date, (2) $90,000,000 at all times on or after the first anniversary of the Agreement Date but prior to the second anniversary of the Agreement Date, and (3) $70,000,000 at all times thereafter. As used herein, "Capitalized Variance" means, (A) in the case of raw materials, a reduction equal to 5.5% of the amount of Eligible Inventory consisting of raw materials, and (B) in the case of finished goods, an increase equal to the lesser of $13,000,000 and 10% of the amount of Eligible Inventory consisting of finished goods.

               "Borrowing Base Certificate" means a certificate in the form attached hereto as EXHIBIT B.

               "Business Day" means (a) any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia are authorized or required to close and (b) in respect of any determination with respect to a LIBOR Loan, any day referred to in CLAUSE (A) that is also a day on which tradings are conducted in the London interbank eurodollar market.

               "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

               "California Shirt" means California Shirt Sales, Inc., a Virginia corporation.

               "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

               "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

               "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

               "Cash Collateral" means collateral consisting of cash or Cash Equivalents on which the Agent, for the benefit of the Secured Creditors, has a first priority Lien.

               "Cash Collateral Account" means a special interest-bearing deposit account consisting of cash maintained at the Agent's Office and under the sole dominion and control of the Agent, for the benefit of the Secured Creditors, established pursuant to the provisions of SECTION 4.16 for the purposes set forth therein.

               "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000 and, unless issued by the Agent or a Lender, not subject to setoff or offset rights in favor of such bank arising from any banking relationship with such bank; and (d) repurchase agreements in form and substance and for amounts satisfactory to the Agent.

               "Clearing Bank" means NationsBank and any other banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

               "Collateral" means and includes, collectively, all of the collateral referred to in each of the Security Documents and all of each Obligor's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

               (a)    all Receivables,

               (b)    all Inventory,

               (c)    all Contract Rights,

               (d)    all General Intangibles,

               (e)    all Tax Refund Claims,

               (f)    all Equipment,

               (g)    all Real Estate,

               (h) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Receivable, including all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including all rights as an unpaid vendor or lienor (including stoppage in transit, replevin and reclamation) with respect to such goods and other property,

               (i) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any Receivable or other Collateral, or are acquired for the purpose of securing and enforcing any item thereof,

               (j) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

               (k) all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any Tax Refund Claim or any of the Receivables or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

               (l) any demand, time, savings, passbook, money market or like depository account, and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization,

               (m) all cash deposited with the Agent or any Lender or any Affiliate of the Agent or any Lender or which the Agent, for the benefit of the Secured Creditors, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents or any agreement relating to any Letters of Credit, and

               (n) any and all products and proceeds of the foregoing (including any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including cash, negotiable instruments and other instruments for the payment of money, investment property, chattel paper, security agreements and other documents.

               "Commitment" means, as to each Lender, the amount set forth (a) opposite such Lender's name on ANNEX I, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of SECTION 13.1), to make Revolving Credit Loans and to purchase participations in Letters of Credit or, (b) from and after the date hereof, in the Register (as defined in SECTION 13.1), representing such Lender's obligation to make Revolving Credit Loans and to purchase participations in Letters of Credit.

               "Commitment Percentage" means, as to any Lender, the percentage of the Total Commitment obtained by dividing such Lender's Commitment by the Total Commitment.

               "Consolidated" means, when used with reference to any accounting term used herein, the sum of the applicable accounting term for Tultex and its Consolidated Subsidiaries, as consolidated after the elimination of intercompany items and, in the case of Net Income and Tangible Net Worth, after appropriate deductions for any minority interests in any Subsidiaries.

               "Consolidated Subsidiaries" means, as to Tultex, the Subsidiaries of Tultex whose accounts are at the time in question, in accordance with GAAP and pursuant to the written consent of the Required Lenders, which consent may be withheld in their discretion conditioned upon, among other things, the execution and delivery of guaranties, security agreements, mortgages and other documents required by the Required Lenders in their discretion, consolidated with those of Tultex.

               "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

               "Contract Rights" means any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, which contracts relate to or arise out of any of the Receivables or Inventory.

               "Convertible Subordinated Notes" means, collectively, (a) Tultex's 10% Convertible Subordinated Note due 2007, in the original principal amount of $2,715,000, payable to California Shirt Sales, Inc., a California corporation, (b) Tultex's 10% Convertible Subordinated Note due 2007, in the original principal amount of $6,000,000, payable to California Shirt Sales, Inc., a California corporation, (c) Tultex's 10% Convertible Subordinated Note due 2007, in the original principal amount of $1,000,000, payable to Signet Trust Company, as Escrow Agent pursuant to the Escrow Agreement dated April 16, 1997, and (d) Tultex's 9% Convertible Subordinated Note due 2007, in the original principal amount of $4,690,000, payable to California Shirt Sales, Inc., a California corporation.

               "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of each Obligor's right, title and interest in and to: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications;
(b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

               "Default" means any of the events specified in SECTION 12.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

               "Default Margin" means 3%.

               "Disbursement Account" means one or more accounts maintained by and in the name of Tultex or any other Borrower with a Disbursing Bank for the purposes of disbursing Revolving Credit Loan proceeds and amounts deposited thereto.

               "Disbursing Bank" means any commercial bank with which a Disbursement Account is maintained.

               "Dollar" and "$" mean freely transferable United States dollars.

               "Dominion Distribution" means Dominion Distribution, Inc., a Virginia corporation.

               "Dominion Stores" means Dominion Stores, Inc., a Virginia corporation.

               "EBITDA" means Net Income before provision for interest expense, income taxes, depreciation expense and amortization. All calculations of EBITDA shall exclude the results of Tultex Virginia and Tultex Massachusetts for all periods on or prior to July 15, 1998.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

               "Effective Date" means the later of (a) the Agreement Date, and
(b) the first date on which all of the conditions set forth in ARTICLE 5 shall have been fulfilled or waived.

               "Effective Interest Rate" means each rate of interest per annum on the Revolving Credit Loans in effect from time to time pursuant to the provisions of SECTIONS 4.1(A), (B) and (D).

               "Eligible Assignee" means: (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default exists, any Person reasonably acceptable to the Agent; PROVIDED in each case that the representation contained in SECTION 13.2 hereof shall be true with respect to such Person.

               "Eligible Bill and Hold Receivables" means a Receivable that consists of the unpaid portion of the obligation stated on the invoice issued to Trau & Loevner with respect to Inventory sold to Trau & Loevner in the ordinary course of business on a bill and hold basis, net of any credits or rebates owned by any Obligor to Trau & Loevner, PROVIDED that (a) such Receivable would constitute an Eligible Receivable (and all of the eligibility requirements set forth in the definition of Eligible Receivables would be satisfied) except for the fact that the goods giving rise to such Receivable have not yet been shipped or delivered to Trau & Loevner, and (b) the aggregate face value of Eligible Bill and Hold Receivables shall not at any time exceed $2,000,000.

               "Eligible In-Transit Inventory" means (a) Inventory being imported to the United States or Canada by an Obligor under a documentary Letter of Credit, PROVIDED that all documents of title with respect thereto have been consigned with the Agent or its representative on terms acceptable to the Agent, and (b) up to $5,000,000 (computed at the lesser of cost (determined on a first-in-first-out accounting basis) and fair market value) in the aggregate at any time of (i) finished goods Inventory in transit between the Obligors' locations in the United States and Canada and (ii) Inventory in transit from a foreign manufacturing or processing facility of Tultex or any of its Subsidiaries to an Obligor's locations in the United States and Canada, PROVIDED such Inventory described in CLAUSE (II) is located in the United States (or is on an ocean-going vessel destined for a United States port and is covered by an ocean cargo insurance policy, naming the Agent as loss payee, that is acceptable to the Agent); FURTHER PROVIDED, in each case, such Inventory meets all of the requirements set forth under Eligible Inventory.

               "Eligible Inventory" means Inventory which the Agent, in its reasonable discretion, determines to meet all of the following requirements:

               (a) such Inventory is owned by an Obligor which is organized or incorporated under the laws of the United States or Canada (or, in either case, any state or province thereof) and which has its principal place of business and chief executive office in the United States or Canada,

               (b) such inventory is stored at a location listed on SCHEDULE 6.1(U) or is Eligible In-Transit Inventory,

               (c) such Inventory is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien,

               (d) such Inventory consists of finished goods, greige goods or raw materials,

               (e) such Inventory does not consist of work-in-process, chemicals, supplies, or packing and shipping materials,

               (f) such Inventory is in good condition and meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale,

               (g) such Inventory is currently either usable or salable, at prices approximating at least cost, in the normal course of the applicable Obligor's business, and is not slow moving or stale,

               (h) such Inventory is not obsolete or returned or repossessed or used goods taken in trade,

               (i) unless such Inventory is Eligible In-Transit Inventory, such Inventory is located within the United States or Canada at one of the locations set forth in the most recent Schedule of Inventory delivered to the Agent,

               (j) such Inventory is in the possession and control of an Obligor and not any third party or if the Inventory is held by a third party bailee and a negotiable instrument has not been issued with respect to it (i) a financing statement (or the equivalent) which names the third party bailee as the debtor/bailee, names such Obligor as the secured party/bailor, names the Agent as assignee of the secured party/bailor, and contains a description of such Inventory acceptable to the Agent and otherwise in compliance with the requirements of Sections 2-326 and 9-114 of the Uniform Commercial Code (or the equivalent) has been filed in the appropriate filing office and (ii) such other steps as the Agent may reasonably require in order to establish and preserve the priority of the Security Interest against secured creditors of such third party bailee or such Obligor shall have been taken,

               (k) if such Inventory is located in a warehouse or other facility leased by an Obligor, the lessor has delivered to the Agent, on behalf of the Secured Creditors, a waiver and consent in form and substance satisfactory to the Agent,

               (l) if such Inventory contains or bears any Proprietary Rights licensed to an Obligor by any Person, the Agent shall be satisfied that it may sell or otherwise dispose of such Inventory in accordance with
        ARTICLE 12 without infringing the rights of the licensor of such Proprietary

        Rights or violating any contract with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing license agreement), and, if the Agent deems it necessary, the applicable Obligor shall deliver to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent, and

               (m) such Inventory is not determined by the Agent, on behalf of the Secured Creditors, in its reasonable discretion, to be ineligible for any other reason.

               "Eligible Receivable" means a Receivable that consists of the unpaid portion of the obligation stated on the invoice issued to an Account Debtor with respect to Inventory sold and shipped to or services performed for such Account Debtor in the ordinary course of business, net of any credits or rebates owed by any Obligor to the Account Debtor, and that the Agent, in its reasonable discretion, determines to meet all of the following requirements:

               (a) such Receivable is owned by an Obligor which is organized or incorporated under the laws of the United States or Canada (or, in either case, any state or province thereof) and which has its principal place of business and chief executive office in the United States or Canada,

               (b) such Receivable represents a complete bona fide transaction which requires no further act under any circumstances on the part of such Obligor to make such Receivable payable by the Account Debtor,

               (c) such Receivable shall not be more than 60 days past due,

               (d) no more than 120 days shall have elapsed from the date of the original invoice,

               (e) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no material part of such goods shall have been returned or rejected,

               (f) such Receivable is not evidenced by chattel paper or an instrument of any kind, or if such Receivable is evidenced by chattel paper or an instrument, such chattel paper or instrument has been collaterally assigned to the Agent, for the benefit of the Secured Creditors, pursuant to an assignment in form and substance satisfactory to the Agent, and is in the possession of the Agent,

               (g) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Agent's reasonable discretion, have a materially adverse effect on such Account Debtor, and is not, in the reasonable discretion of the Agent, deemed ineligible for credit or other reasons,

               (h) such Receivable is not owing by an Account Debtor having 50% or more in face value of its then-existing accounts owing to the Obligors which are in dispute or ineligible under CLAUSE (B) or (C) above,

               (i) such Receivable is not owing by an Account Debtor whose then-existing accounts owing to the Obligors exceed in face amount 15% (20% in the case of Sears) of total Eligible Receivables, PROVIDED this restriction shall only exclude the amount in excess of such concentration limit,

               (j) if such Receivable arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation,

               (k) if such Receivable is owing by an Account Debtor that is located outside of the United States or Canada, the goods which gave rise to such Receivable were shipped after receipt by the applicable Obligor from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution acceptable to the Agent, is in form and substance acceptable to the Agent, payable in the full face amount of the face value of the Receivable at a place of payment located within the United States or Canada and has, if requested by the Agent, been duly assigned to the Agent, PROVIDED that no supporting letter of credit will be required with respect to up to $2,000,000 in face value of Receivables owing from Nissan Trading Co. at any time,

               (l) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto,

               (m) such Receivable is not subject to any present or contingent (and no facts exist which are the basis for any future) offset, deduction, counterclaim, dispute or other defense on the part of the Account Debtor with respect thereto, PROVIDED this restriction shall only exclude the amount of such Receivable that is subject to offset, deduction, counterclaim, dispute or defense,

               (n) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever,

               (o) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Agent,

               (p) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any Applicable Law now or hereafter existing similar in effect thereto, or to any other prohibition (under Applicable Law, by contract or otherwise) against its assignment or requiring notice of or consent to such assignment, unless all such required notices have been given, all such required consents have been received and all other procedures have been complied with such that such Receivable shall have been duly and validly assigned to the Agent, for the benefit of the Secured Creditors,

               (q) the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien, except the Security Interest and Permitted Liens,

               (r) no Obligor is in breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable nor in breach of any representation or warranty, covenant or other agreement contained in the Loan Documents with respect to such Receivable,

               (s) such Receivable does not arise out of any transaction with any Subsidiary, Affiliate, creditor, tenant, lessor or supplier of any Obligor,

               (t) such Receivable does not arise out of finance or similar charges by any Obligor or other fees for the time value of money,

               (u) the Account Debtor with respect to such Receivable is not located in any state or jurisdiction denying creditors access to its courts in the absence of qualification to transact business in such state or the filing of a Notice of Business Activities Report or other similar filing, unless the applicable Obligor has either qualified as a foreign corporation authorized to transact business in such state or jurisdiction or has filed a Notice of Business Activities Report or similar filing with the applicable state or jurisdiction agency for the then current year, and

               (v) neither the Account Debtor with respect to such Receivable, nor such Receivable, is determined by the Agent in its reasonable discretion to be ineligible for any other reason.

               "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; the Clean Air Act, 46 U.S.C. ss. 7401 et seq., as amended; and all federal, state, local and foreign lien and environmental cleanup programs.

               "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

               "Equipment" means all machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings and fixtures and other tangible personal property (other than Inventory) of every kind and description used in the Obligors' business operations or owned by an Obligor or in which an Obligor has an interest, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

               "Event of Default" means any of the events specified in SECTION 12.1, PROVIDED that any requirement for notice or lapse of time or any other condition has been satisfied.

               "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

               "Fee Letter" means, collectively, the February 23, 1999 fee letter between NationsBank and Tultex, and any other letter agreement between Tultex and NationsBank with respect to fees payable by the Obligors in connection with this Agreement.

               "Financial Officer" means the Chief Financial Officer, Treasurer or Controller of Tultex.

               "Financing Statements" means any and all Uniform Commercial Code financing statements (or other similar documents), in form and substance satisfactory to the Agent, executed and delivered by the Obligors to the Agent, naming the Agent, for the benefit of the Secured Creditors, as secured party, and the Obligors as debtor, in connection with this Agreement.

               "Funded Indebtedness" means (a) all Indebtedness under this Agreement and (b) all other Indebtedness for Money Borrowed, including all Subordinated Indebtedness.

               "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and, when used with reference to Tultex or any Subsidiary of Tultex, consistent with the prior financial practice of Tultex, as reflected on the financial statements referred to in SECTION 6.1(N); PROVIDED, HOWEVER, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by Tultex's independent public accountants, such changes shall be included in GAAP as applicable to Tultex and its Subsidiaries only from and after such date as the Borrowers' Agent, the Required Lenders and the Agent shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in ARTICLE 11.

               "General Intangibles" means all of the Obligors' now owned or hereafter acquired general intangibles and other intangible personal property of every kind and nature which relate to or arise out of any of the Receivables or Inventory, including all of the following which relate to or arise out of any of the Receivables or Inventory: all Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, goodwill, computer software, customer lists, registrations, licenses, franchises, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, and any letter of credit, guarantee, claims, security interest or other security held by or granted to any Obligor to secure payment by an Account Debtor of any of the Receivables.

               "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

               "Guarantor" means each of AKOM, Dominion Distribution, Liga Mayor, Tultex Virginia, Tultex Massachusetts, Tultex Canada, Sweatjet and Tultex International, and each other Subsidiary of Tultex that becomes a Guarantor pursuant to SECTION 9.12, and "Guarantors" shall mean all of such entities collectively.

               "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the guarantor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the guarantor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation, excluding, in any event, indemnification obligations arising in the ordinary course of business.

               "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, and other similar agreements.

               "Indebtedness" of any Person means, without duplication, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following: (a) all obligations for Money Borrowed or for the deferred purchase price of property or services, (b) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (c) all obligations of other Persons which such Person has Guaranteed, including all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, (d) all obligations of such Person in respect of Hedge Agreements, and (e) in the case of the Borrowers (without duplication), all obligations under the Revolving Credit Loans.

               "Indentures" means, collectively, (a) the Indenture dated as of March 15, 1995 pursuant to which the Bonds of Tultex due 2005 were issued, as supplemented on or prior to the Effective Date in connection with the transactions contemplated by this Agreement, and (b) the Indenture dated as of April 15, 1997 pursuant to which the Bonds of Tultex due 2007 were issued, as supplemented on or prior to the Effective Date in connection with the transactions contemplated by this Agreement.

               "Indenture Trustees" means, collectively, the trustees under each of the Indentures.

               "Initial Loans" means the Revolving Credit Loans made to the Borrowers on the Effective Date pursuant to the Initial Notice of Borrowing.

               "Initial Notice of Borrowing" means the Notice of Borrowing given by the Borrowers with respect to the Initial Loans which shall also specify the method of disbursement.

               "Interbank Offered Rate" means, with respect to any LIBOR Loan for the Interest Period applicable thereto, the per annum rate of interest determined by the Agent (each such determination to be conclusive and binding absent manifest error) as of two Business Days prior to the first day of such Interest Period as the effective rate at which deposits in immediately available funds in Dollars are being offered or quoted to major banks in the London interbank market for deposits for a term comparable to such Interest Period and in the amount of such LIBOR Loan, which rate shall be determined from the display designated as Page 3750 of Dow Services, Inc. In the event Page 3750 shall be unavailable for any reason or the Agent in good faith elects to no longer use such service for determining such rate under this Agreement, such rate may be determined by the Agent from any other interest rate reporting service of recognized standing that the Agent shall select.

               "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Agreement Date, between the Agent and the Indenture Trustees.

               "Interest Payment Date" means the first day of each calendar month commencing on June 1, 1999 and continuing on the first day of each month thereafter until the Secured Obligations have been irrevocably paid in full.

               "Interest Period" means, with respect to each LIBOR Loan, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one, two, three, four or six months thereafter, as the Borrowers may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation; PROVIDED, that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of CLAUSE (C) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to CLAUSE (C) below, end on the last Business Day of a calendar month; (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and
(d) notwithstanding CLAUSE (C) above, no Interest Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Inventory" means all inventory as such term is defined in the Uniform Commercial Code and shall include, without limitation, (a) all goods intended for sale or lease by the Obligors, or for display or demonstration, (b) all work in process, (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in the Obligors' business, and (d) all documents evidencing and general intangibles relating to any of the foregoing.

               "Inventory Appraisal" means the inventory appraisal prepared by the Buxbaum Group and delivered to the Agent prior to the Agreement Date and each other inventory appraisal delivered to the Agent pursuant to SECTION 8.12(F).

               "Inventory Appraiser" has the meaning set forth in SECTION
8.12(F).

               "Investment" means, with respect to any Person, (a) the acquisition or ownership by such Person of any share of capital stock, evidence of Indebtedness or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses, (c) any

Guaranty of the obligations of any other Person, and (d) any other investment (other than the Acquisition of a Business Unit) in any other Person.

               "Invitation and Consent Solicitation" means the Invitation and Consent Solicitation, dated April 12, 1999, issued by Tultex and soliciting offers to sell Bonds and soliciting consents to certain amendments to the Indentures.

               "IRS" means the Internal Revenue Service.

               "Issuing Bank" means NationsBank, in its capacity as issuer of any Letter of Credit, or any successor thereto.

               "Lender" means at any time any financial institution party to this Agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of ARTICLE 13, and its successors and assigns, and "Lenders" means at any time all of the financial institutions party to this Agreement at such time, including any such Persons becoming parties hereto pursuant to the provisions of ARTICLE 13, and their successors and assigns.

               "Letter of Credit" means any Letter of Credit issued by the Issuing Bank for the account of the Borrowers pursuant to ARTICLE 3.

               "Letter of Credit Amount" means, with respect to any Letter of Credit, the aggregate maximum amount at any time available for drawing under such Letter of Credit.

               "Letter of Credit Facility" means the amount of $12,000,000.

               "Letter of Credit Obligations" means, at any time, the sum of (a) the Reimbursement Obligations of the Borrowers at such time, PLUS (b) the aggregate Letter of Credit Amount of Letters of Credit outstanding at such time, PLUS (c) the aggregate Letter of Credit Amount of Letters of Credit the issuance of which has been authorized by the Agent and the Issuing Bank pursuant to
SECTION 3.4(B) but that have not yet been issued, in each case as determined by the Agent.

               "Letter of Credit Reserve" means, at any time, the aggregate Letter of Credit Obligations at such time, other than Letter of Credit Obligations that are fully secured by Cash Collateral.

               "Liabilities" of any Person means all items (except for items of capital stock, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Liabilities are to be determined.

               "LIBOR" means, with respect to any LIBOR Loan for the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

                     LIBOR =             Interbank Offered Rate
                                      ----------------------------
                                      1 - LIBOR Reserve Percentage

LIBOR shall be adjusted automatically as of the effective date of any change in the LIBOR Reserve Percentage.

               "LIBOR Loan" means any Loan bearing interest at a rate determined by reference to LIBOR, including any such Loans continued as or converted into a LIBOR Loan on the same day by the Lenders for the same Interest Period.

               "LIBOR Reserve Percentage" means that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of LIBOR Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. LIBOR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefit of credits for proration, exceptions or offsets that may be available from time to time to any Lender.

               "LIBOR Revolving Credit Loan" means a LIBOR Loan outstanding under the Revolving Credit Facility.

               "Lien" means, as applied to the property of any Person: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, (c) any Indebtedness which is unpaid more than 60 days after the same shall have become due and payable and which if unpaid might by law (including bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over the claims of general unsecured creditors of such Person, and (d) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, excluding informational financing statements relating to leased property.

               "Liga Mayor" means Liga Mayor de Mexico S.A. de C.V., a Mexican corporation.

               "Loan" means any Revolving Credit Loan, as well as all such loans collectively, as the context requires.

               "Loan Account" and "Loan Accounts" shall have the meanings ascribed thereto in SECTION 4.5.

               "Loan Documents" means collectively this Agreement, the Notes, the Security Documents, the Fee Letter, and each other instrument, agreement or document executed by any Obligor, or any Affiliate or Subsidiary of any Obligor, in connection with this Agreement, whether prior to, on or after the Effective Date, and each other instrument, agreement or document referred to herein or contemplated hereby.

               "Lockbox" means each post office box specified in a Lockbox Agreement.

               "Lockbox Agreement" means each agreement between an Obligor and a Clearing Bank concerning the establishment of a Lockbox for the collection of Receivables.

               "Logo Athletic Note" means, collectively, (a) the Non-Negotiable Subordinated Promissory Note of TKS Acquisition, Inc., dated July 15, 1998, payable to Tultex in the principal amount of $5,000,000, (b) the Non-Negotiable Subordinated Promissory Note of TKS Acquisition, Inc., dated July 15, 1998, payable to Tultex in the principal amount of $2,500,000, and (c) the Non-Negotiable Subordinated Promissory Note of TKS Acquisition, Inc., dated July 15, 1998, payable to Tultex in the principal amount of $5,000,000.

               "Materially Adverse Effect" means any act, omission, situation, circumstance, event or undertaking which would, singly or in any combination with one or more other acts, omissions, situations, circumstances, events or undertakings have, or reasonably be expected by the Agent to have, a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of Tultex and its Consolidated Subsidiaries taken as a whole, (b) the value of the Collateral, (c) the Security Interest or the priority of the Security Interest,
(d) the respective ability of any Obligor or any of their Subsidiaries to perform any material obligations under this Agreement or any other Loan Document to which it is a party, or (e) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of the Agent or any Lender to enforce any rights or remedies under or in connection with any Loan Document.

               "Minimum Commitment" means $10,000,000.

               "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable, and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or
(iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business), (c) Indebtedness that constitutes a Capitalized Lease Obligation, (d) Indebtedness under Hedge Agreements, and (e) Indebtedness that is such by virtue of CLAUSE (C) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

               "Mortgaged Real Estate" means all of the Real Estate described on
SCHEDULE 1.1A, together with all Real Estate with respect to which the Obligors are required to deliver a Mortgage to the Agent pursuant to SECTION 8.14.

               "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by the Obligors pursuant to which the Obligors grant to the Agent, for the benefit of the Secured Creditors, a Lien on all Mortgaged Real Estate, and all amendments, modifications and supplements thereto.

               "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which an Obligor or a Related Company is required to contribute or has contributed within the immediately preceding six years.

               "NationsBank" means NationsBank, N.A., and its successors and assigns.

               "Net Income" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, PROVIDED that there shall be excluded:
(a) the net income (or net loss) of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person, (b) the net income (or net loss) of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions, (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period, (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, PROVIDED that there shall also be excluded any related charges for taxes thereon, (e) any net gain arising from the collection of the proceeds of any insurance policy, (f) any write-up of any asset, and (g) any other extraordinary item.

               "Net Outstandings" of any Lender means, at any time, the sum of
(a) all amounts paid by such Lender (other than pursuant to SECTION 14.7) to the Agent in respect of Revolving Credit Loans or otherwise under this Agreement, MINUS (b) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Credit Loans.

               "Net Proceeds" means proceeds received by any Obligor in cash from any Asset Disposition (including payments under notes or other debt securities received in connection with any Asset Disposition), net of: (a) the transaction costs of such sale, lease, transfer or other disposition; (b) any tax liability arising from such transaction; and (c) amounts applied to repayment of Indebtedness (other than the Secured Obligations and Indebtedness under the Bonds and Indentures) secured by a Lien on the asset or property disposed.

               "Net Worth" means, with respect to any Person, such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

               "Non-Ratable Loan" means a Revolving Credit Loan made by NationsBank in accordance with the provisions of SECTION 4.8(B).

               "Note" means any of the Revolving Credit Notes and "Notes" means more than one such Note.

               "Notice of Borrowing" means a written notice, or telephonic notice followed by a confirming same-day written notice, requesting a Borrowing of either a Prime Rate Revolving Credit Loan or a LIBOR Revolving Credit Loan, which is given by telex or facsimile transmission in accordance with the applicable provisions of SECTION 2.2 and which specifies (i) the amount of the requested Borrowing, (ii) the date of the requested Borrowing, and (iii) if the requested Borrowing is of a LIBOR Revolving Credit Loan, the duration of the applicable Interest Period.

               "Notice of Conversion or Continuation" has the meaning specified in SECTION 4.12.

               "Obligor" means any Borrower, any Guarantor and any other Person liable with respect to the Secured Obligations, whether as maker, endorser, guarantor, pledgor or otherwise, and whether such liability is direct, indirect, primary or secondary, and "Obligors" means all of such Persons collectively.

               "Operating Lease" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

               "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

               "PBGC Agreement" has the meaning set forth in SECTION 9.16.

               "PBGC Memorandum of Understanding" has the meaning set forth in
SECTION 5.1(N).

               "Patent Assignment" means the Conditional Assignment and Patent Security Agreement, dated on or about the Effective Date, made by the Obligors to the Agent, for the benefit of the Secured Creditors.

               "Patents" means and includes, in each case whether now existing or hereafter arising, all of the Obligors' right, title and interest in and to
(a) any and all patents and patent applications, (b) inventions and improvements described and claimed therein, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including damages and payments for past and future infringements thereof, (e) rights to sue for past, present and future infringements thereof, and (f) all rights corresponding to any of the foregoing throughout the world.

               "Permitted Investments" means Investments in: (a) negotiable certificates of deposit and time deposits issued by NationsBank or by any United States bank or trust company having capital, surplus and undivided profits in excess of $100,000,000, (b) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (c) sales of inventory on credit in the ordinary course of business, (d) shares of capital stock, evidence of Indebtedness or other security acquired in consideration for or as evidence of past-due or restructured Receivables in an aggregate face amount of such Receivables at any time not to exceed $500,000, (e) Guaranties permitted pursuant to SECTION 11.3,
(f) loans and advances to Subsidiaries of any Obligor existing on the Agreement Date, for the purpose of providing working capital in the ordinary course of business, (g) loans and advances to Subsidiaries of Tultex formed after the Agreement Date, provided the Borrowers have complied with all of the provisions of SECTION 9.11 with respect thereto, and any such Subsidiary is located in and organized under the laws of the United States, (h) up to $500,000 in aggregate outstanding principal amount of loans to employees for the purpose of enabling employees to exercise their stock options in Tultex and recruiting and hiring new employees, and (i) other Investments of up to $50,000 in the aggregate at any time.

               "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or the Federal Tax Lien Act of 1966) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but
(i) in all cases only if payment shall not at the time be required to be made in accordance with SECTION 9.6, and (ii) in the case of warehousemen or landlords, only if such liens are junior to the Security Interest in any of the Collateral,
(b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under payment or performance bonds, (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of the Obligors or their Subsidiaries, (d) Purchase Money Liens, (e) Liens of the Agent, for the benefit of the Secured Creditors, arising under this Agreement and the other Loan Documents, and (f) Liens in favor of the holders of the Bonds on the Collateral as security for the obligations evidenced by the Bonds, PROVIDED that such Liens are subject to the Intercreditor Agreement and, with respect to the Bank Priority Collateral, are junior to the Lien of the Agent therein.

               "Permitted Purchase Money Indebtedness" means Purchase Money Indebtedness incurred after the Agreement Date (a) which is secured by a Purchase Money Lien, (b) the aggregate principal amount of which does not exceed an amount equal to the lesser of (i) the cost (including the principal amount of such Indebtedness, whether or not assumed) of the property (other than Inventory) subject to such Lien, and (ii) the fair value of such property (other than Inventory) at the time of its acquisition, and (c) which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations at the time outstanding, does not exceed $1,000,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of Capitalized Leases shall be computed as a Capitalized Lease Obligation.

               "Person" means an individual, limited liability company, corporation, partnership, association, trust or unincorporated organization, joint venture or other entity or a government or any agency or political subdivision thereof.

               "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which an Obligor or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

               "Prime Rate" means on any day the interest rate per annum equal to the rate of interest publicly announced by the Agent at its head office in Atlanta, Georgia as its "prime" rate, as in effect on the last Business Day of the calendar month immediately preceding the month in which such day falls. The Agent lends at rates above and below the Prime Rate.

               "Prime Rate Loan" means any Prime Rate Revolving Credit Loan, and "Prime Rate Loans" means more than one such Loan.

               "Prime Rate Revolving Credit Loan" means each Borrowing of Prime Rate Loans under the Revolving Credit Facility on the same day, a specified principal amount of Prime Rate Loans outstanding under the Revolving Credit Facility, and any Non-Ratable Loan.

               "Pro Forma" means the pro forma balance sheet of Tultex and its Consolidated Subsidiaries as at the Effective Date, immediately after giving effect to the transactions contemplated by this Agreement, including the repurchase or redemption of Bonds on the Effective Date as contemplated by the Invitation and Consent Solicitation.

               "Projections" means the forecasted (a) balance sheets, (b) income statements and (c) cash flow statements of Tultex and its Consolidated Subsidiaries for the 1999 through 2004 fiscal years, prepared on a monthly basis for the 1999 and 2000 fiscal years and on an annual basis for each fiscal year thereafter, together with appropriate supporting details and a statement of underlying assumptions.

               "Proportionate Share" or "Ratable", as applied to a Lender, means such Lender's share of an amount in Dollars or other property at the time of determination equal to (i) the Commitment Percentage of such Lender, or (ii) if the Commitments are terminated, the percentage of the total principal amount of Loans (plus Letter of Credit Obligations) outstanding at such time obtained by dividing the principal amount of the Loans (plus Letter of Credit Obligations) then owing to such Lender by the total principal amount of all Loans (plus Letter of Credit Obligations) then owing to all Lenders.

               "Proprietary Rights" means all of the Obligors' now owned and hereafter arising or acquired Patents, Copyrights, and Trademarks, including those Proprietary Rights set forth on SCHEDULE 6.1(BB) hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

               "Purchase Money Indebtedness" means (a) Indebtedness created to secure the payment of all or any part of the purchase price of any property (other than Inventory), (b) any Indebtedness incurred at the time of or within 30 days prior to or after the acquisition of any property (other than Inventory) for the purpose of financing all or any part of the purchase price thereof, and
(c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time of any such renewal, extension or refinancing.

               "Purchase Money Lien" means any Lien securing Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the property (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

               "Real Estate" means all of the Obligors' now or hereafter owned or leased estates in real property, including the real property described on
SCHEDULE 6.1(W).

               "Receivables" means and includes, as to each Obligor, (a) any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, general intangibles, or otherwise) including accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any Person, but excluding the Logo Athletic Note and the Vendor Note, (b) all guarantees, security and Liens for payment thereof, (c) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (d) all proceeds of any of the foregoing.

               "Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as the Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the Borrowers, PROVIDED that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

               "Reimbursement Obligations" means the reimbursement or repayment obligations of the Borrowers to the Issuing Bank pursuant to SECTION 3.6 or pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit.

               "Related Company" means any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as any Obligor; (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with any Obligor; or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as any Obligor, any corporation described in CLAUSE
(A) above or any partnership, trade or business described in CLAUSE (B) above.

               "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

               "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

               "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days notice to the PBGC is waived under applicable regulations.

               "Required Lenders" means, at any time, any combination of Lenders whose Commitment Percentages at such time aggregate in excess of 50%; PROVIDED, HOWEVER, that if any Lender shall have failed to fund its Proportionate Share of any Loan in accordance with the terms of this Agreement, then, for so long as such failure continues, the term "Required Lenders" shall mean Lenders (excluding such Lender whose failure to fund its Proportionate Share of any Loan has not been cured) whose Commitment Percentages (computed after excluding the defaulting Lender's Commitment from the Total Commitment) at such time aggregate in excess of 50%; PROVIDED FURTHER, HOWEVER, that if the Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender whose failure to fund its Proportionate Share of any Loan has not been cured) holding Loans (plus Letter of Credit Obligations) representing in excess of 50% of the aggregate principal amount of Loans and Letter of Credit Obligations (excluding the Loans and Letter of Credit Obligations owing to the defaulting Lender) outstanding at such time

               "Restricted Dividend Payment" means any dividend, distribution or payment on or with respect to (a) any shares of a Person's capital stock (other than dividends payable solely in shares of its capital stock) or (b) any partnership or other ownership interest in a Person, excluding, however, any such dividend, distribution or payment to Tultex by any Subsidiary of Tultex.

               "Restricted Payment" means (a) any redemption or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness for Money Borrowed, (b) any redemption, retirement or payment with respect to Subordinated Indebtedness other than in accordance with the subordination agreement or provisions applicable thereto, (c) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to a shareholder, partner or equity holder of such Person or to any Affiliate of any such shareholder, partner or equity holder, other than any payment of interest on the Convertible Subordinated Notes in accordance with the terms thereof, (d) the payment of any management, consulting or similar fee by any Person to any Affiliate of such Person.

               "Restricted Purchase" means any payment on account of the purchase, redemption or other acquisition or retirement by a Person of any (a) shares of such Person's capital stock (except shares acquired on the conversion thereof into other shares of capital stock of such Person), (b) a partnership interest in such Person, if such Person is a partnership, or (c) a membership interest in such Person, if such Person is a limited liability company.

               "Revolving Credit Facility" means the principal amount of $150,000,000 or such lesser or greater amount as shall be agreed upon from time to time in writing by the Agent, the Lenders and the Borrowers.

               "Revolving Credit Loans" means loans made to the Borrowers pursuant to SECTION 2.1.

               "Revolving Credit Note" means each Revolving Credit Note made by the Borrowers payable to the order of a Lender evidencing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of the Revolving Credit Loans made to them by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise), substantially in the form of EXHIBIT A hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

               "Schedule of Inventory" means a schedule delivered by the Borrowers' Agent to the Agent pursuant to the provisions of SECTION 8.12(B).

               "Schedule of Receivables" means a schedule delivered by the Borrowers' Agent to the Agent pursuant to the provisions of SECTION 8.12(A).

               "Secured Creditors" means, collectively, the Agent, the Issuing Bank, the Lenders, and each Affiliate of each of the foregoing.

               "Secured Obligations" means, in each case whether now in existence or hereafter arising, (a) the principal of, and interest and premium, if any, on, the Loans, and any fees payable in connection with the Loans or this Agreement, (b) the Reimbursement Obligations and all other obligations of the Borrowers to the Issuing Bank, the Agent or any Lender arising in connection with the issuance of Letters of Credit, and (c) all indebtedness, liabilities, obligations, covenants and duties of the Obligors to the Agent, the Lenders or any other Secured Creditor of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents or the Banking Relationship, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including fees required to be paid pursuant to ARTICLE 4 and expenses required to be paid or reimbursed pursuant to SECTION 16.2.

               "Security Documents" means this Agreement, the Financing Statements, the Patent Assignment, the Trademark Assignment, the Mortgages, and each other writing executed and delivered by an Obligor securing the Secured Obligations.

               "Security Interest" means the Liens of the Agent, for the benefit of the Secured Creditors, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

               "Settlement Date" means each Business Day after the Effective Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of SECTION 4.8(B) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of SECTION 4.8.

               "Settlement Report" means each report, substantially in the form attached hereto as EXHIBIT E, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Commitment Percentage thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and fees received by the Agent from the Borrowers during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

               "Subordinated Indebtedness" means (a) the Indebtedness of Tultex evidenced by the Convertible Subordinated Notes, including principal thereof and interest and premium, if any, thereon, together with any and all Indebtedness related thereto, and (b) any other Indebtedness for Money Borrowed which is in an amount, and is expressly subordinated to the Secured Obligations on terms and conditions, acceptable to the Agent and the Required Lenders in their discretion.

               "Subsidiary" (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person, (i) if the holders of such stock, or other ownership interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest, and (b) when used with respect to a Plan, ERISA or a provision of the Internal Revenue Code pertaining to employee benefit plans, also means any corporation, trade or business (whether or not incorporated) which is under common control with any Obligor and is treated as a single employer with such Obligor under Section 414(b) or (c) of the Internal Revenue Code and the regulations thereunder.

               "Supporting Letter of Credit" has the meaning specified in
SECTION 3.9.

               "Sweatjet" means Sweatjet Incorporated, a Virginia corporation.

               "Tangible Net Worth" means the Net Worth of Tultex and its Consolidated Subsidiaries at the time in question, after excluding therefrom all amounts due from Affiliates and the amount of all intangible items reflected therein, including all unamortized debt discount and expense, unamortized research and development expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, unamortized excess cost of investment in non-Consolidated Subsidiaries over equity at dates of acquisition, and all similar items which should properly be treated as intangibles in accordance with GAAP.

               "Tax Refund Claims" means all tax refund claims and all rights with respect thereto, including all rights to settle or compromise the amount of such claims, to file amendments and other documents with respect thereto, and to receive the proceeds thereof.

               "Termination Date" means May 7, 2002, such earlier date to which the Secured Obligations shall have been accelerated pursuant to the provisions of SECTION 12.2, such earlier date as all Secured Obligations shall have been irrevocably paid in full and the Revolving Credit Facility shall have been terminated, or such later date as to which the same may be extended pursuant to the provisions of SECTION 2.5.

               "Termination Event" means (a) a Reportable Event, (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

               "Total Commitment" means the sum of the Commitments.

               "Track Gear" means Track Gear, Inc., a Virginia corporation.

               "Trademark Assignment" means the Conditional Assignment and Trademark Security Agreement, dated on or about the Effective Date, made by the Obligors to the Agent, for the benefit of the Secured Creditors.

               "Trademarks" means and includes in each case whether now existing or hereafter arising, all of the Obligors' right, title and interest in and to
(a) trademarks (including service marks), trade names and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the trademarks, (b) licenses of the foregoing, whether as licensee or licensor, (c) renewals thereof, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including damages, claims and payments for past and future infringements thereof, (e) rights to sue for past, present and future infringements thereof, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

               "T-Shirt City" means Tultex/T-Shirt City, Inc., a Virginia corporation.

               "Tultex" means Tultex Corporation, a Virginia corporation.

               "Tultex Canada" means Tultex Canada, Inc., a Canadian corporation.

               "Tultex International" means Tultex International, Inc., a Virginia corporation.

               "Tultex Massachusetts" means Tultex Subsidiary (Mass), Inc., a Massachusetts corporation formerly known as Logo Athletic/Headwear, Inc.

               "Tultex Virginia" means Tultex Subsidiary (Va), Inc., a Virginia corporation formerly known as Logo Athletic, Inc.

               "Type" means, when used in respect of any Loan or Borrowing, the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

               "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

               "Unfunded Capital Expenditures" means Capital Expenditures which are paid for other than with the proceeds of Indebtedness for Money Borrowed (other than the Loans) incurred to finance such Capital Expenditures and other than those represented by Capitalized Lease Obligations.

               "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of Georgia or in any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

               "Vendor Note" means, collectively, (a) the promissory note dated July 1, 1997 of Textiles Arco Iris, SA. De CV, as amended, payable to Tultex in the amount of $198,000 as of April 3, 1999, and (b) the contract obligations due from Overseas Manufacturing Systems of America, Inc. and related parties under the agreement dated October 11, 1995, as amended on July 1, 1997, payable to Tultex in the amount of $4,354,000 as of April 3, 1999.

               SECTION 1.2.  General.

               (a) All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP.

               (b) The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles, investment property and inventory, as and when used in this Agreement or the Security Documents, shall have the meanings given those terms in the Uniform Commercial Code.

               (c) Unless otherwise specified, a reference in this Agreement to a particular section or subsection is a reference to that section or subsection of this Agreement, and the words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement.

               (d) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

               (e) Words denoting individuals include corporations and vice versa.

               (f) Unless otherwise specified, the word "including" means "including but not limited to".

               (g) References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof.

               (h) References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, novated, supplemented, modified, reissued or replaced from time to time, so long as and to the extent that such amendment, novation, supplement, modification, reissuance or replacement is either not prohibited by the terms of this Agreement or is consented to by the Required Lenders (or Lenders, as the case may be) and the Agent.

               (i) References to any Person include its successor or permitted substitutes and assigns.

               (j) Each reference to a time of day shall refer to Atlanta, Georgia time.


                                    ARTICLE 2

                            REVOLVING CREDIT FACILITY


               SECTION 2.1. Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Revolving Credit Loans to the Borrowers from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrowers in accordance with the terms of SECTION 2.2, in amounts equal to such Lender's Commitment Percentage of each such Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Commitment Percentage of the Borrowing Base; PROVIDED, HOWEVER, that the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to the Loans requested) shall not exceed the Borrowing Base. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Revolving Credit Loans to the Borrowers; PROVIDED, HOWEVER, that it is agreed that should the Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid pursuant to SECTION 2.3(C) may be reborrowed by the Borrowers, subject to the terms and conditions of this Agreement, in accordance with the terms of this SECTION 2.1. The Agent's and each Lender's books and records reflecting the date and the amount of each Revolving Credit Loan and each repayment of principal thereof shall constitute PRIMA FACIE evidence of the accuracy of the information contained therein, subject to the provisions of SECTION 4.5.

               SECTION 2.2. Manner of Borrowing Revolving Credit Loans. Borrowings under the Revolving Credit Facility shall be made as follows:

               (a)    Requests for Borrowing.

                      (i) Prime Rate Revolving Credit Loans. A request for a
               Borrowing of a Prime Rate Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner:

                             (A) with respect to the initial Borrowing to be
                      made on the Effective Date, the Borrowers shall give the Agent an Initial Notice of Borrowing at least two Business Days prior to the proposed date of the Borrowing, and, as to subsequent Prime Rate Revolving Credit Loans, the Borrowers shall give the Agent a Notice of Borrowing before 11:00 a.m. on the proposed Borrowing date, all of which notices shall be irrevocable,

                             (B) whenever a check or other item is presented to
                      a Disbursing Bank for payment against a Disbursement Account in an amount greater than the then available balance in such account, such Disbursing Bank shall, and is hereby irrevocably authorized by the Borrowers to, give the Agent notice thereof, which notice shall be deemed to be an irrevocable request for a Prime Rate Revolving Credit Loan on the date of such notice in an amount equal to the excess of such check or other item over such available balance,

                             (C) unless payment is otherwise made by the
                      Obligors, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be an irrevocable request for a Prime Rate Revolving Credit Loan on the due date in the amount required to pay such interest,

                             (D) unless payment is otherwise made by the
                      Obligors, the becoming due of any other Secured Obligation shall be deemed to be an irrevocable request for a Prime Rate Revolving Credit Loan on the due date in the amount then so due, and such request shall be irrevocable, and

                             (E) the receipt by the Agent of notification from
                      the Issuing Bank to the effect that a drawing has been made under a Letter of Credit and that the Borrowers have failed to reimburse the Issuing Bank therefor in accordance with the terms of the Letter of Credit, the Reimbursement Agreement and ARTICLE 3, shall be deemed to be an irrevocable request for a Prime Rate Revolving Credit Loan on the date such notification is received in the amount of such drawing which is so unreimbursed.

                      (ii) LIBOR Revolving Credit Loans. The Borrowers may
               request a LIBOR Loan under the Revolving Credit Facility by giving the Agent a Notice of Borrowing (which notice shall be irrevocable) not later than 11:00 a.m. on the date three Business Days before the date on which the requested LIBOR Revolving Credit Loan is to be made; PROVIDED the Borrowers shall not be permitted to request, and the Lenders shall not be required to make, LIBOR Revolving Credit Loans at any time during the existence of an Event of Default.

                      (iii) Notification of Lenders. Unless the Agent has
               elected periodic settlements pursuant to SECTION 4.8, the Agent shall promptly notify the Lenders of any Notice of Borrowing given or deemed given pursuant to this SECTION 2.2(A) by 12:00 noon on the proposed Borrowing date (in the case of Prime Rate Revolving Credit Loans) or by 3:00 p.m. three Business Days before the proposed Borrowing date (in the case of LIBOR Revolving Credit Loans). Not later than 1:00 p.m. on the proposed Borrowing date, each Lender will make available to the Agent, for the account of the Borrowers, at the Agent's Office in funds immediately available to the Agent, an amount equal to such Lender's Commitment Percentage of such Prime Rate Revolving Credit Loan or LIBOR Revolving Credit Loan, as the case may be.

               (b) Disbursement of Loans. Each Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each Borrowing requested, or deemed to be requested, pursuant to this SECTION 2.2 as follows:

                      (i) the proceeds of each Borrowing requested under SECTION
               2.2(A)(I)(A) (other than the Borrowing of the Initial Loans), 2.2(A)(I)(B) or 2.2(A)(II) shall be disbursed by the Agent in Dollars in immediately available funds by wire transfer to a Disbursement Account or, in the absence of a Disbursement Account, by wire transfer to such other account as may be agreed upon by the Borrowers and the Agent from time to time, and the proceeds of the Initial Loans under SECTION 2.2(A)(I)(A) shall be disbursed in accordance with the Initial Notice of Borrowing;

                      (ii) the proceeds of each Borrowing deemed requested under
               SECTION 2.2(A)(I)(C) or (D) shall be disbursed by the Agent by way of direct payment of the relevant interest or Secured Obligation; and

                      (iii) the proceeds of each Borrowing deemed requested
               under SECTION 2.2(A)(I)(E) shall be disbursed by the Agent directly to the Issuing Bank on behalf of the Borrowers.

               SECTION 2.3. Repayment of Revolving Credit Loans. The Revolving Credit Loans will be repaid as follows:

               (a) Whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrowers in full, not later than the Termination Date;

               (b) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the Borrowing Base in effect at such time, the Borrowers shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment;

               (c) Each Borrower hereby instructs the Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount, if any, received by the Agent on such day pursuant to SECTION 8.1(B); PROVIDED that payments received in excess of outstanding Revolving Credit Loans or payments received on account of LIBOR Loans which would otherwise result in prepayment of such Loans prior to the end of the Interest Period applicable thereto may (in the absence of an Event of Default), upon the instruction of the Borrowers to the Agent not later than 1:00 p.m. on any Business Day, be applied to the Cash Collateral Account; and

               (d) Each LIBOR Loan is due and payable on the last day of the Interest Period applicable thereto, except to the extent converted or continued in accordance with SECTIONS 4.12 and 4.13.

Repayments pursuant to SECTION 2.3(B) or (C) shall be applied first to the Prime Rate Revolving Credit Loans and then, subject to the provisions of SECTION 2.3(C), to LIBOR Revolving Credit Loans.

               SECTION 2.4. Revolving Credit Note. Each Lender's Revolving Credit Loans and the joint and several obligation of the Borrowers to repay such Revolving Credit Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date (or the later "effective date" under any Assignment and Acceptance) and shall be duly and validly executed and delivered by the Borrowers.

               SECTION 2.5. Extension of Revolving Credit Facility. Upon the request of the Borrowers, the Lenders may, in their sole discretion, agree to extend the Revolving Credit Facility for a period of up to two years beyond the then effective Termination Date. Each such extension shall be effected by the Borrowers' and Lenders' execution and delivery of a written agreement evidencing such extension.


                                    ARTICLE 3

                            LETTER OF CREDIT FACILITY

               SECTION 3.1. Agreement to Issue. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Issuing Bank agrees to issue for the account of the Borrowers one or more Letters of Credit in accordance with this ARTICLE 3, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

               SECTION 3.2. Amounts. The Issuing Bank shall not have any obligation to issue any Letter of Credit at any time: (a) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations of the Borrowers would exceed the Letter of Credit Facility then in effect or (ii) the aggregate principal amount of the Revolving Credit Loans outstanding would exceed the Borrowing Base (after reduction for the Letter of Credit Reserve in respect of such Letter of Credit); or (b) which has a term longer than one calendar year or an expiration date after the last Business Day that is more than 10 days prior to the Termination Date.

               SECTION 3.3. Conditions. The obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction of (a) the conditions precedent contained in ARTICLE 5 and (b) the following additional conditions precedent in a manner satisfactory to the Agent and the Issuing Bank: (i) the Borrowers shall have delivered to the Issuing Bank and the Agent at such times and in such manner as the Issuing Bank or the Agent may prescribe an application in form and substance satisfactory to the Issuing Bank and the Agent for the issuance of the Letter of Credit, a Reimbursement Agreement and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Issuing Bank and the Agent; and (ii) as of the date of issuance, no order of any court, arbitrator or governmental authority having jurisdiction or authority over the Issuing Bank shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to banks generally and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over banks generally shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit.

               SECTION 3.4.  Issuance of Letters of Credit.

               (a) Request for Issuance. The Borrowers shall give the Issuing Bank and the Agent written notice of the Borrowers' request for the issuance of a Letter of Credit no later than three Business Days prior to the proposed date of issuance of the Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day more than 10 days prior to the Termination Date), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrowers shall attach to such notice the form of the Letter of Credit that the Borrowers request to be issued.

               (b) Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrowers pursuant to SECTION 3.4(A), the amount of the unused Letter of Credit Facility and the Borrowing Base. If (i) the form of the Letter of Credit delivered by the Borrowers to the Agent is acceptable to the Issuing Bank and the Agent in their sole discretion, (ii) the undrawn face amount of the requested Letter of Credit is less than or equal to the lesser of (A) the unused Letter of Credit Facility and (B) the unused Borrowing Base, and (iii) if requested by the Agent, the Agent has received a certificate or other assurance from the Borrowers stating that the applicable conditions set forth in ARTICLE 5 have been satisfied, then the Issuing Bank will cause the Letter of Credit to be issued.

               (c) Notice of Issuance. Promptly after the issuance of any Letter of Credit, the Issuing Bank shall give the Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and the Agent shall give each Lender written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit.

               (d) No Extension or Amendment. No Letter of Credit shall be extended or amended unless the requirements of this SECTION 3.4 are met as though a new Letter of Credit were being requested and issued.

               SECTION 3.5. Duties of the Issuing Bank. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of the Issuing Bank to any Lender or relieve any Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to any Lender other than to confirm that any documents required to be delivered under such Letter of Credit in connection with such drawing have been presented and appear on their face to comply with the requirements of such Letter of Credit.

               SECTION 3.6.  Payment of Reimbursement Obligations.

               (a) Payment to Issuer. Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrowers jointly and severally agree to reimburse the Issuing Bank for any drawings (whether partial or full) under each Letter of Credit issued by the Issuing Bank and agree to pay to the Issuing Bank the amount of all other Reimbursement Obligations and other amounts payable to the Issuing Bank under or in connection with such Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrowers may have at any time against the Issuing Bank or any other Person.

               (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrowers with respect to any Letter of Credit (or any Reimbursement Obligation relating thereto) received by the Issuing Bank, or by the Agent and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from the Issuing Bank or the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent, for the account of the Agent or the Issuing Bank, their respective Commitment Percentages of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

               SECTION 3.7.  Participations.

               (a) Purchase of Participations. Immediately upon issuance by the Issuing Bank of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation in such Letter of Credit equal to such Lender's Commitment Percentage of the face amount thereof (including all obligations of the Borrowers with respect thereto, other than amounts owing to the Issuing Bank under SECTION 4.2(D), and any security therefor or guaranty pertaining thereto).

               (b) Sharing of Letter of Credit Payments. In the event that the Issuing Bank makes a payment under any Letter of Credit and the Issuing Bank shall not have been repaid such amount pursuant to SECTION 3.6, then the Issuing Bank shall be deemed to have made a Non-Ratable Loan in the amount of such payment, and notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, such Non-Ratable Loan shall be subject to the provisions of SECTION 4.8 and the absolute obligations of the Lenders to pay for their respective participation interests therein.

               (c) Sharing of Reimbursement Obligation Payments. Whenever the Issuing Bank receives a payment from or on behalf of the Borrowers on account of a Reimbursement Obligation as to which the Agent has previously received for the account of the Issuing Bank payment from a Lender pursuant to this SECTION 3.7, the Issuing Bank shall promptly pay to the Agent, for the benefit of such Lender, such Lender's Commitment Percentage of the amount of such payment from the Borrowers in Dollars. Each such payment shall be made by the Issuing Bank on the Business Day on which the Issuing Bank receives immediately available funds pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. on such Business Day and otherwise on the next succeeding Business Day.

               (d) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Reimbursement Agreement or application for any Letter of Credit and such other documentation as may reasonably be requested by such Lender.

               (e) Obligations Irrevocable. Notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the issuance of Letters of Credit hereunder subsequent to the Letters of Credit to be issued on the Effective Date, unless the Issuing Bank shall have received notice from the Required Lenders (which notice shall become effective on the third Business Day after receipt of such notice by the Issuing Bank unless otherwise agreed by the Issuing Bank) prior to a proposed issuance date of any Letter of Credit that such Lenders will not participate in any Letter of Credit to be issued on such date, the Issuing Bank may assume that each Lender will participate in such Letter of Credit in accordance with this SECTION 3.7, and the Issuing Bank may, in reliance upon such assumption, issue such Letter of Credit for the account of the Borrowers. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit and their participations therein pursuant to the provisions of SECTION 4.8 hereof or otherwise and the obligations of the Borrowers to make payments to the Issuing Bank or to the Agent, for the account of Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Letter of Credit has been issued in accordance with this ARTICLE 3), including any of the following circumstances:
(i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (ii) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Issuing Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other Person and the beneficiary named in any Letter of Credit); (iii) any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) the surrender or impairment of any Collateral or any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents; (v) the occurrence of any Default or Event of Default; or (vi) the Agent's failure to deliver to the Lenders the notice provided for in SECTION 3.4(C).

               SECTION 3.8.  Indemnification, Exoneration.

               (a) Indemnification. In addition to amounts payable as elsewhere provided in this ARTICLE 3, the Borrowers jointly and severally agree to protect, indemnify, pay and save the Issuing Bank, the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Issuing Bank, any Lender or the Agent may incur or be subject to as a consequence, directly or indirectly, of (i) the issuance of any Letter of Credit, other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or (ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions being hereinafter referred to collectively as "Government Acts").

               (b) Assumption of Risk by the Borrowers. As among the Borrowers, the Issuing Bank, the Lenders and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Issuing Bank, the Lenders and the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Lenders or the Agent, including any Government Acts. None of the foregoing shall affect, impair or prevent the vesting of any of the Issuing Bank's or the Agent's rights or powers under this SECTION 3.8.

               (c) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent, the Issuing Bank or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not result in any liability of the Issuing Bank, any Lender or the Agent to the Borrowers or relieve the Borrowers of any of their obligations hereunder to any such Person.

               SECTION 3.9. Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of SECTION 3.2(B), any Letter of Credit is outstanding on the Termination Date, then on or prior to the Termination Date, or in any case upon the occurrence of an Event of Default, the Borrowers shall, promptly on demand by the Agent, deposit with the Agent, for the Ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, as the Agent shall specify, either (a) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent and the Issuing Bank, issued by an issuer reasonably satisfactory to the Agent and the Issuing Bank in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent, the Issuing Bank and the Lenders for payments made by the Agent, the Issuing Bank and the Lenders under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto, or (b) Cash Collateral in an amount necessary to reimburse the Agent, the Issuing Bank and the Lenders for payments made by the Agent, the Issuing Bank and the Lenders under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto. Such Supporting Letter of Credit or Cash Collateral shall be held by the Agent for the benefit of the Issuing Bank and the Lenders, as security for, and to provide for the payment of, the Reimbursement Obligations. In addition, the Agent may at any time after the Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Secured Obligations then due and payable. At the Borrowers' request, but subject to the Agent's reasonable approval, the Agent shall invest any Cash Collateral consisting of cash or any proceeds of Cash Collateral consisting of cash in Cash Equivalents, and any commissions, expenses and penalties incurred by the Agent in connection with any investment and redemption of such Cash Collateral shall be Secured Obligations hereunder secured by the Collateral, shall bear interest at the rates provided herein for Prime Rate Revolving Credit Loans, and shall be charged to the Borrowers' Loan Accounts, or, at the Agent's option, shall be paid out of the proceeds of any earnings received by the Agent from the investment of such Cash Collateral as provided herein or out of such cash itself. The Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned on any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this SECTION 3.9.

                                    ARTICLE 4

                             GENERAL LOAN PROVISIONS

               SECTION 4.1.  Interest.

               (a) Prime Rate Loans. Subject to the provisions of SECTION 4.1(D), the Borrowers will pay interest on the unpaid principal amount of each Prime Rate Loan, for each day from the day such Loan is made until such Loan is paid (whether at maturity, by reason of acceleration, or otherwise) or is converted to a Loan of a different Type, at a rate per annum equal to the sum of
(i) the Applicable Margin and (ii) the Prime Rate, payable monthly in arrears as it accrues on each Interest Payment Date and when such Prime Rate Loan is due (whether at maturity, by reason of acceleration or otherwise).

               (b) LIBOR Loans. Subject to the provisions of SECTION 4.1(D), the Borrowers will pay interest on the unpaid principal amount of each LIBOR Loan for the applicable Interest Period at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) LIBOR, payable in arrears as it accrues on each Interest Payment Date, and when such LIBOR Loan is due (whether at maturity, by reason of acceleration or otherwise).

               (c) Other Secured Obligations. The Borrowers will, to the extent permitted by Applicable Law, pay interest on the unpaid principal amount of any Secured Obligation that is due and payable, other than the Loans, in accordance with SECTIONS 4.1(A) or (D), as applicable, as if such Secured Obligation were a Prime Rate Loan.

               (d) Default Rate. If there shall occur and be continuing an Event of Default, at the election of the Required Lenders, the unpaid principal amount of the Loans and other Secured Obligations shall no longer bear interest in accordance with the terms of SECTION 4.1(A), (B) or (C), but shall bear interest for each day from the date of such Event of Default until such Event of Default shall have been cured or waived at a rate per annum equal to the sum of (i) the Default Margin and (ii) the rate otherwise applicable to such Loan or other Secured Obligation, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by Applicable Law, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in SECTION 12.1(G) or (H).

               (e) Calculation of Interest. The interest rates provided for in SECTIONS 4.1(A), (B), (C) and (D) shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

               (f) Maximum Rate. It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrowers shall, to the extent permitted by Applicable Law, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Borrowers.

               SECTION 4.2.  Certain Fees.

               (a) Closing Fee. On the Effective Date, as additional consideration for the extensions of credit provided for hereunder, the Borrowers shall pay to the Agent a closing fee in accordance with the terms of the Fee Letter, which closing fee shall be shared with the Lenders in accordance with the terms of the separate letter(s) between the Agent and the Lenders. The closing fee provided for herein shall compensate the Agent and the Lenders for the internal costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including administrative, general overhead and lost opportunity costs, but not including any out-of-pocket expenses for which the Borrowers have agreed to reimburse the Agent, including the Agent's out-of-pocket expenses incurred (and per diem charges accrued) in connection with its due diligence examination of the Obligors and the closing of the transactions contemplated by this Agreement. The closing fee shall be fully earned on the Effective Date and shall not be subject to refund or rebate.

               (b) Agent Fee; Field Exam Fee. For administration and other services performed by the Agent in connection with its continuing administration of this Agreement, the Borrowers shall pay to the Agent, for its own account, and not for the account of the Lenders, the annual Agent and field examination fees in accordance with the terms of the Fee Letter. The fees payable pursuant to this SECTION 4.2(B) shall be fully earned by the Agent on the date payment thereof is due and shall not be subject to refund or rebate.

               (c) Unused Line Fee. In connection with and as consideration for the holding available for the use of the Borrowers hereunder the full amount of the Revolving Credit Facility, the Borrowers will pay a fee to the Agent, for the Ratable benefit of the Lenders, for each day from the Effective Date until the Termination Date, in an amount equal to 0.375% per annum of the unused portion of the Revolving Credit Facility for such day. Such fee shall be payable monthly in arrears on each Interest Payment Date, shall be fully earned when due and payable and shall not be subject to refund or rebate, and shall be calculated based on a year of 360 days and the actual number of days elapsed.

               (d)    Letter of Credit Fees.

                      (i) The Borrowers shall pay to the Agent, for the Ratable benefit of the Lenders, Letter of Credit fees on a per annum basis equal to the Applicable Margin for LIBOR Loans multiplied by the average daily aggregate Letter of Credit Amount of all Letters of Credit from time to time outstanding during the term of this Agreement. Such fees shall be payable to the Agent, for the Ratable benefit of the Lenders in accordance with their respective Commitment Percentages, monthly in arrears on each Interest Payment Date, and shall be calculated based on a year of 360 days and the actual number of days elapsed.

                      (ii) The Borrowers shall pay to the Agent, for the account of the Issuing Bank, (A) the standard fees and charges of the Issuing Bank for issuing, administering, amending, renewing, paying and canceling letters of credit, as and when assessed, and (B) a facing fee equal to 0.125% of the face amount of each Letter of Credit, due upon issuance.

               (e) Collection Fee. During the period from and including the Effective Date to and including the Termination Date, the Borrowers will pay to the Agent for its own account on the first day of each month an amount of interest computed at the Effective Interest Rate applicable to Prime Rate Revolving Credit Loans on each remittance received by the Agent against Receivables (as contemplated by SECTION 8.1 hereof) during the preceding month, from the close of business on the date of receipt of each such remittance until the close of business on the second Business Day following the receipt of the remittance, as compensation for delays in the collection and clearance of checks and other remittances.

               (f) General. All fees shall be fully earned by the identified recipient thereof when due and payable and, except as otherwise set forth herein or required by applicable law, shall not be subject to refund or rebate. All fees provided for in this SECTION 4.2 are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money. The Borrowers acknowledge that all of the terms of the Fee Letter shall survive the execution, delivery and closing of this Agreement.

               SECTION 4.3.  Manner of Payment.

               (a) Except as otherwise expressly provided in SECTION 8.1(B), each payment (including prepayments) by the Borrowers on account of the principal of or interest on the Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 12:00 noon on the date specified for payment under this Agreement to the Agent, for the account of the Lenders, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 1:00 p.m. on such day shall be deemed a payment on such date for the purposes of SECTION 12.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

               (b) The Borrowers hereby irrevocably authorize each Lender and each Affiliate of such Lender and each participant herein to charge any account of the Borrowers maintained with such Lender or such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due.

               SECTION 4.4. General. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in accordance with such payment.

               SECTION 4.5.  Loan Accounts; Statements of Account.

               (a) Each Lender shall open and maintain on its books a loan account in the Borrowers' name (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrowers and as credits thereto all payments received by such Lender and applied to principal of such

Loan, so that the balance of the loan account at all times reflects the principal amount due such Lender from the Borrowers.

               (b) The Agent shall maintain on its books a control account for the Borrowers in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrowers hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender's Ratable share therein.

               (c) The entries made in the accounts pursuant to SUBSECTIONS (A) and (B) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to SUBSECTION (B) shall be controlling.

               (d) The Agent will account separately to the Borrowers monthly with a statement of Loans, charges and payments made to and by the Borrowers pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrowers in writing to the contrary within 30 days of the date the account to the Borrowers was so rendered. Such notice by the Borrowers shall be deemed an objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

               SECTION 4.6. Termination of Agreement. The Borrowers shall have the right, at any time, to terminate this Agreement upon not less than 60 days prior written notice to the Agent of their intention to terminate this Agreement, which notice shall specify the effective date of such termination. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, PROVIDED, that the Borrowers shall, on or prior to such date, pay to the Agent, for itself and the account of the Secured Creditors, in same day funds, an amount equal to all Secured Obligations then outstanding, including all (a) accrued interest thereon, (b) all accrued fees provided for hereunder,
(c) any amounts payable to the Lenders pursuant to this ARTICLE 4 or SECTIONS 16.2, 16.3 and 16.14, and (d) any other amounts payable to the Agent or any Secured Creditor under any other Loan Document. In addition thereto, the Borrowers shall deliver to the Agent (i) an indemnity or Cash Collateral in form and substance acceptable to the Agent with respect to any checks or other instruments received by the Agent and credited to the Borrowers in calculating the payoff amount, and (ii) in respect of each outstanding Letter of Credit, either a Supporting Letter of Credit or Cash Collateral as provided in SECTION
3.9. Following a notice of termination as provided for in this SECTION 4.6 and upon payment in full of the amounts specified in this SECTION 4.6, this Agreement shall be terminated and the Agent, the Issuing Bank, the Lenders and the Obligors shall have no further obligations to any other party hereto, except for any indemnity obligations which expressly survive the termination of this Agreement.

               SECTION 4.7.  Making of Loans.

               (a) Nature of Obligations of Lenders to Make Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

               (b) Assumption by Agent. Subject to the provisions of SECTION 4.8 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans hereunder subsequent to the Loans to be made on the Effective Date, unless the Agent shall have received notice from the Required Lenders in accordance with the provisions of SECTION 4.7(C) (and such notice shall have become effective) prior to a proposed borrowing date that such Lenders will not make available to the Agent such Lenders' Ratable portion of the amount to be borrowed on such date, the Agent may assume that each Lender will make such portion available to the Agent in accordance with SECTION 2.2(A), and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent any Lender shall not make such Ratable portion available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent at the Effective Interest Rate or, if lower, subject to SECTION 4.1(F), the Maximum Rate. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's Commitment Percentage of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Commitment Percentage of any Loan available shall not (without regard to whether the Borrowers shall have returned the amount thereof to the Agent in accordance with this SECTION 4.7) relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

               (c) Delegation of Authority to Agent. Without limiting the generality of SECTION 14.1, each Lender expressly authorizes the Agent to determine on behalf of such Lender (i) any reduction or increase of advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the rates set forth in the Borrowing Base definition, (ii) the creation or elimination of any reserves (other than the Letter of Credit Reserve) against the Revolving Credit Facility and the Borrowing Base, and (iii) whether or not Inventory or Receivables shall be deemed to constitute Eligible Inventory, Eligible In-Transit Inventory, Eligible Receivables or Eligible Bill and Hold Receivables. Such authorization may be withdrawn by the Required Lenders by giving the Agent written notice of such withdrawal signed by the Required Lenders; PROVIDED, HOWEVER, that unless otherwise agreed by the Agent such withdrawal of authorization shall not become effective until the thirtieth Business Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine. Unless and until the Agent shall have received written notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to make Loans hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Required Lenders do not intend to make available to the Agent such Lenders' Ratable share of Loans made after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in SECTION 4.7(B). The notice described in the preceding sentence shall become effective on the third Business Day after receipt of such notice by the Agent unless otherwise agreed by the Agent. The Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its Ratable portion of such Loan available to the Agent. Any withdrawal of authorization under this
SECTION 4.7(C) shall not affect the validity of any Loans made (or Letters of Credit issued) prior to the effectiveness thereof.

        (d) Agent Advances. The Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (i) after the occurrence of a Default or an Event of Default, or (ii) at any time that any of the other applicable conditions precedent set forth in ARTICLE 5 have not been satisfied, to make Revolving Credit Loans to the Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Secured Obligations, or (C) to pay any other amount chargeable to the Obligors pursuant to the terms of this Agreement, including costs, fees and expenses as described in SECTION 16.2 (any of the advances described in this SECTION 4.7(D) being hereinafter referred to as "Agent Advances"); PROVIDED that the Required Lenders may at any time revoke the Agent's authorization contained in this SECTION 4.7(D) to make Agent Advances, any such revocation to be in writing and to become effective on the third Business Day after the Agent's receipt thereof. All Agent Advances shall be repayable by the Borrowers on demand and secured by the Collateral, shall constitute Revolving Credit Loans and Secured Obligations hereunder, and shall bear interest at the rate applicable to Prime Rate Revolving Credit Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance. All Agent Advances shall constitute Non-Ratable Loans, as defined in
SECTION 4.8(B), and shall be subject to the provisions thereof.

        (e) Replacement of Certain Lenders. If a Lender (the "Affected Lender") shall have failed to fund its Proportionate Share of any Loan requested (or deemed requested) by the Borrowers which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, then, in any such case and in addition to any other rights and remedies that the Agent, any other Lender or the Borrowers may have against such Affected Lender, the Agent or the Borrowers' Agent may make written demand on such Affected Lender (with a copy to the Borrowers' Agent, in case of demand by the Agent, and with a copy to the Agent, in the case of demand by the Borrowers' Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees (to the extent willing to accept such assignment or assignments) designated by the Agent or the Borrowers' Agent (provided such Eligible Assignee is reasonably acceptable to the Agent and, if no Event of Default exists, the Borrowers' Agent), all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with ARTICLE 13. The Affected Lender shall be entitled to receive, in cash and concurrently with the execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this SECTION 4.7(E), such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Security Interest or any other Lien of the Agent in any Collateral and such Affected Lender shall have no further liability to the Agent, any Lender or any other Person under any of the Loan Documents (except as provided in SECTION 14.7 and elsewhere in this Agreement as to events or transactions which occur prior to the replacement of such Affected Lender).

               SECTION 4.8.  Settlement Among Lenders.

               (a) Revolving Credit Loans. It is agreed that each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Commitment Percentage of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund Revolving Credit Loans made in accordance with the terms of this Agreement ratably in accordance with such Lender's Commitment Percentage and each Lender's right to receive its Ratable share of principal payments on Revolving Credit Loans in accordance with its Commitment Percentage, the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents that settlement among them may take place on a periodic basis in accordance with the provisions of this SECTION 4.8.

               (b) Settlement Procedures as to Revolving Credit Loans. To the extent and in the manner hereinafter provided in this SECTION 4.8, settlement among the Lenders as to Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in SECTION 5.2 have been met. On each Settlement Date payments shall be made by or to NationsBank and the other Lenders in the manner provided in this SECTION 4.8 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this SECTION 4.8 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Commitment Percentage of the Revolving Credit Loans outstanding.

                      (i) Selection of Settlement Dates. If the Agent elects, in its discretion, but subject to the consent of NationsBank, to settle accounts among the Lenders with respect to principal amounts of Revolving Credit Loans less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; PROVIDED, HOWEVER, that the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and PROVIDED FURTHER, that a Settlement Date shall occur at least once during each seven-day period. The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon on the proposed Settlement Date, which Settlement Report will be in the form of EXHIBIT E hereto and shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                      (ii) Non-Ratable Loans and Payments. Between Settlement Dates, the Agent shall request and NationsBank may (but shall not be obligated to) advance to the Borrowers out of NationsBank's own funds, the entire principal amount of any Revolving Credit Loan requested or deemed requested pursuant to SECTION 2.2(A) or any Agent Advance made pursuant to SECTION 4.7(D) (any such Revolving Credit Loan or Agent Advance being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by NationsBank shall be deemed to be a purchase by NationsBank of a 100% participation in each other Lender's Commitment Percentage of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of NationsBank. Upon demand by NationsBank, with notice thereof to the Agent, each other Lender shall pay to NationsBank, as the repurchase of such participation, an amount equal to 100% of such Lender's Commitment Percentage of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by NationsBank for such application, and such payment to and retention by NationsBank shall be deemed, to the extent of each other Lender's Commitment Percentage of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by NationsBank. Upon demand by another Lender, with notice thereof to the Agent, NationsBank shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Commitment Percentage of any such amounts (after application thereof to the repurchase of any participations of NationsBank in such other Lender's Commitment Percentage of any Non-Ratable Loans) paid only to NationsBank by the Agent.

                      (iii) Net Decrease in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of
        SECTION 4.8(A) is less than such Lender's Commitment Percentage of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and NationsBank shall pay to the Agent, for the account of such Lender, the excess allocable to such Lender.

                      (iv) Net Increase in Outstandings. If on any Settlement Date the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of
        SECTION 4.8(A) exceeds such Lender's Commitment Percentage of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Agent, for the account of NationsBank, any excess.

                      (v) No Change in Outstandings. If a Settlement Report indicates that no Revolving Credit Loans have been made during the period since the next preceding Settlement Date, then such Lender's Commitment Percentage of any amounts received by the Agent but paid only to NationsBank shall be paid by NationsBank to the Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of SECTION 4.8(A) is exactly equal to such Lender's Commitment Percentage of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings.

                      (vi) Return of Payments. If any amounts received by NationsBank in respect of the Secured Obligations are later required to be returned or repaid by NationsBank to the Borrowers or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of NationsBank's Commitment Percentage of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NationsBank with notice to the Agent, pay to the Agent for the account of NationsBank, an amount equal to the excess of such Lender's Commitment Percentage of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                      (vii)  Payments to Agent, Lenders.

                             (A) Payment by any Lender to the Agent shall be
               made not later than 1:00 p.m. on the Business Day such payment is due, PROVIDED that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, PROVIDED that if the Agent receives such funds at or prior to 1:00 p.m., the Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. on the first Business Day following the date of such demand.

                             (B) If a Lender shall, at any time, fail to make
               any payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

                             (C) With respect to the payment of any funds under
               this SECTION 4.8(B), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.

               (c) Settlement of Other Secured Obligations. All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Secured Obligation owed to the Lenders (including fees payable to the Lenders pursuant to SECTIONS 4.2(C) and (D) and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m. will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute fees payable to the Lenders pursuant to SECTIONS 4.2(C) and (D) ratably to the Lenders based on each Lender's Commitment Percentage and shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Lenders based on the amount of the Secured Obligations then owing to each Lender.

               (d) Allocation of Payments. All monies to be applied to the Secured Obligations, whether such monies represent voluntary payments by the Obligors or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among the Agent and such of the Lenders and other holders of the Secured Obligations as are entitled thereto (and, with respect to monies allocated to the Lenders, on a Ratable basis unless otherwise provided in this SECTION 4.8(D)): (i) first, to NationsBank to pay principal and accrued interest on any portion of any Non-Ratable Loan which NationsBank may have advanced on behalf of any Lender (other than itself) and for which NationsBank has not been reimbursed by such Lender or the Obligors;
(ii) second, to the Agent to pay the amount of expenses that have not been reimbursed to the Agent by the Obligors or the Lenders, together with interest accrued thereon; (iii) third, to the Agent to pay any indemnified amount that has not been paid to the Agent by the Obligors or the Lenders, together with interest accrued thereon; (iv) fourth, to the Agent to pay any fees due and payable to the Agent under this Agreement; (v) fifth, to the Lenders for any indemnified amount that they have paid to the Agent and for any expenses that they have reimbursed to the Agent; (vi) sixth, to the Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Secured Obligations then outstanding and held by any Lender to be shared among the Lenders on a Ratable basis, or on such other basis as may be agreed upon in writing by all of the Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of the Obligors), and (vii) seventh, to the holders of the other Secured Obligations who are not Lenders on a pro rata basis. The allocations set forth in this SECTION 4.8(D) are solely to determine the rights and priorities of the Agent and the Lenders as among themselves and may be changed by the Agent and the Lenders without notice to, or the consent or approval of, the Obligors or any other Person. Whenever allocation is made pursuant to this SECTION 4.8(D) to the holder of Secured Obligations in which another Lender acquires a participation, the monies received by such holder shall be shared as between such holder and such participants on a Ratable basis.

               SECTION 4.9.  Mandatory Prepayments.

               (a) Prepayments from Asset Dispositions. Without limiting the restrictions set forth in SECTIONS 8.7 and 11.7, the Obligors agree that (i) immediately upon the receipt by any Obligor of the proceeds of any Asset Disposition of Bank Priority Collateral, the Obligors shall apply such proceeds as provided in SECTION 4.9(C), and (ii) within 10 days after the receipt by any Obligor of the Net Proceeds of any Asset Disposition of assets other than Bank Priority Collateral, the Obligors shall apply such Net Proceeds as provided in
SECTION 4.9(C) or to the redemption or repurchase of outstanding Bonds, PROVIDED, however, that the Obligors shall not be required to make such application pursuant to CLAUSE (II) above to the extent that the Net Proceeds from Asset Dispositions during any fiscal year of the Obligors do not exceed, in the aggregate, $200,000. Concurrently with the making of any such application, the Borrowers' Agent shall deliver to the Agent a certificate of the Financial Officer demonstrating the calculations of the amount required to be applied and, in the case of the application of the Net Proceeds from Asset Dispositions of assets other than Bank Priority Collateral pursuant to CLAUSE (II) above, the amount of such Net Proceeds to be applied as provided in SECTION 4.9(C) and the amount of such Net Proceeds to be applied to the redemption or repurchase of outstanding Bonds. Notwithstanding the foregoing, to the extent that the gross proceeds from Asset Dispositions of assets other than Bank Priority Collateral during any fiscal year of the Obligors do not exceed, in the aggregate, $2,000,000, if the Obligors reasonably expect such proceeds to be reinvested within six months in productive assets of a kind then used or useable in the business of the Obligors and that are not subject to any Lien other than Permitted Liens, then the Obligors shall not be required to make the application of Net Proceeds as provided in CLAUSE (II) above, PROVIDED that (A) within 10 days after the receipt by any Obligor of such gross proceeds, the Borrowers' Agent shall deliver to the Agent a certificate of the Financial Officer certifying that the Obligors reasonably expect to reinvest such proceeds within six months as provided above, and (B) to the extent that the Obligors fail to reinvest such proceeds within six months as provided above, (x) the Obligors shall immediately apply the unreinvested amount as provided in SECTION 4.9(C) or to the redemption or repurchase of outstanding Bonds and (y) the Borrowers' Agent shall deliver to the Agent a certificate of the Financial Officer demonstrating the calculations of the amount required to be applied and the amount of such Net Proceeds to be applied as provided in SECTION 4.9(c) and the amount of such Net Proceeds to be applied to the redemption or repurchase of outstanding Bonds.

               (b) Prepayments from Equity Offerings. In the event that, at any time after the Effective Date, Tultex or any of its Subsidiaries issues capital stock or other securities or receives an additional capital contribution in respect of existing capital stock or other securities (excluding any such issuance to, or receipt from, another Obligor or a Consolidated Subsidiary of Tultex), no later than the second Business Day following the date of receipt of the proceeds from such issuance, the Obligors shall (i) apply such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith, as provided in SECTION 4.9(C) or to the redemption or repurchase of outstanding Bonds, and (ii) the Borrowers' Agent shall deliver to the Agent a certificate of the Financial Officer demonstrating the calculations of the amount required to be applied and the amount of such net proceeds to be applied as provided in SECTION 4.9(C) and the amount of such net proceeds to be applied to the redemption or repurchase of outstanding Bonds.

               (c) Application of Proceeds of Prepayments. All prepayments of the Secured Obligations pursuant to this SECTION 4.9 shall be applied to the outstanding Revolving Credit Loans, to the extent thereof, then to the other Secured Obligations, PROVIDED that payments shall be first applied to Prime Rate Loans to the extent thereof and then to LIBOR Loans and any payments received which would otherwise result in the prepayment of LIBOR Loans prior to the end of the Interest Period applicable thereto may, upon the request of the Borrowers' Agent, in the absence of an Event of Default, be applied to the Cash Collateral Account, with any excess to be deposited with the Agent to be held as Cash Collateral for the Secured Obligations and applied by the Agent from time to time to outstanding Revolving Credit Loans promptly upon the making of such Revolving Credit Loans or, after the Termination Date, to any of the Secured Obligations in such manner as the Agent shall determine in its sole discretion.

               SECTION 4.10. Payments Not at End of Interest Period; Failure to Borrow. If for any reason any payment of principal with respect to any LIBOR Loan is made on any day prior to the last day of the Interest Period applicable to such LIBOR Loan or, after having given a Notice of Borrowing with respect to any LIBOR Revolving Credit Loan or a Notice of Conversion or Continuation with respect to any Loan to be continued as or converted into a LIBOR Loan, such Loan is not made or is not continued as or converted into a LIBOR Loan due to the Borrowers' failure to borrow or to fulfill the applicable conditions set forth in ARTICLE 5, the Borrowers shall pay to each Lender upon the request of the Agent or such Lender an amount sufficient to compensate the Agent and such Lender for any and all losses or expenses which the Agent or such Lender has sustained or incurred as a consequence thereof. The Borrowers shall pay such amount upon presentation by the Agent (or as to any Lender, by such Lender) of a statement setting forth the amount and the Agent's (or such Lender's) calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

               SECTION 4.11. Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to the Lenders under this ARTICLE 4 shall be made as though each Lender had actually funded or committed to fund its LIBOR Loans through the purchase of an underlying deposit in an amount equal to the amount of its Ratable share thereof and having a maturity comparable to the relevant Interest Period for such LIBOR Loan; PROVIDED, however, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Article 4.

               SECTION 4.12. Notice of Conversion or Continuation. Whenever the Borrowers desire, subject to the provisions of SECTION 4.13, to convert an outstanding Loan into a Loan or Loans of a different Type or to continue all or a portion of an outstanding LIBOR Loan for a subsequent Interest Period, the Borrowers shall notify the Agent by telephone or in writing by telex or facsimile transmission (which notice shall be irrevocable) not later than 11:00 a.m. on the date three Business Days before the day on which such proposed conversion or continuation is to be effective (and such effective date of any continuation shall be the last day of the Interest Period for the applicable LIBOR Loan), PROVIDED the Borrowers shall not be permitted to convert Loans into (or continue Loans as) LIBOR Loans at any time during the existence of an Event of Default. Each such notice (a "Notice of Conversion or Continuation") shall
(a) identify the Loan to be converted or continued, the aggregate outstanding principal balance thereof and, if a LIBOR Loan, the last day of the Interest Period applicable to such Loan, (b) specify the effective date of such conversion or continuation, (c) specify the principal amount of such Loan to be converted or continued and, if converted, the Type or Types into which the same is to be converted, and (d) the Interest Period to be applicable to the LIBOR Loan as converted or continued, and shall, if notice thereof was originally given by telephone, be immediately followed by a signed, written confirmation thereof by the Borrowers in a form acceptable to the Agent, PROVIDED that if such written confirmation differs in any respect from the action taken by the Lenders, the records of the Agent shall control absent manifest error.

               SECTION 4.13. Conversion or Continuation. Provided that no Event of Default shall have occurred and be continuing (but subject to the provisions of SECTIONS 4.12 and 4.15), the Borrowers may request that all or any part of any outstanding Loan be converted into a Loan or Loans of a different Type or be continued as a Loan or Loans of the same Type, in the same aggregate principal amount, on any Business

Day (which, in the case of continuation of a LIBOR Loan, shall be the last day of the Interest Period applicable to such Loan), upon notice (which notice shall be irrevocable) given in accordance with SECTION 4.12.

               SECTION 4.14. Duration of Interest Periods; Maximum Number of LIBOR Loans; Minimum Increments.

               (a) Subject to the provisions of the definition of "Interest Period", the duration of each Interest Period applicable to a LIBOR Loan shall be as specified in the applicable Notice of Borrowing or Notice of Conversion or Continuation. The Borrowers may elect a subsequent Interest Period to be applicable to any LIBOR Loan by giving a Notice of Conversion or Continuation with respect to such Loan in accordance with SECTION 4.12.

               (b) If the Agent does not receive a notice of election in accordance with SECTION 4.12 with respect to the continuation of a LIBOR Loan within the applicable time limits specified in said SECTION 4.12, or if, when such notice must be given, an Event of Default exists or such Type of Loan is not available, the Borrowers shall be deemed to have elected to convert such LIBOR Loan in whole into a Prime Rate Loan on the last day of the Interest Period therefor.

               (c) Notwithstanding the foregoing, the Borrowers may not select an Interest Period that would end, but for the provisions of the definition of "Interest Period," after the Termination Date.

               (d) In no event shall there be more than five LIBOR Loans outstanding hereunder at any time. For the purpose of this SUBSECTION (D), each LIBOR Loan having a distinct Interest Period shall be deemed to be a separate Loan hereunder.

               (e) Each LIBOR Loan shall be in a minimum amount of $5,000,000 and increments of $500,000 in excess thereof.

               SECTION 4.15.  Changed Circumstances.

               (a) If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any governmental authority asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Loans or to fund or maintain LIBOR Loans hereunder, such Lender shall notify the Agent of such event and the Agent shall notify the Borrowers of such event, and the right of the Borrowers to select LIBOR Loans for any subsequent Interest Period or in connection with any subsequent conversion of any Loan shall be suspended until the Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and the Borrowers shall forthwith prepay in full all LIBOR Loans then outstanding, and shall pay all interest accrued thereon through the date of such prepayment or conversion, unless the Borrowers, within three Business Days after such notice from the Agent, request the conversion of all LIBOR Loans then outstanding into Prime Rate Loans; PROVIDED, that if the date of such repayment or proposed conversion is not the last day of the Interest Period applicable to such LIBOR Loan, the Borrowers shall also pay any amount due pursuant to SECTION 4.10.

               (b) If the Agent shall, at least one Business Day before the date of any requested Loan or the effective date of any conversion or continuation of an existing Loan to be made or continued as or converted into a LIBOR Loan (each such requested Loan made and Loan to be converted or continued, a "Pending Loan"), notify the Borrowers that LIBOR will not adequately reflect the cost to the Lenders of making or funding such Pending Loan as a LIBOR Loan or that the Interbank Offered Rate is not reasonably determinable, including from any interest rate reporting service of recognized standing, then the right of the Borrowers to select LIBOR Loans for such Pending Loan, any subsequent Loan or in connection with any subsequent conversion or continuation of any Loan shall be suspended until the Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and each Pending Loan and each such subsequent Loan requested to be made, continued or converted shall be made or continued as or converted into a Prime Rate Loan.

               (c) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the LIBOR Reserve Percentage) in or in the interpretation of, in each case after the date hereof, any law or regulation (except to the extent such introduction, change or interpretation affects taxes measured by net income), or (ii) the compliance with a guideline or request (except to the extent such guideline or request affects taxes measured by net income) from any central bank or other governmental authority (whether nor not having the force of law) made after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBOR Loans (other than as separately provided for in SECTION 4.15(D)), then the Borrowers shall from time to time, within 30 days after demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.

               (d) If (i) the adoption of or change in, after the date hereof, any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change, after the date hereof, in the interpretation or application thereof by any governmental authority charged with the interpretation or administration thereof, or (ii) compliance by such Lender with any guideline, request or directive, made or promulgated after the date hereof, of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on a Lender's capital as a consequence of its maintaining its Loans or commitment to make Loans hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming the full utilization of such Lender's capital immediately before such adoption, change or compliance) or if any change in law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law) subjects a Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrowers or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof), in each case by any amount deemed by such Lender to be material, then such Lender shall promptly after its determination of such occurrence notify the Borrowers and the Agent thereof. The Borrowers agree to pay to the Agent, for the account of such Lender, as an additional fee from time to time, within 30 days after demand by such Lender, such amount as such Lender certifies to be the amount that will compensate it for such reduction or tax.

               (e) Before giving any notice pursuant to SECTION 4.15(A) or making any demand pursuant to SECTION 4.15(C) or (D), each Lender agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for such notice or demand, or reduce the amount of such increased cost, reduction in return or tax and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

               (f) A certificate of the Lender claiming compensation under
SECTION 4.15(C) or (D) shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder, and the method by which such amounts were determined. In determining such amount, a Lender may use any reasonable averaging and attribution methods.

               SECTION 4.16. Cash Collateral Account. The Borrowers shall establish a Cash Collateral Account with the Agent in which to deposit Collateral consisting of cash or Cash Equivalents from time to time: (a) representing payments received pursuant to SECTIONS 2.3(C) and 4.9 in excess of then outstanding Revolving Credit Loans or on account of LIBOR Loans which would otherwise result in repayment of such Loans prior to the end of the Interest Period applicable thereto, (b) with respect to Letter of Credit Obligations (i) at the request of the Agent upon the occurrence of an Event of Default, or (ii) for the purposes set forth in SECTION 4.6 in the event of termination of this Agreement, or (c) for any other purpose appropriate under this Agreement to provide security for the Secured Obligations. On the last day of the applicable Interest Period as to any amounts deposited to the Cash Collateral Account pursuant to CLAUSE (A) above or if a drawing under a Letter of Credit occurs with respect to any amounts deposited to the Cash Collateral Account pursuant to CLAUSE (B) above, each Borrower hereby authorizes the Agent to use the monies deposited in the Cash Collateral Account to make payment to the payee with respect to such Loan or drawing. The Cash Collateral Account shall be in the name of the Agent and the Agent shall have sole dominion and control over, and sole access to, the Cash Collateral Account. Neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account. Each Borrower agrees that it will not at any time sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein or create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account. Subject to the right of the Agent to withdraw funds from the Cash Collateral Account as provided herein, the Agent will, so long as no Default or Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case, in Cash Equivalents, as the Borrowers may direct prior to the occurrence of a Default or Event of Default and as the Agent may select after the occurrence and during the continuance of a Default or Event of Default. Such proceeds, interest and income which are not so invested or reinvested in Cash Equivalents shall be deposited and held by the Agent in the Cash Collateral Account. The Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned in any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this
SECTION 4.16.

               SECTION 4.17. Borrowers' Agent. Each of the Borrowers and Obligors other than Tultex hereby appoints Tultex as, and Tultex shall act under this Agreement as, the agent, attorney-in-fact and legal representative of such other Borrowers and Obligors for all purposes, including requesting Borrowings and receiving account statements and other notices and communications to the Borrowers and the Obligors (or any of them) from the Agent, the Issuing Bank or any Lender. The Agent, the Issuing Bank and the Lenders may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion or Continuation, request for a Letter of Credit, disbursement instruction, report, information or any other notice or communication made or given by Tultex, whether in its own name, on behalf of any other Borrower or

Obligor or on behalf of "the Borrowers" or "the Obligors," and neither the Agent, the Issuing Bank nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrowers or Obligors as to the binding effect on it of any such Notice, request, instruction, report, information, other notice or communications, nor shall the joint and several character of the Borrowers' and other Obligors' liability for the Secured Obligations be affected, PROVIDED that the provisions of this
SECTION 4.17 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by "a Borrower" hereunder. The Agent and each Lender intend to maintain a single Loan Account in the name of "Tultex Corporation" hereunder and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of its liability for the Secured Obligations.

               SECTION 4.18.  Joint and Several Liability.

               (a) Joint and Several Liability. The Secured Obligations shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with each other Borrower, directly and unconditionally liable to the Agent, the Issuing Bank and the Lenders for all Secured Obligations and shall have the obligations of co-maker with respect to the Loans, the Notes and the Secured Obligations, it being agreed that the advances to each Borrower inure to the benefit of all Borrowers, and that the Agent, the Issuing Bank and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Loans hereunder and issuing Letters of Credit. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Loan or other Secured Obligation payable to the Agent, the Issuing Bank or any Lender, it will forthwith pay the same, without notice or demand.

               (b) No Reduction in Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Agent, the Issuing Bank or any Lender from any of the Borrowers or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of each Borrower under this Agreement, which shall remain liable for the Secured Obligations until the Secured Obligations are paid in full and the Revolving Credit Facility is terminated.

               SECTION 4.19. Obligations Absolute. Each Borrower agrees that the Secured Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Issuing Bank or any Lender with respect thereto. All Secured Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Documents or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Secured Obligations resulting from the extension of additional credit to any Borrower or other Obligor or otherwise; (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Borrower or other Obligor; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or a Guarantor. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Agent, the Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or other Obligor or otherwise, all as though such payment had not been made.

               SECTION 4.20. Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of the Borrowers provided for in SECTION
4.18 shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent, the Issuing Bank or any Lender with respect to any of the Secured Obligations, nor by any other agreements or arrangements whatever with the other Borrowers or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Secured Obligations, and may be enforced without requiring the Agent, the Issuing Bank or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Secured Obligations, the Notes, this Agreement or any other Loan Document and any requirement that the Agent, the Issuing Bank or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral, including any rights any Borrower may otherwise have under O.C.G.A. ss. 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any Borrower is incorporated or in which any Borrower conducts business.


                                    ARTICLE 5

                              CONDITIONS PRECEDENT

               SECTION 5.1. Conditions Precedent to Loans and Letters of Credit. Notwithstanding any other provision of this Agreement, the initial Loans will not be made, and no Letters of Credit will be issued, until the fulfillment of each of the following conditions prior to or contemporaneously with the making of the first to be made of such Loans or issuance of such Letters of Credit:

               (a) Financial Condition. The Obligors shall have delivered to the Agent (i) a fair saleable value balance sheet prepared (and certified to) by the Financial Officer in form and substance satisfactory to the Agent, dated the Effective Date, and setting forth valuations of their assets, (ii) the Projections, (iii) the Pro Forma, and (iv) a certificate executed by the Financial Officer or the chief financial officer of each Obligor, in form and substance satisfactory to the Agent, certifying that as of the Effective Date, after giving effect to the repurchase or redemption of any Bonds on the Effective Date, the extension of the initial Loans, and the payment of all fees and expenses in connection with such transactions, the fair saleable value of each Obligor's assets will exceed the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), that each Obligor is able and anticipates that it will be able to meet its debts as they mature, and that each Obligor has adequate capital to conduct the business in which it is or proposes to be engaged, together with attachments demonstrating the basis of such conclusions.

               (b) Fees. The Borrowers shall have paid all of the fees payable on the Effective Date.

               (c) Bond Tenders and Consents. On the Effective Date: (i) Tultex shall repurchase, simultaneous with the making of the Initial Loan, Bonds in an aggregate principal amount of $70,000,000 in accordance with the terms of the Invitation and Consent Solicitation; (ii) the proposed amendments to the Indentures set forth in the Invitation and Consent Solicitation shall have become effective in accordance with the terms of the Invitation and Consent Solicitation, pursuant to and in accordance with the terms of the Indentures, subject only to such modifications and revisions thereto as may be acceptable to the Agent; (iii) all requisite Governmental Approvals by governmental authorities and regulatory bodies having jurisdiction over the parties to the Indentures shall have been obtained by such parties, and no such approvals shall impose any conditions to the consummation of the transactions contemplated by the Invitation and Consent Solicitation; and (iv) the Agent shall have received a certificate from Tultex's chief executive officer (or such other officer as may be acceptable to the Agent), and such other evidence satisfactory to it, that each of the conditions set forth above shall have been satisfied.

               (d) Security Interests. The Agent shall have received satisfactory evidence that the Agent (for the benefit of the Secured Creditors) has a valid and perfected security interest as of such date in all of the Collateral, subject only to Permitted Liens, and that such security interest is of a first priority as to the Bank Priority Collateral.

               (e) Closing Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its counsel and to the Lenders:

                      (i) certified copies of the articles or certificate of
               incorporation and bylaws (or equivalent constitutive documents) of each Obligor as in effect on the Effective Date,

                      (ii) certified copies of all corporate action, including
               shareholder approval, if necessary, taken by each Obligor to authorize the execution, delivery and performance of this Agreement, the other Loan Documents, and in the case of the Borrowers, the borrowings under this Agreement,

                      (iii) certificates of incumbency and specimen signatures
               with respect to each of the officers of each Obligor authorized to execute and deliver this Agreement and the other Loan Documents on behalf of each Obligor executing any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and, in the case of the Borrowers, to request borrowings under this Agreement,

                      (iv) a certificate evidencing the good standing of each
               Obligor in the jurisdiction of its incorporation and in each other jurisdiction in which it is required to be qualified as a foreign corporation to transact its business as presently conducted,

                      (v) copies of all financial statements referred to in
               Section 6.1(n) and meeting the requirements thereof,

                      (vi) a signed opinion of Hunton & Williams, counsel for
               the Obligors, substantially in the form of EXHIBIT C, and of such local counsel for the Obligors as may be required, opining as to such matters in connection with the transactions contemplated by this Agreement as the Agent or its counsel may reasonably request,

                      (vii) the Financing Statements duly executed and delivered by the Obligors and acknowledgment copies evidencing the filing of such Financing Statements in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest,

                      (viii) a certification from the principal officers of the
               Obligors as to such factual matters as shall be requested by the Agent,

                      (ix) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral, together with loss payable clauses which comply with the terms of
               SECTION 8.8,

                      (x) a certificate of the Financial Officer (or such other
               officer of Tultex as may be acceptable to the Agent) stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (A) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, after giving effect to the Loans to be made at such time and the application of the proceeds thereof, and (B) no Default or Event of Default exists,

                      (xi) a Borrowing Base Certificate prepared as of May 1,
               1999, and a Schedule of Inventory and a Schedule of Receivables prepared as of April 3, 1999.

                      (xii) landlord's, warehousemen's or mortgagee's waiver and consent agreements duly executed on behalf of each landlord, warehouseman or mortgagee, as the case may be, of Real Estate and any other real property on which any Bank Priority Collateral is located,

                      (xiii) Agency Account Agreements and the related Lockbox
               Agreements, each duly executed by the applicable Borrowers and the Clearing Bank party thereto,

                      (xiv) the Initial Notice of Borrowing, duly executed by
               the Borrowers' Agent,

                      (xv) the Intercreditor Agreement, duly executed by the
               Indenture Trustees and duly acknowledged by the Obligors;

                      (xvi) copies of the Mortgages, duly executed and delivered by the Obligors, in proper form for recording in the appropriate jurisdictions, in order to create a valid second Lien on and security title to the Mortgaged Real Estate described therein,

                      (xvii) flood zone certifications with respect to the
               Mortgaged Real Estate, together with evidence of any necessary flood insurance coverage,

                      (xviii) copies of each of the other Loan Documents duly
               executed by the parties thereto, together with evidence satisfactory to the Agent of the due authorization and binding effect of each such Loan Document on such party, and

                      (xix) such other documents and instruments as the Agent or any Lender may reasonably request.

               (f) Notes. Each Lender shall have received a Revolving Credit Note duly executed and delivered by the Borrowers, complying with the terms of SECTION 2.4.

               (g) Other Security Documents. The Agent shall have received each other Security Document, in form and substance satisfactory to the Agent and the Lenders, duly executed and delivered by the applicable Borrowers and Guarantors, including the Patent Assignment and the Trademark Assignment.

               (h) Availability. The Agent shall be provided with evidence satisfactory to it that, as of the Effective Date, after giving effect to the Initial Loans and the issuance of any Letters of Credit on the Effective Date and the repurchase or redemption of any Bonds on the Effective Date, Availability is not less than $25,000,000 (after disbursements and advances, and with all obligations of the Obligors current based on terms agreed to or acquiesced in by vendors and consistent with the Obligors' usual payment practices), PROVIDED that, for purposes of this CLAUSE (H) only, Availability will be calculated without reduction for up to $5,000,000 of Loans used for paying interest on the Effective Date to holders of the Bonds in accordance with the Invitation and Consent Solicitation.

               (i) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement, the repurchase or redemption of any Bonds, or the consummation of the transactions contemplated hereby or thereby, or which, in the Lenders' discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

               (j) Material Adverse Change. As of the Effective Date, there shall not have occurred any change which is materially adverse, in the Agent's discretion, to the assets, liabilities, businesses, operations, condition (financial or otherwise) or prospects of the Borrowers or the other Obligors from those presented by the financial statements described in SECTION 6.1(N).

               (k) Release of Security Interests. The Agent shall have received evidence satisfactory to it of the release and termination of all Liens other than Permitted Liens.

               (l) Repayment of Bridge Loan. Simultaneous with the making of the Initial Loan, Tultex shall have paid in full all principal, interest and other obligations outstanding under the April 20, 1999 Loan and Security Agreement between Tultex and NationsBank.

               (m) Repayment of Existing Bank Facility. Simultaneous with the making of the Initial Loan, Tultex shall have satisfied all principal, interest and other obligations outstanding under its existing senior credit facility with NationsBank and a syndicate of other lenders on the terms set forth in the April 10, 1999 letter agreement from Moore & Van Allen, PLLC, as counsel to NationsBank as agent under such credit facility, to, inter alia, Tultex.

               (n) PBGC Memorandum of Understanding. Tultex shall have delivered to the Agent a true and correct copy of the Memorandum of Understanding (the "PBGC Memorandum of Understanding") between Tultex and the PBGC with respect to Tultex's agreement to make certain additional cash contributions to its Plan, which Memorandum of Understanding shall be in full force and effect.

               SECTION 5.2. All Loans; Letters of Credit. At the time of the making of each Loan, including the Initial Loans and all subsequent Loans, and the issuance of each Letter of Credit:

               (a) all of the representations and warranties made or deemed to be made under this Agreement and the other Loan Documents shall be true and correct at such time both with and without giving effect to the Loan to be made at such time (and the application of the proceeds thereof) or the Letter of Credit to be issued at such time,

               (b) the corporate actions of the Obligors referred to in SECTION 5.1(E)(II) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to SECTION 5.1(E)(III) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent, and

               (c) each request or deemed request for any Borrowing hereunder shall be deemed to be a certification by the Borrowers to the Agent and the Lenders as to the matters set forth in SECTION 5.2(A) and (B) and the Agent may, without waiving either condition, consider the conditions specified in SECTIONS 5.2(A) and (B) fulfilled and a representation by the Borrowers to such effect made, if no written notice to the contrary is received by the Agent prior to the making of the Loan then to be made or the issuance of the Letter of Credit then to be issued.

               SECTION 5.3. Conditions as Covenants. In the event that the Lenders make the Initial Loans or a Letter of Credit is issued prior to the satisfaction of all conditions precedent set forth in SECTION 5.1, and such conditions are not waived in writing by the Agent, the Borrowers shall nevertheless cause such condition or conditions to be satisfied within 30 days after the making of such Initial Loans or the issuance of such Letter of Credit.


                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

               SECTION 6.1. Representations and Warranties. Each Obligor represents and warrants to the Agent and to the Lenders as follows:

               (a) Organization; Power; Qualification. Each Obligor and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and, except as set forth on SCHEDULE 6.1(A), is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. The jurisdictions in which each Obligor and each of its Subsidiaries is qualified to do business as a foreign corporation are listed on SCHEDULE 6.1(A).

               (b) Capitalization. The outstanding capital stock of each Obligor has been duly and validly issued and is fully paid and nonassessable, and the number and owners of such shares of capital stock of each Obligor are set forth on SCHEDULE 6.1(B). The issuance and sale of each Obligor's capital stock have been registered or qualified under applicable federal, state and foreign securities laws or are exempt therefrom. Except as set forth on SCHEDULE 6.1(B), there are no shareholder agreements, options, subscription agreements or other agreements or understandings to which any Obligor is a party in effect with respect to the capital stock of such Obligor, including agreements providing for special voting requirements or arrangements for approval of corporate actions or other matters relating to corporate governance or restrictions on share transfer or providing for the issuance of any securities convertible into shares of the capital stock of such Obligor, any warrants or other rights to acquire any shares or securities convertible into such shares, or any agreement that obligates such Obligor, either by its terms of at the election of any other Person, to repurchase such shares under any circumstances.

               (c) Subsidiaries. SCHEDULE 6.1(C) correctly sets forth the name of each Subsidiary of the Obligors, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by an Obligor or any other Subsidiary of an Obligor and indicating whether such Subsidiary is a Consolidated Subsidiary. Except as set forth on SCHEDULE 6.1(C), (i) no Subsidiary of an Obligor has issued any securities convertible into shares of such Subsidiary's capital stock or any options, warrants or other rights to acquire any shares or securities convertible into such shares, (ii) the outstanding stock and securities of each Subsidiary of each Obligor are owned by Tultex or a wholly-owned Subsidiary of Tultex, or by Tultex and one or more of its wholly-owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever, and (iii) no Obligor has any Subsidiaries. The outstanding capital stock of each Subsidiary of the Obligors has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of the shares of such capital stock are set forth on SCHEDULE 6.1(C).

               (d) Authorization of Agreement, Notes, Loan Documents and Borrowing. Each Obligor has the right and power, and has taken all necessary action to authorize such Obligor, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Obligor party thereto and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms.

               (e) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. Except as set forth on SCHEDULE 6.1(E), the execution, delivery and performance of this Agreement and each of the other Loan Documents in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Obligor or any of its Subsidiaries,
        (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or by-laws of any Obligor or any of its Subsidiaries, (iii) conflict with, result in a breach of or constitute a default under any material provisions of any indenture, agreement or other instrument to which any Obligor or any of its Subsidiaries is a party or by which any Obligor or any of its Subsidiaries or any of an Obligor's or such Subsidiaries' property may be bound or any Governmental Approval relating to an Obligor or any of its Subsidiaries, or (iv) result in or require the creation or imposition of any

        Lien upon or with respect to any property now owned or hereafter acquired by any Obligor or any of its Subsidiaries other than the Security Interest.

               (f) Business. The Obligors and their Subsidiaries are engaged principally in the business set forth on SCHEDULE 6.1(F).

               (g)    Compliance with Law; Governmental Approvals.

                      (i) Except as set forth on SCHEDULE 6.1(G), each Obligor
               and each of its Subsidiaries (A) has all Governmental Approvals, including permits relating to federal, state, local and foreign Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of any Obligor, threatened attack by direct or collateral proceeding, and (B) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it, including all Environmental Laws and all occupational health and safety laws applicable to any Obligor, any of its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which reserves in respect of such Obligor's or such Subsidiary's reasonably anticipated liability therefor have been established on the consolidated books of the Obligors.

                      (ii) Without limiting the generality of the above, except
               with respect to matters which could not reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect:
               (A) the operations of each Obligor and each of its Subsidiaries comply in all material respects with all applicable environmental, health and safety requirements of Applicable Law;
               (B) each Obligor and each of its Subsidiaries has obtained all environmental, health and safety permits necessary for its operation, and all such permits are in good standing and each Obligor and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of such permits;
               (C) neither any Obligor nor any of its Subsidiaries nor any of their respective present or past property or operations are subject to any order from or agreement with any public authority or party respecting (x) any environmental, health or safety requirements of Applicable Law, (y) any Remedial Action, or (z) any liabilities and costs arising from the Release or threatened Release of a Contaminant into the environment; (D) none of the operations of any Obligor or of any of its Subsidiaries is subject to any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement of Applicable Law; (E) none of the present nor past operations of any Obligor or any of its Subsidiaries is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment; (F) neither any Obligor nor any of its Subsidiaries has filed any notice under any requirement of Applicable Law indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; (G) neither any Obligor nor any of its Subsidiaries has filed any notice under any requirement of Applicable Law reporting a Release of a Contaminant into the environment; (H) except in compliance in all material respects with applicable Environmental Laws, during the course of any Obligor's or any of its Subsidiaries' ownership of or operations on the Real Estate, there have been no (1) generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR
               Part 261 or any state equivalent, (2) use of underground storage tanks or surface impoundments, (3) use of asbestos-containing materials, or (4) use of polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other equipment; (I) neither any Obligor nor any of its Subsidiaries has entered into any negotiations or agreements with any Person (including any prior owner of any of the Real Estate or other property of any Obligor or any of its Subsidiaries) relating to any Remedial Action or environmental related claim; (J) neither any Obligor nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment; (K) neither any Obligor nor any of its Subsidiaries has any material contingent liability in connection with any Release or threatened Release of any Contaminant into the environment; (L) no Environmental Lien has attached to any of the Real Estate or other property of any Obligor or of any of its Subsidiaries; (M) the presence and condition of all asbestos-containing material which is on or part of the Real Estate (excluding any raw materials used in the manufacture of products or products themselves) do not violate in any material respect any currently applicable requirement of Applicable Law; and (N) neither any Obligor nor any of its Subsidiaries manufactures, distributes or sells, or has ever manufactured, distributed or sold, products which contain asbestos-containing material.

                      (iii) Each Obligor has notified the Agent of the receipt
               by it or any of its Subsidiaries of any notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to such Obligor, Subsidiaries or any of their respective properties.

               (h) Title to Properties. Except as set forth on SCHEDULE 6.1(H), each Obligor and each of its Subsidiaries has valid and legal title to or leasehold interest in all personal property, Real Estate and other assets used in its business, including those reflected on the most recent balance sheets of the Obligors delivered pursuant to SECTION 6.1(N).

               (i) Liens. Except as set forth on SCHEDULE 6.1(I), none of the properties and assets of any Obligor or any of its Subsidiaries is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code or similar laws of any jurisdiction or other instrument evidencing a Lien which names any Obligor or any of its Subsidiaries as debtor has been filed (and has not been terminated) in any jurisdiction, and neither any Obligor nor any of its Subsidiaries has signed any such financing statement or other instrument or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument, except to perfect Permitted Liens.

               (j) Indebtedness and Guaranties. SCHEDULE 6.1(J) is a complete and correct listing of all Indebtedness for Money Borrowed and Guaranties of each Obligor and its Subsidiaries. Each Obligor and its Subsidiaries has performed and is in compliance with all of the terms of such Indebtedness and Guaranties and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default, exists with respect to any such Indebtedness or Guaranty.

               (k) Litigation. Except as set forth on SCHEDULE 6.1(K), there are no actions, suits or proceedings pending (nor, to the knowledge of any Obligor, are there any actions, suits or proceedings threatened, or any reasonable basis therefor) against or in any other way relating to or affecting any Obligor or any of its Subsidiaries or any of any Obligor's or any of its Subsidiaries' properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Obligors or any of their Subsidiaries which, if adversely determined, would not singly or in the aggregate have a Materially Adverse Effect, and there are no strikes or walkouts in progress, pending or contemplated, relating to any labor contracts to which any Obligor or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise.

               (l) Tax Returns and Payments. Except as set forth on SCHEDULE 6.1(L), all United States federal, state and local as well as foreign national, provincial and local and other tax returns of each Obligor and each of its Subsidiaries required by Applicable Law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon each Obligor and each of its Subsidiaries and each Obligor's and any of its Subsidiaries' property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under SECTION
        9.6. The charges, accruals and reserves on the books of each Obligor and each of its Subsidiaries in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of each Obligor and each of its Subsidiaries are in the judgment of each Obligor adequate, and no Obligor knows of any reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect.

               (m) Burdensome Provisions. Neither any Obligor nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which might have a Materially Adverse Effect.

               (n)    Financial Statements.

                      (i) The Obligors have furnished to the Agent and the
               Lenders (A) copies of the annual audited consolidated balance sheet of Tultex and its Consolidated Subsidiaries as of January 2, 1999 and the related audited consolidated statements of operations, cash flows and shareholder's equity for the fiscal year ended on such date, reported on by Price Waterhouse Coopers and (B) copies of the unaudited consolidated balance sheet of Tultex and its Consolidated Subsidiaries as of April 3, 1999 and of the related statements of operations and cash flows for the three-month period then ended. Such financial statements present fairly, in all material respects, as of their respective dates and in accordance with GAAP (subject to year-end adjustments and but for the omission of footnotes in the unaudited statements) the consolidated financial condition of Tultex and its Consolidated Subsidiaries as of such dates and the consolidated results of operations of Tultex and its Consolidated Subsidiaries for the periods ended on such dates.

                      (ii) The Obligors have furnished to the Agent and the
               Lenders copies of the Pro Forma. The Pro Forma is complete and correct and presents fairly, on a pro forma basis, the financial position of Tultex and its Consolidated Subsidiaries as at the Effective Date.

                      (iii) The Obligors have furnished to the Agent and the
               Lenders copies of the Projections. The Projections have been be prepared by Tultex in light of the past operations of the business of Tultex and its Consolidated Subsidiaries and represent as of the respective dates thereof the good faith opinion of Tultex and its senior management concerning the most probable course of business of Tultex and its Consolidated Subsidiaries.

                      (iv) Except as disclosed or reflected in the financial
               statements described in CLAUSES (I) and (II) above, no Obligor nor any of its Subsidiaries has any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of any Obligor or any of its Subsidiaries.

               (o) Adverse Change. Since the date of the audited financial statements of the Obligors delivered to the Agent pursuant to SECTION 6.1(N)(I), (i) no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of any Obligor or any of its Subsidiaries, and (ii) no event has occurred or failed to occur which has had, or may have, singly or in the aggregate, a Materially Adverse Effect.

               (p)    ERISA.

                      (i) Neither any Obligor nor any Related Company maintains
               or contributes to any Benefit Plan other than those listed on
               SCHEDULE 6.1(P).

                      (ii) No Benefit Plan has been terminated or partially
               terminated, and no Multiemployer Plan is insolvent or in reorganization, nor have any proceedings been instituted to terminate any Benefit Plan or to reorganize any Multiemployer Plan.

                      (iii) Neither any Obligor nor any Related Company has
               withdrawn from any Benefit Plan or Multiemployer Plan, nor has a condition occurred which if continued would result in a withdrawal.

                      (iv) Neither any Obligor nor any Related Company has
               incurred any withdrawal liability, including contingent withdrawal liability, to any Multiemployer Plan pursuant to Title IV of ERISA.

                      (v) Neither any Obligor nor any Related Company has
               incurred any liability to the PBGC other than for required insurance premiums which have been paid when due.

                      (vi) No Reportable Event has occurred with respect to a
               Plan.

                      (vii) No Benefit Plan has an "accumulated funding
               deficiency" (whether or not waived) as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code.

                      (viii) Each Plan is in substantial compliance with ERISA,
               and neither any Obligor nor any Related Company has received any communication from a governmental agency asserting that a Plan is not in compliance with ERISA.

                      (ix) Each Plan which is intended to be a qualified Plan
               has been determined by the IRS to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect or will be submitted to the IRS for such determination prior to the end of the remedial amendment period under Section 401(b) of the Internal Revenue Code and the regulations promulgated thereunder and neither any Obligor nor any Related Company knows or has reason to know why each such Plan should not continue to be so qualified, and each trust related to such Plan that has been submitted to the IRS for determination of exempt status has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or will be submitted to the IRS for a determination of exempt status.

                      (x) Except as provided on SCHEDULE 6.1(P), neither any
               Obligor nor any Related Company maintains or contributes to any employer welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.

                      (xi) Schedule B to the most recent annual report filed
               with the IRS with respect to each Benefit Plan and furnished to the Lender is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in funding status or financial condition of the Benefit Plan relating to such Schedule B.

                      (xii) Neither any Obligor nor any Related Company has
               failed to make a required installment under Subsection (m) of
               Section 412 of the Internal Revenue Code or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment, except to the extent any such failure has been cured.

                      (xiii) Neither any Obligor nor any Related Company is
               required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year.

                      (xiv) Neither any Obligor, nor any Related Company, nor
               any other "party-in-interest" or "disqualified person" has engaged in a nonexempt "prohibited transaction," as such terms are defined in Section 4975 of the Internal Revenue Code and
               Section 406 of ERISA, in connection with any Plan or has taken or failed to take any action which would constitute or result in a Termination Event.

                      (xv) Neither any Obligor nor any Related Company has
               failed to comply with the health care continuation coverage requirements of Section 4980B of the Internal Revenue Code in respect of employees and former employees of such Obligor or such Related Company and their dependents and beneficiaries which alone or in the aggregate would subject such Obligor or such Related Company to any material liability.

                      (xvi) Neither any Obligor nor any Related Company has (i)
               failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Except as provided on SCHEDULE 6.1(P), to the best knowledge of each Obligor after due inquiry, neither any Obligor nor any Related Company shall have any obligation to (A) make contributions to any Multiemployer Plan on or after the Effective Date, or (B) pay withdrawal liability to any Multiemployer Plan in an amount in excess of a "de minimis amount" as such term is defined in Section 4209 of ERISA.

               (q) Absence of Defaults. Neither any Obligor nor any of its Subsidiaries is in default under its articles or certificate of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived, (i) which constitutes a Default or an Event of Default, or (ii) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Obligor or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to which any Obligor or any of its Subsidiaries is a party or by which any Obligor, any of its Subsidiaries or any of their properties may be bound or which would require any Obligor, or any of its Subsidiaries to make any payment under any such agreement, judgment, decree or order prior to the scheduled maturity date therefor, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which reserves in respect of any Obligor's or such Subsidiary's reasonably anticipated liability have been established on the books of such Obligor or Subsidiary.

               (r) Accuracy and Completeness of Information.

                      (i) All written information, reports and other papers and
               data produced by or on behalf of the Obligors and furnished to the Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to any Obligor which has had, or may in the future have (so far as such Obligor can foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in SECTION 6.1(N), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Agreement Date. No document furnished or written statement made to the Agent or any Lender by any Obligor or any of its Subsidiaries in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Obligor or any of its Subsidiaries or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                      (ii) No Obligor has any reason to believe that any
               document furnished or written statement made to the Agent or any Lender by any Person other than the Obligors in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents contained any incorrect statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

               (s) Solvency. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred and the transactions contemplated by this Agreement, the Obligors and their Subsidiaries are solvent on a consolidated basis, having assets of a fair salable value which exceeds the amount required to pay their debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and each Obligor and each of its Subsidiaries is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

               (t)    Receivables.

                      (i)    Status.

                             (A) Each Receivable reflected in the computations
                      included in any Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Receivables (or, as applicable, Eligible Bill and Hold Receivables), except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent.

                             (B) No Obligor has any knowledge of any fact or
                      circumstance not disclosed to the Agent in a Borrowing Base Certificate or otherwise in writing which would impair the validity or collectibility of any Eligible Receivables of $50,000 or more or of Eligible Receivables which (regardless of the individual amount thereof) aggregate $100,000 or more.

                      (ii) Chief Executive Office. The chief executive office of each Obligor and the books and records relating to the Receivables (and the General Intangibles and Tax Refund Claims) are located at the address or addresses set forth on SCHEDULE 6.1(T); no Obligor has maintained its chief executive office or books and records relating to any Receivables at any other address at any time during the five years immediately preceding the Agreement Date except as disclosed on SCHEDULE 6.1(T).

               (u)    Inventory.

                      (i) Schedule of Inventory. All Inventory included in any
               Schedule of Inventory or Borrowing Base Certificate delivered to the Agent pursuant to SECTION 8.12 meets the criteria enumerated in the definition of Eligible Inventory, except as disclosed in such Schedule of Inventory or Borrowing Base Certificate or in a subsequent Schedule of Inventory or Borrowing Base Certificate, or as otherwise specifically disclosed in writing to the Agent.

                      (ii) Condition. All Eligible Inventory is in good
               condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of the applicable Obligor's business, except to the extent reserved against in the financial statements referred to in SECTION 6.1(N) or delivered pursuant to ARTICLE 10 or as disclosed on a Schedule of Inventory delivered to the Agent pursuant to SECTION 8.12(B).

                      (iii) Location. All Inventory is located on the premises
               set forth on SCHEDULE 6.1(U) or is Inventory in transit to one of such locations, except as otherwise disclosed in writing to the Agent. No Obligor has, in the last four months, located such Inventory at premises other than those set forth on
               SCHEDULE 6.1(U).

               (v) Equipment. All Equipment is in good order and repair in all material respects and is located on the premises set forth on SCHEDULE 6.1(V).

               (w) Real Property. No Obligor nor any of its Subsidiaries owns any Real Estate or leases any Real Estate other than that described on
        SCHEDULE 6.1(W) and other than Real Estate acquired or leased after the Effective Date for which the Obligors have complied with the requirements of SECTION 8.14.

               (x) Corporate and Fictitious Names. Except as otherwise disclosed on SCHEDULE 6.1(X), during the five-year period preceding the Agreement Date, no Obligor, nor any predecessor thereof, has been known as or used any corporate or fictitious name other than the corporate names of the Obligors on the Effective Date.

               (y) Federal Reserve Regulations. No Obligor nor any of its Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. If requested by the Agent or any Lender, the Obligors will furnish to the Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation T, U or X to the foregoing effect.

               (z) Investment Company Act. No Obligor nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

               (aa) Employee Relations. Each Obligor and each of its Subsidiaries has a stable work force in place and is not, except as set forth on SCHEDULE 6.1(AA), party to any collective bargaining agreement nor has any labor union been recognized as the representative of any Obligor's or any of its Subsidiaries' employees, and no Obligor knows of any pending, threatened or contemplated strikes, work stoppage or other labor disputes involving any Obligor's or any of its Subsidiaries' employees.

               (bb) Proprietary Rights. SCHEDULE 6.1(BB) sets forth a correct and complete list of all of the Obligor's Proprietary Rights. None of the Obligor's Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 6.1(BB) or as entered into in the sale or distribution of any Obligor's Inventory in the ordinary course of business. To the best of each Obligor's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on SCHEDULE 6.1(BB) constitute all of the property of such type necessary to the current and anticipated future conduct of each Obligor's business.

               (cc) Trade Names. All trade names or styles under which any Obligor sells Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on
        SCHEDULE 6.1(CC).

               (dd) Bond Tenders and Consents. The Borrowers have heretofore furnished to the Agent true, complete and correct copies of the Invitation and Consent Solicitation and the Indentures (including any schedules, exhibits and annexes thereto). Upon the Effective Date, the transactions contemplated by the Invitation and Consent Solicitation (including the tender offer and repurchase of Bonds set forth therein and the issuance of warrants contemplated thereby) and the Indentures will have been consummated in accordance with Applicable Law and, except as previously approved in writing by the Agent, in the manner provided therein in accordance with the terms thereof.

               (ee) Bank Accounts, Lockboxes, Etc. SCHEDULE 6.1(EE) is a complete and correct list of all checking accounts, deposit accounts, lockboxes and other bank accounts maintained by any Obligor.

               (ff) Year 2000 Compliance. Each Obligor (i) has initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by such Obligor or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) has developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, each Obligor believes that all computer applications (including those of its suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant").

               (gg) Subordinated Indebtedness. The Secured Obligations constitute "Funded Debt" as defined in the Convertible Subordinated Notes.

               SECTION 6.2. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this ARTICLE 6 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of any Obligor pursuant to or in connection with this Agreement or any of the other Loan Documents (including any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date, and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Agent or any Lender, or any borrowing hereunder.

                                    ARTICLE 7

                                SECURITY INTEREST

               SECTION 7.1.  Security Interest.

               (a) To secure the payment, observance and performance of the Secured Obligations, each Obligor hereby mortgages, pledges and assigns all of its right, title and interest in and to the Collateral to the Agent, for the benefit of the Secured Creditors, and grants to the Agent, for the benefit of the Secured Creditors, a continuing security interest in, and a continuing Lien upon, all of its right, title and interest in and to the Collateral.

               (b) As additional security for all of the Secured Obligations, each Obligor grants to the Agent, the Lenders and the Affiliates of the Lenders, for the benefit of the Secured Creditors, a security interest in, and assigns to the Agent, the Lenders and the Affiliates of the Lenders, for the benefit of the Secured Creditors, all of such Obligor's right, title and interest in and to, any deposits or other sums at any time credited by or due from the Agent, each Lender and each Affiliate of a Lender to such Obligor, or credited by or due from any participant of any Lender to such Obligor, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. Each Obligor hereby authorizes the Agent, each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Agent, for the account of the Secured Creditors, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Agent, on behalf of the Secured Creditors, should make demand for payment hereunder and without further notice to any Obligor (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of setoff. The Agent will promptly notify the Borrowers' Agent of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof, and each Obligor hereby irrevocably appoints the Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender, Affiliate or participant.

               SECTION 7.2.  Continued Priority of Security Interest.

               (a) The Security Interest granted by each Obligor shall at all times be valid, perfected and enforceable against each Obligor and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

               (b) Each Obligor shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of SECTION 7.2(A), or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including: (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens, (ii) obtaining, after the Agreement Date, landlords' and mortgagees' agreements, releases, subordinations or waivers, and consents and sublicense agreements from licensors of Proprietary Rights to such Obligor (iii) delivering to the Agent, for the benefit of the Secured Creditors, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments in each case in form and substance satisfactory to the Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Law.

               (c) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of any Obligor for any purpose described in SECTION 7.2(B). The Agent will give the Borrowers' Agent notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.

               (d) Each Obligor shall mark its books and records as directed by the Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.


                                    ARTICLE 8

                              COLLATERAL COVENANTS

               Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in SECTION 16.11:

               SECTION 8.1.  Collection of Receivables.

               (a) At the request of the Agent, the Obligors will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement. The Obligors will promptly cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of Receivables, of any other Collateral, and of any trade accounts receivable that are not forwarded to a Lockbox, to be transferred to or deposited in an Agency Account. In particular, each Obligor will: (i) advise each Account Debtor on trade accounts receivable to address all remittances with respect to amounts payable on account thereof to a specified Lockbox, (ii) advise each other Account Debtor that makes payment to such Obligor by wire transfer, automated clearinghouse transfer or similar means to make payment directly to an Agency Account, (iii) stamp all invoices relating to trade accounts receivable with a legend satisfactory to the Agent indicating that payment is to be made to such Obligor via a specified Lockbox, and (iv) cause all monies, checks, notes, drafts and other payments received at any retail store to be transferred to a single Agency Account established by the Obligors for all collections from retail stores.

               (b) The Obligors and the Agent shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement, to the Agent at the Agent's Office: (i) for application, on account of the Secured Obligations, as provided in SECTIONS 2.3(C), 12.2, and 12.3, such credits to be entered as of the Business Day they are received if they are received prior to 1:30 p.m. and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and
(ii) with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer or depository transfer check to a Disbursement Account.

               (c) Any monies, checks, notes, drafts or other payments referred to in SUBSECTION (A) of this SECTION 8.1 which, notwithstanding the terms of such subsection, are received by or on behalf of an Obligor will be held in trust for the Agent and will be delivered to the Agent or a Clearing Bank, as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Agent directly to the Secured Obligations or, if applicable, for deposit in the Agency Account maintained with a Clearing Bank and processing in accordance with the terms of the corresponding Agency Account Agreement.

               (d) Notwithstanding the foregoing, the foregoing subsections shall not apply to Tultex Canada, but, instead, the provisions of this SUBSECTION (D) shall apply to Tultex Canada. Upon written notice given by the Agent to Tultex Canada (which may be given by notice to the Borrowers' Agent) of the occurrence of an Event of Default (the "Notice"), Tultex Canada will cause all moneys, checks, notes, drafts and other payments relating to or constituting proceeds of Receivables, or of any other Collateral, to be forwarded to a Lockbox for deposit in an Agency Account in accordance with the procedures set out in the corresponding Agency Account Agreement, and in particular Tultex Canada will (i) advise each Account Debtor to address all remittances with respect to amounts payable on account of any Receivables to a specified Lockbox,
(ii) advise each other Account Debtor that makes payment to Tultex Canada by wire transfer, automated clearinghouse transfer or similar means to make payment directly to an Agency Account, and (iii) stamp all invoices relating to any such amounts with a legend satisfactory to the Agent indicating that payment is to be made to Tultex Canada via a specified Lockbox. After the giving of the Notice, Tultex Canada and the Agent shall cause all collected balances in each such Agency Account to be transmitted daily by wire transfer or depository transfer check or Automated Clearing House transfer in accordance with the procedures set forth in the corresponding Agency Account Agreement to the Agent at the Agent's Office for application, on account of the Secured Obligations as provided in SUBSECTION (B) above. Any moneys, checks, notes, drafts or other payments referred to above which are received by or on behalf of Tultex Canada will be held in trust for the Agent and, after the giving of the Notice, will be delivered to the Agent at the Agent's Office as promptly as possible in the exact form received, together with any necessary endorsements.

               SECTION 8.2. Verification and Notification. The Agent shall have the right at any time and from time to time, (a) in the name of the Agent, the Lenders or in the name of any Obligor, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise, (b) to review, audit and make extracts from all records and files related to any of the Receivables, and (c) to notify the Account Debtor under any Receivables of the assignment of such Receivables to the Agent, for the benefit of the Secured Creditors, and to direct such Account Debtor to make payment of all amounts due or to become due thereunder directly to the Agent, for the account of the Secured Creditors, and, upon such notification and at the expense of the Obligors, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Obligors might have done.

               SECTION 8.3.  Disputes, Returns and Adjustments.

               (a) In the event any amounts due and owing under any Receivable for an amount in excess of $100,000 are in dispute between an Account Debtor and an Obligor, the Borrowers' Agent shall provide the Agent with prompt written notice thereof.

               (b) The Borrowers' Agent shall notify the Agent promptly of all returns and credits in excess of $100,000 in respect of any Receivable (other than any re-bill or correction arising in the ordinary course of the Obligors' business), which notice shall specify the Receivable affected.

               (c) The Obligors may, in the ordinary course of business unless a Default or an Event of Default has occurred and is continuing, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; PROVIDED that (i) no such action results in the reduction of more than $100,000 in the amount payable with respect to any Receivable or of more than $2,000,000 with respect to all Receivables in fiscal year 1999 or $1,000,000 in any fiscal year thereafter (in each case, excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of the Obligors' business and appropriate adjustments to the accounts of Account Debtors in the ordinary course of business), and (ii) the Agent is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

               SECTION 8.4.  Invoices.

               (a) No Obligor will use any invoices other than invoices in the form delivered to the Agent prior to the Agreement Date without giving the Agent at least 30 days prior notice of the intended use of a different form of invoice together with a copy of such different form.

               (b) Upon the request of the Agent, each Obligor shall deliver to the Agent, at the Obligors' expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, customer address lists, the original copy of all documents, including repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Agent shall specify.

               SECTION 8.5. Delivery of Instruments. In the event any Receivable is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the Obligors will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent, for the benefit of the Secured Creditors.

               SECTION 8.6. Sales of Inventory. All sales of Inventory will be made in compliance with all requirements of Applicable Law.

               SECTION 8.7.  Ownership and Defense of Title.

               (a) Except for Permitted Liens, the Obligors shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

               (b) Each Obligor shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

               SECTION 8.8.  Insurance.

               (a) The Obligor shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as the Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by the Obligors and copies of the policies delivered to the Agent. The Obligors will not use or permit the Inventory to be used in violation of Applicable Law or in any manner which might render inapplicable any insurance coverage.

               (b) All insurance policies required under SECTION 8.8(A) shall name the Agent, for the benefit of the Secured Creditors, as an additional insured and shall contain loss payable clauses in the form submitted to the Obligors by the Agent, or otherwise in form and substance satisfactory to the Agent, naming the Agent, for the benefit of the Secured Creditors, as loss payee, as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to the Agent, for the benefit of the Secured Creditors, (ii) no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and (iii) such policy and loss payable clauses may be canceled, amended or terminated only upon at least 30 days prior written notice given to the Agent.

               (c) Any proceeds of insurance referred to in this SECTION 8.8 which are paid to the Agent, for the account of the Secured Creditors, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations; PROVIDED that in the event that the proceeds from any single casualty do not exceed $100,000, then, upon the Borrowers' Agent's written request to the Agent, PROVIDED that no Default or Event of Default shall have occurred and be continuing, such proceeds shall be disbursed by the Agent to the Obligors pursuant to such procedures as the Agent shall reasonably establish for application to the replacement of the damaged or destroyed property.

               SECTION 8.9.  Location of Offices and Collateral.

               (a) No Obligor will change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure without giving the Agent at least 60 days prior written notice thereof.

               (b) All Inventory and Equipment, other than Inventory in transit to any such location, will at all times be kept by each Obligor at the locations set forth on SCHEDULES 6.1(U) and (V), and shall not, without the prior written consent of the Agent, be removed therefrom except pursuant to sales of Inventory permitted under SECTION 8.7(A).

               (c) If any Inventory is in the possession or control of any of an agent or processor of an Obligor, such Obligor shall notify such agent or processor of the Security Interest (and shall promptly provide copies of any such notice to the Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the Lenders, subject to the instructions of the Agent.

               SECTION 8.10.  Records Relating to Collateral.

               (a) Each Obligor will at all times (i) keep complete and accurate records of Inventory on a basis consistent with past practices of such Obligor so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory and such Obligor's cost therefor and a current price list for such Inventory, and
(ii) keep complete and accurate records of all other Collateral.

               (b) Each Obligor will prepare a physical listing of all Inventory, wherever located, at least annually, and shall deliver such listing to the Agent promptly after completion thereof.

               SECTION 8.11. Inspection. The Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Obligors, at any time or times to: (a) visit the properties of the Obligors and their Subsidiaries, inspect the Collateral and the other assets of the Obligors and their Subsidiaries, and inspect and make extracts from the books and records of the Obligors and their Subsidiaries, including management letters prepared by independent accounts, all during customary business hours at such premises; (b) discuss the Obligors' and their Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Agent or the Lenders hereunder or under any of the other Loan Documents, with the Obligors' and their Subsidiaries' (i) principal officers, (ii) independent accountants, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrowers); and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. The Obligors will deliver to the Agent, for the benefit of the Lenders, any instrument necessary for the Agent to obtain records from any service bureau maintaining records on behalf of the Obligors or any of their Subsidiaries (or any of them).

               SECTION 8.12.  Information and Reports.

               (a) Schedule of Receivables. The Borrowers' Agent shall deliver to the Agent, not later than the 20th day of each fiscal month, a Schedule of Receivables which (i) shall be as of the last Business Day of the immediately preceding fiscal month, (ii) shall be reconciled to the Borrowing Base Certificate as of such last Business Day, and (iii) shall set forth a detailed aged trial balance of all of the Obligors' then existing Receivables, specifying the names, addresses and balance due for each Account Debtor obligated on a Receivable so listed.

               (b) Schedule of Inventory. The Borrowers' Agent shall deliver to the Agent, not later than the 20th day of each fiscal month, a Schedule of Inventory as of the last Business Day of the immediately preceding fiscal month, itemizing and describing the kind, type and quantity of the Obligors' Inventory, the Obligors' cost thereof, and the location thereof.

               (c) Accounts Payable Listings. The Borrowers' Agent shall deliver to the Agent, no later than 20 days after the end of each fiscal month of the Obligors, a listing of all of the Obligors' then existing trade payables as of the last Business Day of such fiscal month, specifying the name of and balance due to each trade creditor of the Obligors and the invoice number of each trade payable. Upon the Agent's request, the Borrowers' Agent shall deliver to the Agent monthly detailed trade payable agings in form acceptable to the Agent.

               (d) Borrowing Base Certificate. The Borrowers' Agent shall deliver to the Agent, (i) not later than the third Business Day of each calendar week, a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the immediately preceding calendar week, and (ii) concurrently with each Schedule of Receivables and Schedule of Inventory, a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the applicable fiscal month.

               (e) Additional Information. The Agent may in its discretion from time to time request that the Obligors deliver the schedules, certificates and listings described in SECTIONS 8.12(A), (B), (C) and (D) more or less often and on different schedules than specified in such Sections and the Obligors will comply with such requests. The Obligors will also furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent or such Lender may from time to time reasonably request.

               (f) Inventory Appraisals and Reports. At any time upon the request of the Agent, the Obligors shall, at their expense, promptly provide the Agent with (i) current appraisals of all of the Obligors' Inventory (on an orderly liquidation value basis and/or such other bases as the Agent may request), which appraisals shall be prepared by an appraisal firm satisfactory to the Agent (the "Inventory Appraiser") and shall be in form and scope satisfactory to the Agent, and (ii) updates to the Moore Colson inventory report delivered to the Agent prior to the Agreement Date, which updates shall be prepared by Moore Colson and shall be in form and scope satisfactory to the Agent, provided no such updates to the Moore Colson inventory report shall be required after the date on which the Obligors have replaced and/or updated their standard inventory costing system with a system which, in the Agent's opinion, is capable of accurately reflecting the cost of the Obligors' Inventory for purposes of calculating the Borrowing Base.

               SECTION 8.13. Power of Attorney. Each Obligor hereby appoints the Agent as its attorney, with power (a) to endorse the name of such Obligor on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent's or any Lender's possession, and (b) to sign the name of such Obligor on any invoice or bill of lading relating to any Receivable, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Agent or any Lender by the Obligors (or any of them), on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, and verifications of account and notices to or from customers.

               SECTION 8.14.  Additional Real Estate and Leases.

               (a) Promptly upon any Obligor's acquisition of any ownership interest in any Real Estate, the Obligors shall deliver to the Agent, for the benefit of the Secured Creditors, an executed Mortgage in form and substance satisfactory to the Agent, conveying to the Agent, for the benefit of the Secured Creditors, a second priority Lien on such Real Estate, subject only to a prior Lien in favor of the Indenture Trustees.

               (b) Promptly upon any Obligor's entry into any lease of Real Estate, such Obligor shall use its best efforts to deliver to the Agent an executed landlord's agreement, release, subordination or waiver with respect to such lease in form and substance satisfactory to the Agent.

               SECTION 8.15. Assignment of Claims Act. Upon the request of the Agent, the Obligors (or any of them) shall execute any documents or instruments and shall take such steps or actions reasonably required by the Agent so that all monies due or to become due under any contract with the United States of America, the District of Columbia or any state, county, municipality or other domestic or foreign governmental entity, or any department, agency or instrumentality thereof, will be assigned to the Agent, for the benefit of the Secured Creditors, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due to or to become due.


                                    ARTICLE 9

                              AFFIRMATIVE COVENANTS

               Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in SECTION 16.11, each Obligor will, and will cause each of its Subsidiaries to:

               SECTION 9.1. Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

               SECTION 9.2. Compliance with Applicable Law. Comply with all Applicable Law relating to it, except to the extent being contested in good faith by appropriate proceedings and for which reserves in respect of such Obligor's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established.

               SECTION 9.3. Maintenance of Property. In addition to, and not in derogation of, the requirements of SECTION 8.7 and of the Security Documents,
(a) protect and preserve all properties material to its business, including Copyrights, Patents, and Trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

               SECTION 9.4. Conduct of Business. At all times carry on its business in an efficient manner and engage only in the business described in
SECTION 6.1(F).

               SECTION 9.5. Insurance. Maintain, in addition to the coverage required by SECTION 8.8 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses (including business interruption insurance) or as may be required by Applicable Law, and from time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

               SECTION 9.6. Payment of Taxes and Claims. Pay or discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any of its properties; PROVIDED that this SECTION 9.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established.

               SECTION 9.7. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

               SECTION 9.8.  Use of Proceeds.

               (a) Use the proceeds of (i) the initial Revolving Credit Loan to pay amounts indicated on SCHEDULE 9.8 to the Persons indicated thereon, and (ii) all subsequent Loans only for working capital and general business purposes and, to the extent otherwise permitted hereunder, repurchases and redemptions of Bonds.

               (b) Not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

               SECTION 9.9. Hazardous Waste and Substances; Environmental Requirements.

               (a) In addition to, and not in derogation of, the requirements of
SECTION 9.2 and of the Security Documents, comply with all Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of such Obligor's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established), promptly notify the Agent of its receipt of any notice of a violation of any such Environmental Laws or other such Applicable Laws, and indemnify and hold the Agent and the Lenders harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Agent or any Lender on account of such Obligor's or Subsidiary's failure to perform its obligations under this SECTION 9.9.

               (b) Whenever such Obligor gives notice to the Agent pursuant to this SECTION 9.9 with respect to a matter that reasonably could be expected to result in liability to such Obligor or Subsidiary in excess of $250,000 in the aggregate, such Obligor shall, at the Agent's request and the Obligors' expense
(i) cause an independent environmental engineer acceptable to the Agent to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such assessment, a proposed plan to bring such Obligor or Subsidiary into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (ii) provide to the Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.

               SECTION 9.10. Year 2000 Compliance. Promptly notify the Agent in the event such Obligor discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant (as defined in SECTION 6.1(FF)).

               SECTION 9.11. Additional Borrowers. Upon Tultex's request and the approval of the Agent (such approval to be granted or denied in the Agent's discretion), cause any wholly-owned United States Subsidiary of Tultex to become a party to this Agreement as a Borrower by, at the Obligors' expense, (a) causing such Subsidiary to execute a Joinder Agreement in substantially the same form as EXHIBIT F hereto, (b) at the request of any Lender, causing such Subsidiary to execute a Note in favor of such Lender, and (c) delivering such other documentation as the Agent may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements (and lien searches), security agreements, landlord waivers, certified resolutions and other organizational and authorizing documents of such Subsidiary, and favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent. The provisions of this Section shall not in any manner limit the restrictions on the formation or acquisition of Subsidiaries set forth in
SECTION 11.4.

               SECTION 9.12. Additional Guarantors. Upon the formation or acquisition of any new direct or indirect Subsidiary by Tultex, if such Subsidiary is not made a Borrower pursuant to SECTION 9.11, then, within 10 days after such formation or acquisition, at the Obligors' expense, the Obligors shall (a) cause such Subsidiary to execute a Joinder Agreement in substantially the same form as EXHIBIT F hereto, and (b) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements (and lien searches), security agreements, landlord waivers, certified resolutions and other organizational and authorizing documents of such Subsidiary, and favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent; PROVIDED that the Obligors shall not be required to comply with the foregoing provisions with respect to any non-United States Subsidiary of Tultex to the extent that the Agent, in its discretion, determines that compliance with such provisions would result in materially adverse federal tax consequences to Tultex. The provisions of this Section shall not in any manner limit the restrictions on the formation or acquisition of Subsidiaries set forth in SECTION 11.4.

               Section 9.13. Syndication. Cooperate fully with the Agent (a) through meetings with and providing requested information to prospective assignees of the Commitments, and in such other matters as the Agent may reasonably request, in connection with the syndication of the Commitments, and
(b) in considering in good faith any amendment to this Agreement or any other Loan Document as the Agent may reasonably request in order to assure a satisfactory syndication of the Commitments, PROVIDED the Agent shall use its good faith efforts to syndicate the Commitments on the terms set forth herein.

               Section 9.14. Indenture Trustees The Borrowers' Agent will, promptly after learning thereof, notify the Agent in writing of any change in any Person serving as an Indenture Trustee or the address of any Indenture Trustee for notice purposes under any Indenture.

               Section 9.15. Standard Inventory Costing System On or before the end of the Obligors' first fiscal quarter of their 2000 fiscal year, the Obligors shall replace and/or update their standard inventory costing system with a system which, in the Agent's opinion, is capable of accurately reflecting the cost of the Obligors' Inventory for purposes of calculating the Borrowing Base.

               Section 9.16. PBGC Agreement Within 60 days after the Agreement Date, Tultex shall enter into a final agreement (the "PBGC Agreement") with the PBGC on substantially the terms set forth in the PBGC Memorandum of Understanding, subject only to such modifications thereof as shall be acceptable to the Agent. Tultex shall promptly, and in any event within 5 Business Days after the execution thereof, deliver to the Agent a true and correct copy of the PBGC Agreement.


                                   ARTICLE 10

                                   INFORMATION

               Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 16.11, the Obligors will furnish to the Agent and to each Lender at the offices then designated for such notices pursuant to SECTION 16.1:

               SECTION 10.1.  Financial Statements.

               (a) Audited Year-End Statements. As soon as available, but not later than two Business Days after the date that Tultex is required to file its Form 10-K with the Securities and Exchange Commission or any successor commission (or, if earlier, 120 days after the end of each fiscal year of Tultex), copies of the consolidating and consolidated balance sheets of Tultex and its Consolidated Subsidiaries as at the end of such fiscal year, together with copies of the consolidated and consolidating statements of operations and shareholders' equity and consolidated statements of cash flows of Tultex and its Consolidated Subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year, reported on without qualification by independent certified public accountants of nationally recognized standing.

               (b) Monthly Financial Statements. As soon as available after the end of each month, but in any event within 30 days after the end of each fiscal month of Tultex (60 days in the case of the fiscal month end which is also the fiscal year end), copies of the unaudited consolidating and consolidated balance sheet of Tultex and its Consolidated Subsidiaries as at the end of such fiscal month and the related unaudited consolidating and consolidated statements of operations and consolidated statements of cash flows for Tultex and its Consolidated Subsidiaries for such fiscal month and for the portion of the fiscal year through such fiscal month (which, in the case of each fiscal month that is the last fiscal month of a fiscal quarter ending on or prior to the end of the Obligors' third fiscal quarter for their 1999 fiscal year, shall also include consolidated statements of operations and cash flows calculated excluding the results of Tultex Virginia and Tultex Massachusetts for all periods on or prior to July 15, 1998), certified by the Financial Officer as presenting fairly the financial condition and results of operations of Tultex and its Consolidated Subsidiaries (subject to normal year-end audit adjustments).

               (c) Annual Budget. As soon as available, but in any event no more than 30 days after the beginning of each fiscal year of Tultex, an operating budget for Tultex and its Consolidated Subsidiaries for such fiscal year, in the form customarily prepared by management of Tultex consistent with past practice and acceptable to the Agent, together with a statement of the assumptions upon which such budget was prepared.

All such financial statements referred to in CLAUSES (A) and (B) shall be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements described in CLAUSE
(B), for the omission of footnotes and for the effect of normal year-end audit adjustments) applied consistently throughout the periods reflected therein.

               SECTION 10.2. Accountants' Certificate. Together with the financial statements referred to in SECTION 10.1(A), the Obligors shall deliver a certificate of such accountants addressed to the Agent (a) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and (b) having attached the calculations, prepared by the Obligors and reviewed by such accountants, required to establish the Consolidated Funded Indebtedness to Consolidated EBITDA ratio (for purposes of determining the Applicable Margin) and whether or not the Obligors were in compliance with the covenants contained in SECTIONS 11.1, 11.2, 11.5, 11.10, 11.11 and 11.16, as at the date of such financial statements.

               SECTION 10.3. Officer's Certificate. At the time that the Obligors furnish the financial statements pursuant to SECTION 10.1(B) for any fiscal month that is the last fiscal month of a fiscal quarter of the Obligors, the Obligors shall also furnish a certificate of the Financial Officer, substantially in the form of EXHIBIT G, (a) setting forth as at the end of such fiscal quarter or fiscal year, as the case may be, the calculations required to establish the Consolidated Funded Indebtedness to Consolidated EBITDA ratio (for purposes of determining the Applicable Margin) and whether or not the Obligors were in compliance with the requirements of SECTIONS 11.1, 11.2, 11.5, 11.10,
11.11 and 11.16, as at the end of each respective period, (b) stating that the information on the schedules to this Agreement are complete and accurate as of the date of such certificate or, if such is not the case, attaching to such certificate updated schedules, and (c) stating that, based on a reasonably diligent examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Obligors with respect to such Default or Event of Default.

               SECTION 10.4.  Copies of Other Reports.

               (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Obligor or its Board of Directors by its independent public accountants, including any management report.

               (b) As soon as practicable, copies of all financial statements and reports that any Obligor shall send to its shareholders generally and of all registration statements and all regular or periodic reports which any Obligor shall file with the Securities and Exchange Commission or any successor commission.

               (c) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of any Obligor or any of its Subsidiaries as the Agent or any Lender may reasonably request and that any Obligor has or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain. The rights of the Agent and the Lenders under this SECTION 10.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

               (d) If requested by the Agent or any Lender, the Obligors will furnish to the Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System.

               SECTION 10.5. Notice of Litigation and Other Matters. Prompt notice of:

               (a) the commencement, to the extent any Obligor is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting any Obligor, any of its Subsidiaries or any of any Obligor's or any of its Subsidiaries' properties, assets or businesses, which might, singly or in the aggregate, result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect,

               (b) any amendment of the articles of incorporation or by-laws (or other constitutive documents) of any Obligor or any of its Subsidiaries,

               (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of any Obligor or any of its Subsidiaries which has had or may have, singly or in the aggregate, a Materially Adverse Effect and any change in the executive officers of any Obligor or any of its Subsidiaries, and

               (d) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by any Obligor or any of its Subsidiaries under any material agreement (other than this Agreement, but including the Indentures and any agreement governing the Convertible Subordinated Notes) to which such Obligor or any of its Subsidiaries is a party or by which such Borrower, any of its Subsidiaries or any of their properties may be bound.

               SECTION 10.6. ERISA. As soon as possible and in any event within 30 days after any Obligor knows, or has reason to know, that: (a) any Termination Event with respect to a Plan has occurred or will occur, or (b) any Plan has or will become subject to an additional premium payable to the PBGC under Section 4006(a)(3)(E), or (c) any Obligor or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of any Obligor's or such Subsidiary's complete or partial withdrawal (as described in Section

4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the Financial Officer setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

               SECTION 10.7. Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Agent or any Lender, whether pursuant to this ARTICLE 10 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter.

               SECTION 10.8. Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Obligors shall deliver to the Agent and the Lenders as part of the officer's certificate required pursuant to SECTION 10.3 such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), PROVIDED that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

               SECTION 10.9. Subordinated Indebtedness Certificate. Not less than five Business Days prior to any scheduled payment of any principal of, or interest or other amounts on, any Subordinated Indebtedness, and as a condition precedent to making such payment, the Obligors shall furnish a certificate of the Financial Officer stating: (a) that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment, both with and without giving effect to the making of such payment, and (b) the amount of principal and interest to be paid.


                                   ARTICLE 11

                               NEGATIVE COVENANTS


               Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 16.11, the Obligors will not directly or indirectly and will not permit any of their Subsidiaries to:

               SECTION 11.1.  Financial Ratios.

               (a) Minimum Fixed Charge Coverage Ratio. As of the end of any fiscal quarter, permit the ratio of (i) EBITDA plus cash received from Tax Refund Claims minus Unfunded Capital Expenditures minus taxes actually paid in cash minus distributions and dividends paid in cash to (ii) interest expense plus scheduled payments of principal on Indebtedness for Money Borrowed, to be less than the ratios set forth below, all measured as of the end of each fiscal quarter for the preceding four fiscal quarters on a Consolidated basis (except that in the case of the second fiscal quarter of fiscal year 1999, such ratio shall be measured based on the results of such fiscal quarter only, and in the case of the third fiscal quarter of fiscal year 1999, such ratio shall be measured based on the results of such fiscal quarter and the preceding fiscal quarter only):



          Fiscal Quarter Ending                   Ratio

          Second  fiscal  quarter of fiscal year  .50 to 1
          1999

          Third  fiscal  quarter of fiscal  year  .60 to 1
          1999

          Fourth fiscal quarter of fiscal         1.10 to 1
          year 1999

          Each fiscal quarter end thereafter      1.15 to 1



               (b) Minimum EBITDA. Permit the EBITDA of Tultex and its Consolidated Subsidiaries for (i) the second fiscal quarter of fiscal year 1999 to be less than $7,300,000, or (ii) the second and third fiscal quarters of fiscal year 1999 to be less than $16,250,000 in the aggregate.

               SECTION 11.2. Indebtedness for Money Borrowed. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except that this SECTION 11.2 shall not apply to: (a) Indebtedness for Money Borrowed represented by the Loans and the Notes, (b) Indebtedness for Money Borrowed represented by the Bonds, PROVIDED there shall be no increase in the principal amount thereof, (c) Indebtedness for Money Borrowed existing on the Effective Date and reflected on SCHEDULE 6.1(J) (excluding any such Indebtedness that is to be paid in full on the Effective
Date), and refinancings thereof (without any increase in the then outstanding principal balance thereof) upon terms fully disclosed to the Agent and the Lenders and which are no less favorable to the applicable Obligor or Subsidiary than those with respect to the Indebtedness being refinanced, (d) Permitted Purchase Money Indebtedness, (e) Subordinated Indebtedness, and (f) Indebtedness under Hedge Agreements which are acceptable to the Agent, with a Lender, in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes.

               SECTION 11.3. Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person, except for (a) Guarantees of the Secured Obligations by the Guarantors, (b) Guarantees by the Obligors (other than Tultex) of the Indebtedness for Money Borrowed represented by the Bonds, and (c) Guarantees by an Obligor of the obligations of any of its Subsidiaries under real property lease agreements or other agreements arising in the ordinary course of business, provided such Subsidiary is a Borrower or a Guarantor hereunder and the Obligors have complied with all of the provisions of SECTION
9.11 or 9.12, as the case may be, with respect to such Subsidiary.

               SECTION 11.4. Investments. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, maintain any Investment other than Permitted Investments.

               SECTION 11.5. Capital Expenditures. Make or incur any Capital Expenditures in the aggregate in excess of the amount set forth below for the fiscal year of the Obligors set forth opposite such amount:

               Fiscal Year                               Amount

                  1999 (being the fiscal year
                     ending on the Saturday closest
                     to December 31, 1999)            $ 5,000,000

                  2000 (being the fiscal year
                     ending on the Saturday closest
                     to December 31, 2000)            $ 9,000,000

                  2001 (being the fiscal year
                     ending on the Saturday closest
                     to December 31, 2001)
                     and each fiscal year thereafter  $10,000,000

               SECTION 11.6. Restricted Dividend Payments and Purchases, Etc. Declare or make any Restricted Dividend Payment, Restricted Payment or Restricted Purchase; PROVIDED that Tultex may repurchase and redeem all or any portion of the Bonds from the proceeds of Asset Dispositions of assets other than Bank Priority Collateral to the extent permitted under SECTIONS 4.9 and 11.7; PROVIDED FURTHER that Tultex may repurchase and redeem all or any portion of the Bonds as long as (a) immediately after giving effect to any such repurchase or redemption, and any Loan made in connection therewith, (i) no Default or Event of Default exists, (ii) Availability equals or exceeds $25,000,000 (after disbursements and advances, and with all obligations of the Obligors current based on terms agreed to or acquiesced in by vendors and consistent with the Obligors' usual payment practices), (iii) the Obligors are in pro forma compliance with each of the financial covenants set forth in
SECTION 11.1, (b) the repurchase price paid for such repurchased or redeemed Bonds shall not in the aggregate exceed 75% of the outstanding principal amount of such Bonds, and (c) prior to making any such repurchase or redemption the Borrowers' Agent shall deliver to the Agent a certificate of the Financial Officer confirming the accuracy of the items set forth in CLAUSE (A) above.

               SECTION 11.7. Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease, transfer or otherwise dispose of all or a substantial portion of its assets to any Person, other than (a) sales of Inventory in the ordinary course of business, and (b) sales of the Logo Athletic Note and Vendor Note for fair market value, PROVIDED the proceeds of any such sale of the Logo Athletic Note or Vendor Note are applied as set forth in SECTION 4.9. As used herein, "substantial portion" shall mean assets, the book value of which, when added to the book value of all other assets sold, leased, transferred or otherwise disposed of by Tultex and its Consolidated Subsidiaries (other than Inventory sold in the ordinary course of business and the Logo Athletic Note and the Vendor Note) (i) during the fiscal year in which such sale, lease, transfer or other disposition occurs, exceeds $5,000,000 or
(ii) during the term of this Agreement, exceeds $10,000,000.

               SECTION 11.8. Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to any Obligor than would be the case if such transaction had been effected with a Person not an Affiliate.

               SECTION 11.9. Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral or other assets of an Obligor or any of its Subsidiaries, other than Permitted Liens.

               SECTION 11.10. Capitalized Lease Obligations. Incur or permit to exist any Capitalized Lease Obligations if such Capitalized Lease Obligation when added to existing Capitalized Lease Obligations and Permitted Purchase Money Indebtedness of the Obligors and their Subsidiaries would exceed $1,000,000 aggregate.

               SECTION 11.11. Operating Leases. Enter into any Operating Lease if the aggregate annual rental payable under all Operating Leases of the Obligors and their Subsidiaries would exceed $15,000,000 in the aggregate at any time after the Effective Date.

               SECTION 11.12. Limitation on Certain Restrictions on Subsidiaries. Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by an Obligor or any Subsidiary of an Obligor, or pay any Indebtedness owed to an Obligor or a Subsidiary of an Obligor, (b) make loans or advances to an Obligor or any of an Obligor's Subsidiaries, or (c) transfer any of its properties or assets to an Obligor, except for such encumbrances or restrictions existing under or by reason of (i) Applicable Laws, and (ii) this Agreement and the other Loan Documents.

               SECTION 11.13. Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, and any other condition, event or transaction with respect to any Plan which could result in the incurrence by any Obligor or its Subsidiaries of any material liability, fine or penalty.

               SECTION 11.14. Sales and Leasebacks. Enter into any arrangement with any Person providing for any Obligor's or its Subsidiaries' leasing from such Person any real or personal property which has been or is to be sold or transferred, directly or indirectly, by such Obligor or Subsidiaries to such Person.

               SECTION 11.15. Amendments of Other Agreements. Amend in any way
(a) the subordination provisions applicable to any Subordinated Indebtedness,
(b) the interest rate (or formula pursuant to which such interest rate is determined) or principal amount or schedule of payments of principal and interest with respect to any Subordinated Indebtedness, the Bonds, or any other Indebtedness for Money Borrowed, other than to reduce the principal amount or interest rate or extend the schedule of payments with respect thereto, or (c) any other provision of the Indentures if, in the Agent's reasonable judgment, such amendment would adversely affect the Agent or any of the other Secured Creditors.

               SECTION 11.16. Minimum Availability. Permit Availability (after disbursements and advances, and with all obligations of the Obligors current based on terms agreed to or acquiesced in by vendors and consistent with the Obligors' usual payment practices) to be less than $15,000,000 at any time; PROVIDED that, notwithstanding anything to the contrary contained in this Agreement, the Agent may in its sole discretion permit Availability to be less than $15,000,000, but greater than or equal to $10,000,000, for no more than 60 consecutive days twice during each period of 12 consecutive months.

               SECTION 11.17. Fiscal Year. Change the end of its fiscal year from the Saturday closest to December 31.


                                   ARTICLE 12

                                     DEFAULT

               SECTION 12.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

               (a) Default in Payment. The Borrowers shall default in any payment of principal of or interest on any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).

               (b) Other Payment Default. Any Obligor shall default in the payment, as and when due, of any other Secured Obligation, and such default shall continue for a period of 5 days after written notice thereof has been given to the Borrowers' Agent by the Agent.

               (c) Misrepresentation. Any representation or warranty made or deemed to be made by any Obligor under this Agreement or any other Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

               (d) Default in Performance. Any Obligor shall default in the performance or observance of any term, covenant, condition or agreement to be performed by the Obligors (or any of them), contained in:

                      (i) except as specifically set forth in CLAUSE (II) below,
               ARTICLES 7, 8, 9, 10 or 11 of this Agreement, provided that the Agent may, in its sole discretion, waive any default under SECTIONS 8.12 or 10.1 as long as such default is not outstanding more than 10 days;

                      (ii) SECTIONS 8.3, 8.4(A), 8.9(B), 8.9(C), 8.14 or 10.8 of
               this Agreement and such default shall continue for a period of 10 days after written notice thereof has been given to the Borrowers' Agent by the Agent; or

                      (iii) any other provision of this Agreement (other than as specifically provided for otherwise in this SECTION 12.1) and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrowers' Agent by the Agent.

               (e)    Indebtedness Cross-Default.

                      (i) Any Obligor or any Subsidiary of any Obligor shall
               fail to pay when due and payable the principal of or interest on any of the Bonds or shall fail to perform any of its covenants or agreements in either Indenture or the other documents executed in connection therewith, or

                      (ii) any Obligor shall fail to pay when due and payable
               (subject to any applicable grace period) the principal of or interest on any Subordinated Indebtedness or any other Indebtedness for Money Borrowed (other than the Loans) in an amount in excess of $500,000, PROVIDED that an Obligor's failure to make a payment of the principal of or interest on Subordinated Indebtedness on account of the operation of the subordination provisions applicable thereto shall not be an Event of Default, or

                      (iii) the maturity of any such Indebtedness described in
               CLAUSE (I) or (II) shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or
               (B) been required to be prepaid prior to the stated maturity thereof, or

                      (iv) any event shall have occurred and be continuing which would permit any holder or holders of such Indebtedness described in CLAUSE (I) or (II), any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and such Obligor or Subsidiary shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

               (f) Other Cross-Defaults. Any Obligor or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Indebtedness for Money Borrowed) if the existence of any such defaults, singly or in the aggregate, could in the reasonable judgment of the Agent have a Materially Adverse Effect; PROVIDED, HOWEVER, that for the purposes of this provision where such a default could result only in a monetary loss, a Materially Adverse Effect shall not be deemed to have occurred unless the aggregate of such losses would exceed $1,000,000.

               (g) Voluntary Bankruptcy Proceeding. Any Obligor or any of its Subsidiaries shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any action for the purpose of authorizing any of the foregoing.

               (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Obligor or any of its Subsidiaries in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Obligor, any of its Subsidiaries or of all or any substantial part of the assets, domestic or foreign, of such Obligor or any of its Subsidiaries, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against such Obligor or any of its Subsidiaries (including an order for relief under such federal bankruptcy laws) shall be entered.

               (i) Failure of Agreements. Any Obligor shall challenge the validity and binding effect of any provision of any Loan Document after delivery thereof or shall state its intention to make such a challenge in writing, or any Loan Document, after delivery thereof hereunder, shall for any reason (except to the extent permitted by the terms thereof) cease to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

               (j) Judgment. A final, unappealable judgment or order for the payment of money in an amount which exceeds $200,000 shall be entered against any Obligor or any of its Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

               (k) Attachment. A warrant or writ of attachment or execution or similar process which exceeds $200,000 in value shall be issued against any property of any Obligor or any of its Subsidiaries and such warrant or process shall continue undischarged or unstayed for 30 days.

               (l) Loan Documents. Any event of default under any Loan Document shall occur or any Obligor shall default in the performance or observance of any term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by any Obligor under, any Loan Document; PROVIDED, HOWEVER that no event of default under any Loan Document shall be deemed to have occurred until any notice required under such Loan Document has been given and any grace period granted under such Loan Document has expired.

               (m)    ERISA.

                      (i) Any Termination Event with respect to a Plan shall
               occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of the Obligors) over (B) the present value on such day of all vested nonforfeitable benefits under such other Plan, results in an Unfunded Vested Accrued Benefit in excess of $0, or

                      (ii) any Plan shall incur an "accumulated funding
               deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Internal Revenue Code and ERISA, or

                      (iii) any Obligor or any of its Subsidiaries is in
               "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from an Obligor's or any of its Subsidiaries complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, or

                      (iv) a Draw Event, as defined in the PBGC Memorandum of
               Understanding, occurs, or any other event occurs under the PBGC Agreement which permits the PBGC to draw upon the Letter of Credit to be issued under the PBGC Agreement.

               (n) Change in Control. At any time after the Agreement Date, (i) a Person or "group" of Persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder), shall acquire, beneficially or of record, 25% or more of the outstanding voting stock (stock entitled to vote for election of directors excluding rights subject to a contingency) of Tultex, or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of any Obligor (together with any new directors whose election by the Board of Directors of such Obligor or whose nomination for election by the shareholders of such Obligor, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of such Obligor, as the case may be, then in office, or (iii) Tultex ceases to own, directly or indirectly, 100% of the capital stock of each other Obligor (less any qualifying shares), or such ownership shall cease to vest in Tultex voting control over any such Obligor, or (iv) a "Change of Control" as defined in either of the Indentures occurs, or (v) a "change of control" as defined in the Convertible Subordinated Notes occurs.

               (o) Change in Management. For any reason the person serving as the President, Chief Financial Officer, or Executive Vice
        President-General Counsel of Tultex is no longer actively involved in such role, unless a replacement reasonably satisfactory to the Required Lenders is appointed within 90 days.

               (p) General Insecurity. The occurrence of any act, omission, circumstance, event or condition or series of acts, omissions, circumstances, events or conditions which have, or could reasonably be expected to have, either individually or in the aggregate, a Materially Adverse Effect.

               SECTION 12.2.  Remedies.

               (a) Automatic Acceleration and Termination of Facility. Upon the occurrence of an Event of Default specified in SECTION 12.1(G) or (H), (i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent, the Issuing Bank and the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the other Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Facility and the right of the Borrowers to request Borrowings and Letters of Credit under this Agreement shall immediately terminate.

               (b) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, the Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

                      (i) declare the principal of and interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent, the Issuing Bank and the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding;

                      (ii) terminate the Revolving Credit Facility and any other right of the Borrowers to request Borrowings and Letters of Credit hereunder;

                      (iii) notify, or request the Obligors to notify, in writing or otherwise, any Account Debtor with respect to any one or more of the Receivables to make payment to the Agent, for the benefit of the Secured Creditors, or any agent or designee of the Agent, at such address as may be specified by the Agent and if, notwithstanding the giving of any notice, any Account Debtor shall make payments to the Obligors, the Obligors shall hold all such payments they receive in trust for the Agent, for the account of the Secured Creditors, without commingling the same with other funds or property of, or held by, the Obligors, and shall deliver the same to the Agent or any such agent or designee of the Agent immediately upon receipt by the Obligors in the identical form received, together with any necessary endorsements;

                      (iv) settle or adjust disputes and claims directly with Account Debtors on Receivables for amounts and on terms which the Agent considers advisable and in all such cases only the net amounts received by the Agent, for the account of the Secured Creditors, in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and the Obligors shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                      (v) enter upon any premises at which Inventory or Equipment may be located and, without resistance or interference by the Obligors, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to the Obligors on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                      (vi) require the Obligors to and the Obligors shall, without charge to the Agent or any Lender, assemble the Inventory or Equipment and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and the Obligors;

                      (vii) at the expense of the Obligors, cause any of the Inventory or Equipment to be placed in a public or field warehouse, and the Agent shall not be liable to the Obligors on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                      (viii) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Obligors' premises and, without breach of the peace, until the Agent, on behalf of the Secured Creditors, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Obligors' Equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition, and disposing thereof, and (B) collecting any Receivable, and the Agent for the benefit of the Secured Creditors is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of the Obligors under all licenses, sublicenses and franchise agreements shall inure to the Agent for the benefit of the Secured Creditors; PROVIDED, HOWEVER, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby;

                      (ix) exercise any and all of its rights under any and all of the Security Documents;

                      (x) apply all funds in the Cash Collateral Account and any other Collateral consisting of cash to the payment of the Secured Obligations in any order in which the Agent, on behalf of the Secured Creditors, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                      (xi) establish or cause to be established one or more Lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Obligors shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such Lockboxes, together with collection reports in form and substance satisfactory to the Agent; and

                      (xii) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Obligors agree that, to the extent notice of sale shall be required by law, at least 10 days notice to the Borrowers' Agent of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

               SECTION 12.3. Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows: (a) first: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees, (b) second: to the payment of the Secured Obligations (with the Obligors remaining liable for any deficiency) in accordance with SECTION 4.8(D), and (c) third: the balance (if any) of such proceeds shall be paid to the Obligors, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto. The Obligors shall remain jointly and severally liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

               SECTION 12.4. Power of Attorney. In addition to the authorizations granted to the Agent under SECTION 8.13 or under any other provision of this Agreement or of any other Loan Document, during the continuance of an Event of Default, each Obligor hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent from time to time) as such Obligor's true and lawful attorney, and agent in fact, and the Agent, or any agent of the Agent, may, without notice to any Obligor, and at such time or times as the Agent or any such agent in its sole discretion may determine, in the name of such Obligor, another Obligor, the Agent or the Lenders, (a) demand payment of the Receivables, (b) enforce payment of the Receivables by legal proceedings or otherwise, (c) exercise all of the Obligors' rights and remedies with respect to the collection of Receivables, (d) settle, adjust, compromise, extend or renew any or all of the Receivables, (e) settle adjust or compromise any legal proceedings brought to collect the Receivables, (f) discharge and release the Receivables or any of them, (g) prepare, file and sign the name of any Obligor on any proof of claim in bankruptcy or any similar document against any Account Debtor, (h) prepare, file and sign the name of any Obligor on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral, (i) endorse the name of any Obligor upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral, (j) use the stationery of any Obligor and sign the name of any Obligor to verifications of the Receivables and on any notice to the Account Debtors, (k) open the Obligors' mail, (l) notify the post office authorities to change the address for delivery of the Obligors' mail to an address designated by the Agent, and (m) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which any Obligor has access.

               SECTION 12.5.  Miscellaneous Provisions Concerning Remedies.

               (a) Rights Cumulative. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

               (b) Waiver of Marshaling. Each Obligor hereby waives any right to require any marshaling of assets and any similar right.

               (c) Limitation of Liability. Nothing contained in this ARTICLE 12 or elsewhere in this Agreement or in any of the other Loan Documents shall be construed as requiring or obligating the Agent, any Lender or any agent or designee of the Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Agent, the Lenders and their agents or designees shall have no liability to the Obligors (or any of them) for actions taken pursuant to this ARTICLE 12, any other provision of this Agreement or any of the other Loan Documents so long as the Agent or such Lender shall act reasonably and in good faith.

               (d) Appointment of Receiver. In any action under this ARTICLE 12, the Agent shall be entitled during the continuance of an Event of Default to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

                                   ARTICLE 13

                                   ASSIGNMENTS

               SECTION 13.1.  Successors and Assigns; Participations.

               (a) This Agreement shall be binding upon and inure to the benefit of the Obligors, the Lenders, the Agent, the Issuing Bank, all future holders of the Notes, and their respective successors and assigns, except that no Obligor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

               (b) Each Lender may, with the consent of the Borrowers' Agent (which shall not be unreasonably withheld, and which shall not be necessary if an Event of Default exists) and the Agent's consent, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined) an Assignment and Acceptance, together with any Note or Notes subject to such assignment, (v) such assignment shall not, without the consent of the Borrowers' Agent, require any Obligor to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, (vi) the representation contained in SECTION 13.2 hereof shall be true with respect to any such proposed assignee, and (vii) the parties to such assignment shall deliver to the Agent a processing fee of $5,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

               (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligors (or any of them) or the performance or observance by the Obligors (or any of them) of any of their obligations under this Agreement or any other Loan Document; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 6.1(N) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such

Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Obligors, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Obligors or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment, the fee described in CLAUSE (VII) of SECTION 13.1(B), and the written consent of the Agent to such assignment and, if applicable, the written consent of the Borrowers' Agent, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of EXHIBIT D, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrowers' Agent, and (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrowers' Agent. Within five Business Days after receipt of notice, the Borrowers shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment Percentage assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Each surrendered Note or Notes shall be cancelled and returned to the Borrowers' Agent.

               (f) Each Lender may, without the consent of the Obligors, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its commitments hereunder and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) each such participation shall be in an amount not less than the Minimum Commitment, (ii) such Lender's obligations under this Agreement (including its commitments hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) the Obligors, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; PROVIDED, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than

Collateral disposed of pursuant to SECTION 8.7 hereof or otherwise in accordance with the terms of this Agreement or the Security Documents), and (vi) any such disposition shall not, without the consent of the Borrowers' Agent, require any Obligor to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state. Any Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to the Borrowers' Agent.

               (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this SECTION 13.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Obligors and their Subsidiaries furnished to such Lender by or on behalf of the Obligors; PROVIDED that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Obligors or such Lender (which in the case of an agreement with only such Lender, the Obligors shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Obligors and their Subsidiaries received from such Lender.

               (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

               SECTION 13.2. Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; PROVIDED, HOWEVER, that subject to SECTION 13.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.


                                   ARTICLE 14

                                      AGENT

               SECTION 14.1. Appointment of Agent. Each of the Lenders hereby irrevocably designates and appoints NationsBank, N.A. as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, as the agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, including to make determinations as to the eligibility of Inventory and Receivables and to adjust the advance ratios contained in the definition of "Borrowing Base" (so long as such advance ratios, as adjusted, do not exceed those set forth in the definition of "Borrowing Base"), together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

               SECTION 14.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               SECTION 14.3. Exculpatory Provisions. Neither the Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall (a) be liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), (b) be responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by the Obligors or any of their Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Obligors or any of their Subsidiaries to perform their obligations hereunder or thereunder, or (c) have any obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by any Obligor or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Obligors or any of their Subsidiaries.

               SECTION 14.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with SECTION
13.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

               SECTION 14.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrowers' Agent referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) continue making Revolving Credit Loans to the Borrowers on behalf of the Lenders in reliance on the provisions of SECTION 4.7 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

               SECTION 14.6. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Obligors and their Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and their Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Obligors and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Obligors and their Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

               SECTION 14.7. Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Obligors and without limiting the obligation of the Obligors to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to
SECTION 13.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to SECTION 13.1, at a time before such assignment. The agreements in this subsection shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

               SECTION 14.8. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Obligors and their Subsidiaries as if the Agent were not the Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit issued by it, the Agent shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" or "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders.

               SECTION 14.9. Successor Agent. The Agent may resign as Agent upon 5 days written notice to the Lenders and the Borrowers' Agent; PROVIDED, HOWEVER, that such resignation shall not take effect until a successor agent has been appointed. If the Agent shall resign as Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrowers' Agent (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. If the Required Lenders have failed to appoint a successor agent within 30 days after the resignation notice given by the Agent as provided above, then the Agent shall be entitled to appoint a successor agent from among the Lenders. After any Agent's resignation hereunder as Agent, the provisions of ARTICLE 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

               SECTION 14.10. Notices from Agent to Lenders. The Agent shall promptly, upon the written request from any Lender, forward to each Lender copies of any written notices, reports or other information supplied to it by the Borrowers or other Obligors (but which the Borrowers or other Obligors are not required to supply directly to the Lenders).


               SECTION 14.11. Field Examination Reports; Disclaimer by Lenders. Each Lender: (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report (each a "Report" and collectively, "Reports") prepared by the Agent or its agents; (b) expressly agrees and acknowledges that neither the Agent nor NationsBank makes any representation or warranty as to the accuracy of any Report or shall be liable for any information contained in any Report; (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding the Obligors and will rely significantly upon the Obligors' books and records, as well as on representations of the Obligors' personnel; (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute (except to its participants) or use any Report in any other manner; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees (i) to hold the Agent and NationsBank harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Loans or other credit accommodations that the indemnifying Lender has made or may make to the Obligors, or the indemnifying Lender's participation in Letters of Credit, and
(ii) to pay and protect, and indemnify, defend and hold the Agent and NationsBank harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation reasonable attorneys' fees) incurred by the Agent and NationsBank as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

                                   ARTICLE 15

                                    GUARANTEE

               SECTION 15.1. Guarantee. The Guarantors hereby jointly and severally guarantee to the Agent and the other Secured Creditors the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Loans and all of the other Secured Obligations, including any interest, fees and expenses accrued or incurred after the filing by or against any Obligor of any petition seeking relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, regardless of whether such interest, fees and expenses are allowable in any such proceeding (collectively, the "Guaranteed Obligations"), in each case strictly in accordance with the terms of this Agreement and the other Loan Documents. The Guarantors hereby further jointly and severally agree that if any Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Notwithstanding anything to the contrary herein provided, the "Guaranteed Obligations" of Tultex Canada hereunder shall only include and relate to the Loans and other Secured Obligations of Tultex and the guarantee and joint and several liability of Tultex Canada shall not constitute any guarantee of or joint and several liability in respect of any Loans or Guaranteed Obligations of any other Person.

               SECTION 15.2. Obligations Unconditional. The obligations of the Guarantors hereunder are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrowers under this Agreement or any other Loan Document or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this SECTION 15.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional, and joint and several, under all circumstances. Without limiting the generality of the foregoing, it is agreed that each Guarantor's obligations hereunder shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Guaranteed Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Borrower or otherwise; (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Guaranteed Obligations; (d) any change, restructuring or termination of the corporate structure or existence of any Obligor; or (e) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor.

               SECTION 15.3. Waiver of Suretyship Defenses. Each Guarantor agrees that the joint and several liability of the Guarantors provided for in
SECTION 15.1 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Obligors may hereafter agree (other than an agreement signed by the Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent or any Lender with respect to any of the Guaranteed Obligations, nor by any other agreements or arrangements whatever with the other Obligors or with anyone else, each Guarantor hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Guarantor is direct and unconditional as to all of the Guaranteed Obligations, and may be enforced without requiring the Agent or any Lender first to resort to any other right, remedy or security. Each Guarantor hereby expressly waives promptness, diligence, notice of acceptance and any other notice (except to the extent expressly provided for herein or in another Loan Document) with respect to any of the Guaranteed Obligations, this Agreement or any other Loan Document and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral, including any rights any Guarantor may otherwise have under O.C.G.A. ss. 10-7-24 or any successor statute or any analogous statute in any jurisdiction under the laws of which any Guarantor is incorporated or in which any Guarantor conducts business.

               SECTION 15.4. Reinstatement. The obligations of the Guarantors hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Obligor in respect of any of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify each of the Agent and the Lenders on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Agent and the Lenders in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

               SECTION 15.5. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Agent and the Lenders, the Guaranteed Obligations may be declared to be forthwith due and payable as provided herein (and shall be deemed to have become automatically due and payable in the circumstances provided herein) for purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Guaranteed Obligations from becoming automatically due and payable) as against any Borrower and that, in the event of such declaration (whether or not the Guaranteed Obligations are then due and payable by any Borrower), the Guaranteed Obligations shall forthwith become due and payable by the Guarantors for purposes hereof.

               SECTION 15.6. Continuing Guaranty. The guaranty set forth herein is a continuing guaranty, and shall apply to all Guaranteed Obligations, whenever and howsoever arising.

                                   ARTICLE 16

                                  MISCELLANEOUS

               SECTION 16.1.  Notices.

               (a) Method of Communication. Except as specifically provided in this Agreement or in any of the other Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal, PROVIDED that in the case of notices to the Agent, notice shall be deemed to have been given only when such notice is actually received by the Agent. A telephonic notice to the Agent, as understood by the Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

               (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing:

            If to a Borrower or          Tultex Corporation, as Borrowers' Agent
            any other Obligor:           101 Commonwealth Blvd.
                                         Martinsville, Virginia  24115
                                         Attn:  O. Randolph Rollins
                                         Facsimile No.:  540-632-8751

            with a courtesy copy to:     Hunton & Williams
                                         Riverfront Plaza, East Tower
                                         951 East Byrd Street
                                         Richmond, Virginia  23219-4074
                                         Attn:  Lathan M. Ewers, Jr.
                                         Facsimile No.:  804-788-8218

            If to the Agent:             NationsBank, N.A.
                                         Business Credit Division
                                         600 Peachtree Street
                                         13th Floor
                                         Atlanta, Georgia  30308
                                         Attn:  Sherry Lail
                                         Facsimile No.: 404-607-6437
            with a courtesy copy to:     Troutman Sanders LLP
                                         NationsBank Plaza
                                         Suite 5200
                                         600 Peachtree Street
                                         Atlanta, Georgia  30308-2216
                                         Attn:  Michael Leveille, Esq.
                                         Facsimile No.:  404-885-3995

            If to a Lender:              At the address of such Lender set
                                         forth on the signature page hereof.

               (c) Agent's Office. The Agent hereby designates its office located at 600 Peachtree Street, Atlanta, Georgia 30308, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers' Agent, as the office to which payments due are to be made and at which Loans will be disbursed.

               SECTION 16.2. Expenses. The Obligors jointly and severally agree to pay or reimburse on demand all costs and expenses incurred by the Agent, including the reasonable fees and disbursements of counsel, in connection with
(a) the negotiation, preparation, execution, delivery, administration, syndication, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including (i) the out-of-pocket costs and expenses incurred in connection with the administration, syndication and interpretation of this Agreement and the other Loan Documents; (ii) the costs and expenses of appraisals of the Collateral;
(iii) the costs and expenses of lien searches; and (iv) all taxes, fees and other charges for recording the Mortgages and filing the Financing Statements and continuations, and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests; (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Agent and the Lenders relating to this Agreement or any of the other Loan Documents; (c) sums paid or incurred to pay any amount or take any action required of the Obligors under the Loan Documents that the Obligors fails to pay or take; (d) costs of inspections and verifications of the Collateral, including standard per diem fees charged by the Agent and all out-of-pocket expenses for travel, lodging and meals in connection with inspections of the Collateral and the Obligors' operations and books and records by the Agent's employees or agents up to four times per year and whenever an Event of Default exists; (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Disbursement Account, Agency Account and Lockbox; (f) costs and expenses of preserving and protecting the Collateral; and (g) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the other Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons.

The Obligors further jointly and severally agree to pay or reimburse on demand all costs and expenses incurred by the Agent, the Issuing Bank and the Lenders, including the reasonable fees and disbursements of counsel, experts and other consultants to the Agent, the Issuing Bank and any Lender, in connection with
(a) any Default or Event of Default or any modification, amendment, waiver, restructuring or forbearance with respect to any of the Loan Documents in connection with such Default or Event of Default, and (b) any actions taken to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the other Loan Documents.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Obligors. Each Borrower hereby authorizes the Agent and the Lenders to debit such Borrower's Loan Accounts (by increasing the principal amount of the Revolving Credit Loans) in the amount of any such costs and expenses owed by the Borrowers and other Obligors when due.

               SECTION 16.3. Stamp and Other Taxes. The Obligors jointly and severally agree to pay any and all stamp, registration, recordation and similar taxes, fees or charges, and shall jointly and severally indemnify the Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the other Loan Documents or the perfection of any rights or security interest thereunder, including the Security Interest.

               SECTION 16.4. Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by each Obligor at any time or from time to time, without notice to any Obligor or to any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all deposits (general or special, including indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of any Obligor against and on account of the Secured Obligations irrespective or whether or not (a) the Agent or such Lender shall have made any demand under this Agreement or any of the other Loan Documents, or
(b) the Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by SECTION 12.2 and although such Secured Obligations shall be contingent or unmatured. Each Lender acknowledges that the provisions of this Section shall, as between such Lender and the Agent and other Lenders, be subject to the provisions of SECTION 16.24.

               SECTION 16.5. Litigation. THE OBLIGORS, THE AGENT, THE ISSUING BANK AND THE LENDERS HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE OBLIGORS (OR ANY OF THEM), THE AGENT, THE ISSUING BANK OR THE LENDERS ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE OBLIGORS (OR ANY OF THEM) AND THE AGENT, THE ISSUING BANK OR ANY LENDER OF ANY KIND OR NATURE. THE OBLIGORS, THE AGENT, THE ISSUING BANK AND THE LENDERS HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT, THE ISSUING BANK OR ANY LENDER, ANY COURT IN WHICH THE AGENT, THE ISSUING BANK OR SUCH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE OBLIGORS (OR ANY OF THEM) AND THE AGENT, THE ISSUING BANK OR SUCH LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. EACH OBLIGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS,

HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWERS' AGENT AT THE ADDRESS OF THE OBLIGORS SET FORTH IN SECTION
16.1. SHOULD ANY OBLIGOR FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN 30 DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE NONEXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY APPROPRIATE JURISDICTION.

               SECTION 16.6. Waiver of Rights. EACH OBLIGOR HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH SUCH Obligor HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE AGENT OR ANY LENDER, OR THE SUCCESSORS AND ASSIGNS OF THE AGENT OR SUCH LENDER TO POSSESSION OF THE COLLATERAL UPON AN EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE AGENT OR THE LENDERS MAY HAVE, EACH Obligor CONSENTS THAT IF THE AGENT OR ANY LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW, AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR BY ANY SIMILAR PROVISION UNDER APPLICABLE LAW. EACH Obligor HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

               SECTION 16.7. Consent to Advertising and Publicity. With the prior written consent of the Borrowers' Agent, which consent shall not be unreasonably withheld, the Agent, on behalf of the Lenders, may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of each Obligor, the amount, interest rate, maturity, collateral and a general description of the Obligors' business.

               SECTION 16.8. Reversal of Payments. The Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent any Obligor makes a payment or payments to the Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for the Obligors' benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender.

               SECTION 16.9. Injunctive Relief. Each Obligor recognizes that, in the event such Obligor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Agent and the Lenders; therefore, each Obligor agrees that if any Event of Default shall have occurred and be continuing, the Agent and the Lenders, if the Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

               SECTION 16.10. Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including all computations utilized by the Obligors to determine whether they are in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

               SECTION 16.11.  Amendments.

               (a) Except as set forth in SUBSECTION (B) below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in SECTION 16.11(D)), by the Borrowers' Agent or the Obligors, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default; PROVIDED that (i) without the written consent of the Issuing Bank, no amendment or waiver shall be made to any provision of ARTICLE 3 hereof or any of the Issuing Bank's rights or obligations with respect to Letters of Credit, (ii) without the written consent of NationsBank, no amendment or waiver shall be made to any of NationsBank's rights or obligations with respect to Non-Ratable Loans, (iii) without the written consent of the Agent, no amendment or waiver shall be made to any provision of
ARTICLE 14 as such provisions apply to the Agent or to any other provision of any Loan Document as such provisions relate to the rights and obligations of the Agent, and (iv) the Agent may, without the consent of the Required Lenders, waive the requirements of SECTION 11.16 to the extent expressly set forth therein. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Obligors, the Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Agent and the Required Lenders in their discretion.

               (b) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders, (i) no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Lenders to make Loans, extend the originally scheduled time or times of payment of the principal of any Loan, alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any commitment fee payable hereunder, permit any subordination of the principal or interest on any Loan, permit the subordination of the Security Interests in any material Collateral (meaning Collateral having a then fair market value in excess of $5,000,000), or amend the provisions of ARTICLE
12 or of this SECTION 16.11(B), (ii) no material Collateral (meaning Collateral having a then fair market value in excess of $5,000,000) shall be released by the Agent other than releases of Collateral in connection with the sale of any such Collateral in the ordinary course of an Obligor's business or as otherwise specifically permitted in this Agreement, (iii) no amendment shall be made to the definitions of "Commitment", "Commitment Percentage", "Proportionate", "Ratable", "Required Lenders" or "Secured Obligations", (iv) neither the Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of any Subordinated Indebtedness or any other instrument or agreement evidencing or relating to obligations of the Obligors that are expressly subordinate to any of the Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder; and (v) no amendment shall be made that increases the advance rates set forth in the definition of "Borrowing Base"; PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Required Lenders shall have the right to waive any Default or Event of Default (unless such Default or Event of Default arises out of a provision of this Agreement which can only be amended with the unanimous consent of the Lenders) and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with the Obligors providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default.

               (c) The making of Loans hereunder by the Lenders (or the issuance of Letters of Credit) during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

               (d) Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, no consent, written or otherwise, of the Obligors shall be necessary or required in connection with any amendment to ARTICLE 14 or
SECTION 4.7, and any amendment to such provisions shall be effected solely by and among the Agent and the Required Lenders (or Lenders, as the case may be), PROVIDED that no such amendment shall impose any obligation on the Obligors.

               SECTION 16.12. Assignment. Subject to the provisions of ARTICLE 13, all the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Obligor may assign or transfer any of its rights under this Agreement.

               SECTION 16.13.  Performance of Obligors' Duties.

               (a) The Obligors' obligations under this Agreement and each of the other Loan Documents shall be performed by the Obligors at their sole cost and expense.

               (b) If the Obligors shall fail to do any act or thing which they have covenanted to do under this Agreement or any of the other Loan Documents, the Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done either in the name of the Agent or the Lenders or in the name and on behalf of the Obligors, and the Obligors hereby irrevocably authorize the Agent so to act.

               SECTION 16.14. Indemnification. The Obligors jointly and severally agree to reimburse the Agent, the Issuing Bank and the Lenders and each of their Affiliates, agents, employees, officers, directors, Subsidiaries, successors and assigns (the "Indemnitees") for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify and hold the

Indemnitees harmless from and against all losses suffered by, any Indemnitee in connection with (a) the exercise by the Agent, the Issuing Bank or any Lender of any right or remedy granted to it under this Agreement or any of the other Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the other Loan Documents, including any claim relating to Environmental Laws, and (c) the collection or enforcement of the Secured Obligations or any of them, other than such costs, expenses and liabilities arising out of such Indemnitee's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

               SECTION 16.15. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Agent and the Lenders and any Persons designated by the Agent or the Lenders pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

               SECTION 16.16. Survival. Notwithstanding any termination of this Agreement, (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Agent, for the benefit of the Secured Creditors, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated, (b) the indemnities to which the Agent, the Lenders and the other indemnitees are entitled under the provisions of this ARTICLE 16 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Agent, the Lenders and the other indemnitees against events arising after such termination as well as before, and (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, the Agent, on behalf of itself as agent and the Secured Creditors, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Agent and the Secured Creditors against loss on account of such release and termination, including with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

               SECTION 16.17. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

               SECTION 16.18. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

               SECTION 16.19. Governing Law. This Agreement, the Notes and each of the other Loan Documents shall be construed in accordance with and governed by the law of the State of Georgia.

               SECTION 16.20. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

               SECTION 16.21. Reproduction of Documents. This Agreement, each of the other Loan Documents and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or any Lender, may be reproduced by the Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

               SECTION 16.22. Term of Agreement. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

               SECTION 16.23. Contribution and Indemnification among the Obligors. Each Obligor is obligated to repay the Secured Obligations as joint and several obligors under this Agreement. To the extent that any Obligor shall, under this Agreement as a joint and several obligor, repay any of the Secured Obligations constituting Loans made to another Obligor hereunder or other Secured Obligations incurred directly and primarily by any other Obligor (an "Accommodation Payment"), then the Obligor making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Obligors in an amount, for each of such other Obligors, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Obligor's "Allocable Amount" (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Obligors. As of any date of determination, the "Allocable Amount" of each Obligor shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Obligor hereunder without (a) rendering such Obligor "insolvent" within the meaning of Section 101(31) of Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code"), Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA"), Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), or Section 18-2-22 of the Official Code of Georgia Annotated, (b) leaving such Obligor with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 4 of the UFCA, or (c) leaving such Obligor unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this SECTION 16.23 shall be subordinate in right of payment to the prior payment in full of the Secured Obligations.

               SECTION 16.24. Restrictions on Actions by Lenders; Sharing of Payments.

                      (a) Each of the Lenders agrees that it shall not, without the express consent of the Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Required Lenders, setoff against the Secured Obligations, any amounts owing by such Lender to any Obligor or any accounts of any Obligor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against any Obligor, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                      (b) Each Lender agrees that if, as a result of the exercise of a right of setoff, banker's lien or counterclaim or other similar right or the receipt of a secured claim it receives any payment in respect of the Secured Obligations, it shall promptly notify the Agent thereof (and the Agent shall promptly notify the other Lenders). If, as a result of such payment, such Lender receives a greater percentage of the Secured Obligations owed to it under this Agreement than the percentage received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by such other Lenders so that all such recoveries of principal and interest with respect to all Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of the Obligors from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, but without interest.

               (c) Each Lender which receives such a secured claim shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION 16.24 to share in the benefits of any recovery on such secured claim.

               (d) Each Obligor expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Secured Obligation so purchased or otherwise acquired may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all monies owing by such Obligor to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.

               SECTION 16.25. Agency for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

               SECTION 16.26. Taxes. Except as otherwise required by Applicable Law, each payment by the Obligors under this Agreement or the other Loan Documents or in respect of the Letters of Credit shall be made without setoff or counterclaim and without withholding for or on account of any present or future taxes imposed by or within the jurisdiction in which any Obligor is domiciled, any jurisdiction from which the Obligors make any payment hereunder, or (in each case) any political subdivision or taxing authority thereof or therein (excluding any such tax imposed on the overall net income of the Agent or the Lenders). If any such withholding is so required, the Obligors shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon, and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which Agent or the Lenders would have received had such withholding not been made. If the Agent or the Lenders pay any amount in respect of any such taxes, penalties or interest, the Obligors shall reimburse the Agent or the Lenders (as appropriate) for that payment on demand in the currency in which such payment was made. If an Obligor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Agent on or before the thirtieth day after payment.

               SECTION 16.27. Final Agreement. This Agreement and the other Loan Documents are intended by the parties hereto as the final, complete and exclusive expression of the agreement among them with respect to the subject matter hereof and thereof. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements between the parties hereto relating to the subject matter hereof and thereof, it being understood that the Fee Letter shall survive the execution, delivery and closing of this Agreement.

               SECTION 16.28. Waiver of Consequential Damages, Etc. THE OBLIGORS AGREE NOT TO ASSERT ANY CLAIM AGAINST THE AGENT, THE ISSUING BANK, ANY LENDER, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS AND AGENTS, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR IN ANY OTHER LOAN DOCUMENT OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS.

                       [Signatures commence on next page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                   BORROWERS:

                                   TULTEX CORPORATION


                                   By:
                                   ---------------------------------------------
                                   O. Randolph Rollins
                                   Executive Vice President and General Counsel




                                   CALIFORNIA SHIRT SALES, INC.


                                   By:
                                   ---------------------------------------------
                                   O. Randolph Rollins
                                   Vice President





                                   DOMINION STORES, INC.



                                   By:
                                   ---------------------------------------------
                                   O. Randolph Rollins
                                   Vice President




                                   TULTEX/T-SHIRT CITY, INC.



                                   By:
                                   ---------------------------------------------
                                   O. Randolph Rollins
                                   Vice President

                                   TRACK GEAR, INC.



                                   By:
                                   ---------------------------------------------
                                   O. Randolph Rollins
                                   Chairman and Chief Executive Officer




                                   GUARANTORS:

                                   AKOM, LTD.



                                   By:
                                   ---------------------------------------------
                                   O. Randolph Rollins
                                   Vice President





                                   DOMINION DISTRIBUTION, INC.



                                   By:
                                   ---------------------------------------------
                                   O. Randolph Rollins
                                   Vice President





                                   LIGA MAYOR DE MEXICO S.A. DE C.V.



                                   By:
                                   ---------------------------------------------
                                   O. Randolph Rollins
                                   Legal Representative

                                   TULTEX SUBSIDIARY (VA), INC.



                                   By:
                                   ---------------------------------------------
                                   O. Randolph Rollins
                                   Vice President




                                   TULTEX SUBSIDIARY (MASS), INC.



                                   By:
                                   ---------------------------------------------
                                   O. Randolph Rollins
                                   Vice President





                                   TULTEX CANADA, INC.



                                   By:
                                   ---------------------------------------------
                                   O. Randolph Rollins
                                   Vice President




                                   TULTEX INTERNATIONAL, INC.



                                   By:
                                   ---------------------------------------------
                                   O. Randolph Rollins
                                   Vice President

                                   SWEATJET INCORPORATED



                                   By:
                                   ---------------------------------------------
                                   O. Randolph Rollins
                                   Vice President




                                   LENDERS:

                                   NATIONSBANK, N.A.


                                   By:
                                       -----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                   Address: 600 Peachtree Street, N.E.
                                            13th Floor
                                            Atlanta, Georgia  30308
                                            Attn.:  Sherry Lail, Business Credit
                                            Facsimile No.:  404-607-6437



                                    AGENT:

                                    NATIONSBANK, N.A.

                                    By:
                                        ----------------------------------------
                                    Scott R. McGeein
                                    Vice President

                                    Address: 600 Peachtree Street, N.E.
                                             13th Floor
                                             Atlanta, Georgia  30308
                                             Attn.: Sherry Lail, Business Credit
                                             Facsimile No.: 404-607-6437

                                     ANNEX I



                                   COMMITMENTS



        NationsBank, N.A.                                 $150,000,000



                                    ANNEX II



                           PERFORMANCE PRICING MATRIX


-------------------------------------------------------------------------------------------------
      CONSOLIDATED FUNDED
        INDEBTEDNESS TO
          EBITDA RATIO               LIBOR APPLICABLE MARGIN       PRIME RATE APPLICABLE MARGIN
-------------------------------------------------------------------------------------------------
   Less than or equal to 3.50                 1.75%                            0.0%

-------------------------------------------------------------------------------------------------
 Less than or equal to 5.50 but               2.25%                           0.25%
       greater than 3.50

-------------------------------------------------------------------------------------------------

 Less than or equal to 6.50 but               2.75%                           0.75%
       greater than 5.50

-------------------------------------------------------------------------------------------------

 Less than or equal to 7.50 but               3.25%                           1.25%
       greater than 6.50

-------------------------------------------------------------------------------------------------

       Greater than 7.50                      3.75%                           1.75%
-------------------------------------------------------------------------------------------------

                                    EXHIBIT A



                              REVOLVING CREDIT NOTE

                                    EXHIBIT B



                           BORROWING BASE CERTIFICATE

                                    EXHIBIT C



                               OPINION OF COUNSEL

                                    EXHIBIT D



                            ASSIGNMENT AND ACCEPTANCE

                                    EXHIBIT E



                                SETTLEMENT REPORT

                                    EXHIBIT F



                                JOINDER AGREEMENT